Exhibit 1

FULL YEAR 2013 FINANCIAL RESULT COMPARISON OF 2H13 VERSUS 1H13 CASH EARNINGS BASIS (UNLESS OTHERWISE STATED)

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 Index 2 Presentation of Full Year 2013 Result CEO summary CFO details 34 15 Investor Discussion Pack of Full Year 2013 Result 27 Overview 28 Features Net interest income Non-interest income Markets and Treasury income Expenses, Investment and Productivity Impairment charges Tax 42 43 48 49 50 54 55 Technology 56 Capital, Funding and Liquidity 65 Asset Quality 74 Business Unit Performance Australian Financial Services Westpac RBB St.George BT Financial Group Westpac Institutional Bank Westpac New Zealand Westpac Pacific 88 89 100 104 108 112 118 125 Economics 126 Appendix and Disclaimer Appendix 1: Cash Earnings adjustment Appendix 2: Definitions Investor Relations Team Disclaimer 142 143 144 146 147

FULL YEAR 2013 FINANCIAL RESULT GAIL KELLY CHIEF EXECUTIVE OFFICER

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 A strong, consistent performance FY13 Change FY12 – FY13 Reported NPAT $6,816m 14% Cash Earnings $7,097m 8% Cash EPS1 228.9c 6% Return on equity2 16.0% 51bps Common equity tier 1 ratio 9.1% 94bps3 Full year ordinary fully franked dividends 174c 5% Total special fully franked dividends 20c na 4 1 EPS is earnings per share. 2 Cash Earnings basis. 3 Comparisons on a pro forma Basel III basis.

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 Executing well on strategic priorities and achieving balanced outcomes 5 Strength A strong company Growth Investment driven Productivity Sector leading Return Maintain discipline Remain strong Targeted growth Customer relationships Materially simplify One team 1 2 3 4 5

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 A strong company 6 Cash Earnings ($m) Common equity tier 1 ratio2 (%) 1 TCE is Total Committed Exposures. 2 Figures prior to Sep-13 are pro forma Basel III estimates, based on APRA definition. 5,879 6,301 6,598 7,097 FY10 FY11 FY12 FY13 3.2 2.5 2.2 1.6 Sep-10 Sep-11 Sep-12 Sep-13 80 81 84 87 Sep-10 Sep-11 Sep-12 Sep-13 58.7 62.5 67.6 71.4 Sep-10 Sep-11 Sep-12 Sep-13 Strength Growth Productivity Return 82 103 110 126 FY10 FY11 FY12 FY13 7.1 7.4 8.2 9.1 Sep-10 Sep-11 Sep-12 Sep-13 Stressed assets to TCE1 (%) Customer deposit to loan ratio (%) Liquid assets ($bn) Employee engagement (%)

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 Strong earnings performance across all operating divisions 7 1 In $A. In $NZ Cash Earnings were NZ$770m, up 9% with core earnings up 1%. Cash Earnings FY13 ($m) Core earnings % change FY12-FY13 Cash Earnings % change FY12-FY13 Australian Financial Services 4,478 10 12 Westpac RBB 2,300 11 9 St.George 1,441 7 17 BT Financial Group 737 13 13 Westpac Institutional Bank 1,635 1 11 Westpac New Zealand1 634 8 16 Westpac Pacific 143 5 34 Group Businesses 207 (Large) (Large) Strength Growth Productivity Return

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 142 116 139 156 166 174 20 FY08 FY09 FY10 FY11 FY12 FY13 Special dividends Capital levels support special dividend 8 Dividends (cents per share) • Common equity tier 1 ratio up 94bps to 9.1% remains above preferred range • Ratio up 200bps in last three years • Consistent dividend path with dividends for Full Year 2013 up 8 cents per share (cps) – 2H13 dividend up 2c to 88cps • Special dividends of 20cps (2H13 special dividend 10cps) • Plan to neutralise DRP1 for final dividend • Franking surplus $585m after dividends • Capital surplus facilitates acquisition2 of Lloyds Australian businesses 1 DRP is dividend reinvestment plan. 2 Agreement to acquire Lloyds Business in Australia due for completion December 2013 and is expected to utilise 38bps of capital. 3 Common equity tier 1 ratio based on Basel III standards. Comparative numbers used to determine increases (prior to Sept-13) have been restated for Basel III on a pro forma basis. Strength Growth Productivity Return 27 79 94 FY11 FY12 FY13 Increase in common equity tier 1 ratio3 (bps)

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 Actively managing returns 1 MyBank customers defined on page 145. 2 Wealth penetration metrics defined on page 144. 3 Customer return is core earnings (less Treasury and Markets non-customer income) divided by average credit RWA. Credit RWA for FY11 and FY12 calculated on a Basel III pro forma basis. 4 Return on assets is Cash Earnings divided by average interest-earning assets. 5 Return on equity is Cash Earnings divided by average ordinary equity. 2.06 2.11 2.05 2.06 0.16 0.11 0.12 0.09 2.22 2.22 2.17 2.15 FY10 FY11 FY12 FY13 Markets & Treasury impact NIM excluding Markets & Treasury 16.1 16.0 15.5 16.0 FY10 FY11 FY12 FY13 1,619 1,668 1,743 FY11 FY12 FY13 1.09 1.15 1.14 1.18 FY10 FY11 FY12 FY13 Strength Growth Productivity Return 21.2% 14.9% 13.9% 18.9% 14.4% Mar-10 Sep-10 Mar-11 Sep-11 Mar-12 Sep-12 Mar-13 Sep-13 WRBB SGB Peer 1 Peer 2 Peer 3 Net interest margin (%) AFS MyBank1 customers (‘000) Return on assets4 (%) Wealth penetration2 (%) 3.79 3.89 4.00 FY11 FY12 FY13 Customer return on Credit RWA3 (%) Return on equity5 (%) 9

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 2.2 3.3 5.9 FY11 FY12 FY13 Asia Australia 78 89 104 50 68 86 FY11 FY12 FY13 FUA FUM 310 348 383 FY11 FY12 FY13 Growth in targeted areas 10 1 Funds under management. 2 Funds under administration. 3 General insurance gross written premiums. 4 Life insurance in-force premiums. 5 Bank of Melbourne share of Victorian market, by household footings (calculated as household deposits plus housing loan balances). Sources RBA, APRA, ABS and internal analysis. WIB trade volumes ($bn) 3.2 3.5 4.2 FY11 FY12 FY13 Strength Growth Productivity Return Customer deposits ($bn) FUM1 and FUA2 ($bn) Bank of Melbourne market share5 (%) 307 356 416 506 601 685 FY11 FY12 FY13 General GWP Life IFP 3 4 37.3 38.5 40.7 FY11 FY12 FY13 Active digital customers (% of total) Insurance premiums ($m)

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 Total loan growth 4%, Australian mortgages up 4% 11 Australian mortgages4 ($bn) Strength Growth Productivity Return 1 RBA Financial Aggregates September 2013. 2 RBNZ September 2013. 3 LVR is loan to value ratio. 4 Balances are gross loans before provisions. • Credit growth remains subdued with Australian system credit growth of 3.31% and NZ system credit growth of 4.42% • Australian mortgage growth 0.8x system1 in FY13 with improving momentum through 2H13 – Higher flows offset by higher repayments • NZ mortgages, focused on loans < 80% LVR3 • Australian business lending has been subdued and stressed assets continue to run-down. Early signs of improving confidence 321.9 316.3 25.5 328.5 (19.9) Sep-12 New lending Run-off Mar-13 New lending Run-off Sep-13 Up 4% 127.9 0.6 0.8 126.3 (0.3) (2.7) Sep-12 WRBB SGB WIB Stressed assets Sep-13 Down 1% Australian business lending4 ($bn) 29.5 (22.9)

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 Productivity a core competency 12 Strength Growth Productivity Return • 14% of ‘for sale’ products removed from AFS • 60% of St.George home loans approved at first interview, up from 5% • 56% increase in number of business applications that are ‘right first time’ (no rework) • 60 seconds to open a BT Super For Life account • 5ppts increase in ratio of interview to sales for planners • 18% fall in time to process life insurance applications • 15% reduction in AFS customer complaints 1,107 143 212 289 238 225 FY09 FY10 FY11 FY12 FY13 Cumulative total $1.1bn saved in efficiency programs ($m) • In 2009 we identified the need to ensure productivity was a core competency • Established a series of programs to drive both efficiency and revenue • Culture of continuous productivity improvement is now well entrenched • Cost to income ratio 40.9%, lowest of peers Year commenced Program Savings over program ($m) 2009 SIPs $189 2010 Post merger productivity program $289 2011 Supplier program $72 2012 AFS/Group Services restructure $170 2013 Australia/NZ simplification Early gains, more to come 2013 simplification examples

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 • New platform with unique features for customers A significant change for customers is underway 13 Online/ Mobile Customer information • Advice via video conferencing • New WRBB GM small business SME In 2013 59m pro-active service messages • Providing financial services advice, Bank Now (WRBB), Fresh Start (SGB) Branches Wealth • First release, integrated cash management ‘BT Cash’ • Proactive targeting and direct customer communication

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 Strong, high quality and consistent performance • Successful execution of strategy is delivering a consistent high performance • All divisions and brands contributing to growth • A strong and balanced result • Best in class balance sheet with strong capital generation • Well positioned for FY14, with good momentum across all divisions 14 Strength A strong company Growth Investment driven Productivity Sector leading Remain strong Targeted growth Customer relationships Materially simplify One team Return Maintain discipline

FULL YEAR 2013 FINANCIAL RESULT PHILIP COFFEY CHIEF FINANCIAL OFFICER COMPARISON OF 2H13 VERSUS 1H13 CASH EARNINGS BASIS (UNLESS OTHERWISE STATED)

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 2H13 driven by strong AFS 16 • 2H13 result built on strong prior halves. Result supported by – Core earnings growth across AFS, up 6% – Offset fall in Group Businesses, including Treasury revenue down $175m, R&D tax credits down $32m, and $25m from realised losses on NZ hedging – Improved asset quality with lower impairment charges 1 GB is Group Businesses and includes Treasury. Up 4% 3,403 118 166 3,525 269 29 5 (29) (133) (256) 2H12 Divisional core earnings GB Impairment charges Tax and Noncontrolling interests 1H13 Divisional core earnings GB Impairment charges Tax and Noncontrolling interests 2H13 Composition of Cash Earnings ($m) 3,572 Retail banking and wealth divisions Improved asset quality Lower Treasury revenue and R&D tax credits 1 1

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 A high quality 2H13 performance 17 • Straightforward result with no material unusual items or restatements • Operating divisions up 6% • Markets risk activity and Treasury down $160m (31%) • Little change to economic overlay (down $2m) and GRCL1 (unchanged) 2H13 ($m) % change FY12–FY13 % change 1H13–2H13 Reported profit 3,512 14 6 Cash Earnings 3,572 8 1 2,932 3,194 3,351 3,539 263 209 174 33 3,195 3,403 3,525 3,572 1H12 2H12 1H13 2H13 Operating divisions Group businesses Contribution to Cash Earnings ($m) 67 119 137 152 305 415 376 201 372 534 513 353 1H12 2H12 1H13 2H13 Market risk activity Treasury Markets related income ($m) 1 General reserve for credit losses adjustment.

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 Stable margins 18 • Margins excluding Treasury & Markets flat at 2.06% in 2H13 – Higher loan spreads offsetting higher deposit costs – Term wholesale funding impact positive – Lower interest rates negatively impacted returns on capital • Total margins down 7bps to 2.12% 1.7 1.9 2.1 2.3 2.5 2.7 1H10 2H10 1H11 2H11 1H12 2H12 1H13 2H13 NIM NIM excl. Treasury and Markets 2.03 2.06 2.06 0.15 0.13 0.06 2.18 7 (4) 0 0 0 (2) 2.19 3 (2) 3 (2) (2) (7) 2.12 2H12 Assets Customer deposits Term w'sale funding Liquids Capital & other Treasury & Markets 1H13 Assets Customer deposits Term w'sale funding Liquids Capital & other Treasury & Markets 2H13 Treasury & Markets impact on NIM NIM excl. Treasury & Markets NIM excl. Treasury & Markets up 3bps NIM excl. Treasury & Markets flat NIM down 7bps NIM up 1bp NIM movement (% & bps) Net interest margin (NIM) (%)

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 Further improved funding 19 1 2008 does not include St.George. 2 Equity excludes FX translation, available for sale securities and cash flow hedging reserves. 3 Based on residual maturity and FX spot currency translation. Includes all debt with contractual maturity greater than 13 months, excludes US CP. Maturity date for hybrids and callable subordinated instruments is the first conversion date or call date. Perpetual sub-debt included in >FY18 maturity. Excludes securitisation amortisation. 4 5 up 123bps 43 25 33 22 2 24 23 19 19 15 12 FY10 FY11 FY12 FY13 FY14 YTD FY14 FY15 FY16 FY17 FY18 >FY18 Covered Bond Hybrid Senior Govt Guaranteed Sub Debt Issuance Maturities remaining 44 58 61 5 7 7 1 2 2 10 11 9 4 5 5 20 10 9 16 7 7 FY08 FY12 FY13 Wholesale Onshore <1Yr Wholesale Offshore <1Yr Wholesale Onshore >1Yr Wholesale Offshore >1Yr Securitisation Equity Customer deposits 1 64% 83% 84% Stable Funding Ratio Funding composition by residual maturity (%) Term debt issuance and maturity profile3 ($bn) 2

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 Continuing to actively manage returns 20 1 Return on average interest-earning assets. 2 Return on tangible equity. 3 Average ordinary equity. Return on average interestearning assets (AIEA) (%) 2012 2013 Interest income (margin) 2.17 2.15 Non-interest income 0.95 0.99 Operating expenses (1.28) (1.29) Impairment charges (0.21) (0.14) Tax & non-controlling interests (0.50) (0.53) Cash Earnings (ROA) 1.14 1.18 Leverage (AIEA/AOE3) 13.56x 13.53x Return on average ordinary equity (ROE) 15.5 16.0 • Good ROA1 uplift given higher AIEA including $5bn rise in funded liquid assets • Strong returns considering improved risk and strengthening of balance sheet • Non-interest income a major contributor including from an uplift in wealth • Group has materially lifted its focus on return across the organisation including active management of ROTE2 across divisions

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 Expense growth driven by investment 21 1 FX impacts are for both WIB and New Zealand. • Expenses well managed over year up 4.5% (FX translation added 0.6%) • Rise in operating expenses largely offset by productivity benefits • Most expense growth due to higher investment related costs (3.3%) – $145m growth and productivity, including Asian expansion, Bank of Melbourne and wealth investment – $60m amortisation and depreciation – $35m in one-time regulatory costs 7665 7,379 268 7,422 243 45 7,710 (225) FY12 Operating expenses Productivity benefits FY13 pre investment Growth/ regulatory change FY13 pre FX FX impact FY13 Up 0.6% Up 0.6% Up 3.3% 1 Components of expense movements ($m)

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 Investment supporting growth 22 • Changes in investment reflect – SIPs projects coming to an end – Regulatory change increasing with key milestones achieved in 2013 – Increased orientation to growth • Growth initiatives include – New business bank distribution including ‘Business Connect’ in SGB – Asia investment including enhanced infrastructure and presence – Bank of Melbourne roll-out – Developing new wealth platform 1 28 34 45 14 22 26 46 32 18 12 12 11 FY11 FY12 FY13 Infrastructure SIPs Regulatory change Growth & productivity Composition of investment spending (%) 1.20 0.94 1.15 Investment spend ($bn)

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 3.20 2.48 2.26 2.17 1.94 1.60 2010 2011 1H12 2H12 1H13 2H13 Watchlist & substandard 90 days past due well secured Impaired Asset quality continues to improve 23 Stressed exposures as a % of TCE 0 1 2 3 4 5 Property & business services Retail lending Wholesale & Retail Trade Agriculture, forestry & fishing Manufacturing Services Accommodation, cafes & restaurants Construction Transport & storage Finance & insurance Utilities Mining Other 2H12 1H13 2H13 New and increased gross impaired assets ($m) 2,149 1,218 1,748 1,519 1,343 1,060 1,194 997 958 2H09 1H10 2H10 1H11 2H11 1H12 2H12 1H13 2H13 Stressed exposures by sector ($bn)

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 Impairment charge reconciliation FY12 FY13 Individually assessed provisions 1,442 1,112 Less Write-backs (468) (479) Less Recoveries (104) (76) Collectively assessed provisions 342 290 Impairment charge 1,212 847 Benefitting from lower impairment charges 24 Impairment charge movements ($m) 1 Other includes BTFG and Group businesses. 2 September 2012 credit RWA restated for a pro forma Basel III basis. 3 RWA is risk weighted assets. 586 872 925 745 792 738 886 1,232 1H10 2H10 1H11 2H11 1H12 2H12 1H13 2H13 Gross impaired assets returned to performing or repaid ($m) Improvement driven by WIB and St.George 847 (28) 1,212 57 13 (140) (216) (51) FY12 WRBB SGB WIB NZ PB Other FY13 Down $365m 1 Provisioning cover Sep-12 Mar-13 Sep-13 Impairment provisions to impaired assets (%) 37 40 43 Collectively assessed provisions to credit RWA2,3 (bps) 108 106 99 Economic overlay ($m) 363 391 389

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 Strong capital generation 25 1 DRP is dividend reinvestment plan. 2 All figures prior to Mar-13 are pro forma estimates. 3 Common equity tier 1 ratio on a Basel Committee on Banking Supervision fully harmonised Basel III basis. 4 Peer data based on latest full year reported numbers. 5 FY12 numbers on a Basel III pro forma basis. • Sound ROE combined with modest RWA growth generated excess capital • High level of capital and strongest capital increase relative to peers • Relative capital strength even higher should conglomerate position be applied consistently • Strong capital position enables continued capital management – Minimal capital issued over half – 2H13 DRP1 to be neutralised 0.94 0.47 0.7 0.53 9.1 8.5 8.2 8.4 WBC Peer 1 Peer 2 Peer 3 Common equity tier 1 increase in FY13 Common equity tier 1 ratio at FY12 Peer FY13 common equity tier 1 ratios4 (%) 8.16 8.74 9.10 11.6 (97) 116 1 16 Sep-12 Mar-13 Cash earnings Dividend (including special) RWA movement Other Sep-13 Fully harmonised Basel III Common equity tier 1 ratio2 (%) 3 5

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 Considerations for FY14 • Lending growth trending higher • Margin disciplines to remain • Challenging WIB environment • Investment funded by further productivity benefits • Leading asset quality picture expected to remain • Strong capital generation expected to continue • All divisions positioned well with good momentum 26

FULL YEAR 2013 INVESTOR DISCUSSION PACK COMPARISON OF 2H13 VERSUS 1H13 CASH EARNINGS BASIS (UNLESS OTHERWISE STATED)

FULL YEAR 2013 OVERVIEW COMPARISON OF 2H13 VERSUS 1H13 CASH EARNINGS BASIS (UNLESS OTHERWISE STATED)

Westpac Group at a glance

- Australia's first bank and first company, opened in 1817
- Australia's 2nd largest bank, and 11th largest bank in the world, ranked by market capitalisation[1]
- Strategy focused on supporting customers and markets connected to Australia, New Zealand and the near Pacific
- Portfolio of brands providing retail, business, institutional banking and wealth management services, with excellent positioning in key markets
- Efficiency leader of Australian peers and one of the most efficient banks globally[2]
- Rated AA- / Aa2 / AA-, with stable outlook[3]
- Strong capital, funding, liquidity and provisioning
- Solid earnings profile over time
- Leader in sustainability[4]

Australian Financial Services (AFS)			WIB	Westpac NZ
Westpac Retail & Business Banking	St.George Banking Group	BT Financial Group	Westpac Institutional Bank	Westpac New Zealand
Westpac	St.George BankSA Bank of Melbourne RAMS	BT ADVANCE Asgard securitor Licensee Select Ascalon		

Key statistics for FY13	
Customers	12m
Australian household deposit market share[5]	23%
Australian housing market share[6]	23%
Australian business market share[6]	18%
New Zealand household deposit market share[7]	21%
New Zealand consumer lending market share[7]	20%
Australian wealth platforms market share[8]	20%

Key financial data for FY13 (30 September 2013)	
Reported profit	$6,816m
Cash Earnings	$7,097m
Cash Earnings per share	228.9c
Common equity tier 1 ratio	9.1%
Return on equity (Cash Earnings basis)	16.0%
Total assets	$697bn
Market capitalisation[1]	$102bn

1 As at 30 September 2013. Source: IRESS, CapitalIQ and www.xe.com based in US Dollars. 2 Data sourced from Credit Suisse analysis of cost to income ratio of world's largest banks September 2013. 3 Source: Standard and Poor's, Moody's Investors Service, Fitch Ratings. 4 WBC rated 10th (highest ranked bank globally and highest ranked Australian company) at the 2013 World Economic Forum, Global 100 most sustainable companies. 5 APRA Banking Statistics, September 2013. 6 RBA Financial Aggregates, September 2013. 7 RBNZ September 2013. 8 Plan for Life, June 2013, All Master Funds Admin.

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 29
Westpac GROUP

FY13 financial snapshot

	FY13	change[1] 1H13– 2H13	change[1] FY12 – FY13
Earnings[2]			
Cash Earnings ($m)	**7,097**	1%	8%
EPS[3] (cents)	**228.9**	1%	6%
Core earnings ($m)	**11,123**	-	4%
Return on equity (%)	**16.00**	(25bps)	51bps
Dividends per share (cents)	**174**	2%	5%
Special dividends per share (cents)	**20**	-	n/a
Expense to income ratio (%)	**40.9**	63bps	12bps
Net interest margin (%)	**2.15**	(7bps)	(2bps)
Funding and liquidity			
Customer deposit to loan ratio (%)	**71.4**	236bps	377bps
Stable funding ratio[4] (%)	**84**	69bps	99bps
Short term funding[5] ($bn)	**102**	(1%)	(1%)
Total liquid assets ($bn)	**126**	15bn	15bn

	FY13	change[1] 1H13 – 2H13	change[1] FY12 – FY13
Balance sheet			
Total assets ($bn)	**697**	3%	3%
Common equity tier 1 ratio[6] (%)	**9.1**	36bps	94bps
Risk weighted assets[7] ($bn)	**307**	0%	0%
Loans ($bn)	**536**	3%	4%
Customer deposits ($bn)	**383**	6%	10%
NTA[8] per share ($)	**11.1**	36cps	60cps
Asset quality			
Impairment charges to average gross loans (bps)	**16**	(2bps)	(8bps)
Impaired assets to gross loans (bps)	**67**	(15bps)	(18bps)
Impaired provisions to impaired assets (%)	**43**	292bps	575bps
Collectively assessed provisions to credit RWA (bps)[7]	**99**	(7bps)	(9bps)

1 For profitability metrics the change represents results for FY13 versus FY12 and 2H13 versus 1H13, the actual results for 2H13 and 1H13 are not represented here. 2 All measures on a Cash Earnings basis. 3 EPS is Cash Earnings Per Share. 4 Stable funding ratio calculated on the basis of customer deposits + wholesale funding with residual maturity greater than 12 months + equity + securitisation, as a proportion of total funding. 5 Includes long term wholesale funding with a residual maturity less than 1 year. 6 Common equity is Basel III basis, with comparison FY12 on pro forma numbers (impacted -22bps for FY12). 7 FY12 restated for introduction of Basel III. 8 NTA is Net Tangible Assets.

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 30

Westpac GROUP

Reconciliation between Cash Earnings and Reported profit

Cash Earnings policy[1]

- Westpac Group uses a measure of performance referred to as Cash Earnings to assess financial performance
- This measure has been used in the Australian banking market for over a decade and management believes it is the most effective way to assess performance for the current period against prior periods and to compare performance across divisions and across peer companies
- To calculate Cash Earnings, reported results are adjusted for
  - Material items that key decision makers at the Westpac Group believe do not reflect ongoing operations
  - Items that are not considered when dividends are recommended, such as the amortisation of intangibles, impact of Treasury shares and economic hedging impacts
  - Accounting reclassifications between individual line items that do not impact reported results

Cash Earnings appropriate measure of profit

- Cash Earnings is used as the primary method of management reporting for both the Group and operating divisions
- Adjustments to Cash Earnings have had little net impact on aggregate earnings over recent years
- FY13 Cash Earnings growth of 8% is below reported profit growth of 14%

	FY13	% change 1H13-2H13	% change FY12-FY13
Cash Earnings	**7,097**	1	8
Reported profit	**6,816**	6	14

Reported profit and Cash Earnings[2] adjustments ($m)

	1H13	2H13
Reported profit	3,304	**3,512**
TPS revaluations	8	**1**
Treasury Shares	29	**13**
Ineffective hedges	(23)	**3**
Fair value gain on economic hedges and own credit	57	**(67)**
Buyback of government guaranteed debt	43	**-**
Amortisation of intangible assets	75	**75**
Fair value amortisation of financial instruments	32	**35**
Cash Earnings	3,525	**3,572**

1 Cash Earnings is not a measure of cash flow or net profit determined on a cash accounting basis, as it includes non-cash items reflected in net profit determined in accordance with A-IFRS. The specific adjustments outlined include both cash and non-cash items. 2 Cash Earnings is reported profit adjusted for material items to ensure they appropriately reflect profits normally available to ordinary shareholders. All adjustments shown are after tax. Refer to slide 143 for a summary of the Westpac Group Full Year 2013 Results.

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 31

Westpac GROUP

Managing for a balanced performance

Strategic priorities

1. A strong company
2. Re-orient to higher growth / higher return sectors and segments
3. Continue building deeper customer relationships
4. Materially simplify products and processes
5. One team approach

Continuing to manage the business in a balanced way across the dimensions of growth, return, productivity and strength

STRENGTH – Strong company
- Capital within preferred range of 8.0% - 8.5%
- Target stable funding ratio > 75%

RETURN – Maintain discipline
- Maintaining strong ROE
- Maintain dividend path

PRODUCTIVITY – Sector leading
- Maintain expense to income ratio below peers

GROWTH – Investment driven
- Higher growth in target segments, including deposits, Asia, SME, trade and natural resources

Priorities	FY13 outcomes
Remain strong	• Common equity tier 1 ratio up 94bps, to 9.1[1]% • Customer deposit to loan ratio up 377bps, to 71.4% • Stressed assets to TCE down 57bps, to 1.60% • Impairment charge to average gross loans down 8bps to 16bps • Ranked 10th in Corporate Knights 2013 Global 100 Most Sustainable Corporations (highest ranked bank globally and highest ranked Australian company)
Targeted growth	• Above system growth in deposits[2] and wealth[3] • Bank of Melbourne delivering with 15 more branches, market share up 70bps, to 4.2%[4], strong deposit growth (up 25%), mortgage growth (up 15%) and customers (up 10%) • BT Super for Life retail customers up 26% and FUM up 60% • General insurance gross written premiums and Life Insurance in-force premiums up 17% and 14% respectively • Trade finance volumes up 91%, strengthened capabilities • Asian revenue up 33% (USD), expanded capabilities
Customer relationships	• Higher insurance and wealth penetration[5], up 28bps to 18.7%, and increased MyBank customers across all brands • Improved customer return on credit RWA[1], up 11bps to 4.0% • Customer numbers up 3%
Materially simplify	• Expense to income ratio up 12bps, to 40.9%, 370bps below average of major bank peers • $225m in productivity savings • Revenue per FTE up 6% • Commenced roll-out of new online/mobile platform
One team	• Women in leadership roles increased from 40% to 42% • People Leader Index 89%, up 2 percentage points, and Employee Engagement 87%, up 3 percentage points. Both are ahead of global high performing norm[6]

1 FY12 is pro forma on Basel III basis. 2 APRA Banking Statistics, September 2013. 3 Plan for Life, June 2013, All Master Funds Admin. 4 Market share defined as footings (calculated as household deposits + housing loan balances). 5 Refer to slide 144 for wealth penetration metrics provider details. 6 Towers Watson high performing norm for People Leaders Index.

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 32
Westpac GROUP

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 Market valuation metrics improving 33 1 FY13 includes ordinary dividends per share 174 cents and special dividends per share 20 cents. 2 Economic profit is Cash Earnings plus a franking benefit equivalent of 70% of the value of Australian tax paid less a capital charge calculated at 11% of average ordinary equity. 3 Total shareholder return incorporates share price movements and total dividends paid over each year ending September 30. 116 139 156 166 20 FY09 FY10 FY11 FY12 FY13 Special dividends 163.7 197.8 209.3 215.9 228.9 FY09 FY10 FY11 FY12 FY13 14.0 16.1 16.0 15.5 16.0 FY09 FY10 FY11 FY12 FY13 7.89 8.96 9.96 10.47 11.07 FY09 FY10 FY11 FY12 FY13 2,175 3,438 3,578 3,556 4,113 FY09 FY10 FY11 FY12 FY13 28.2 (6.7) (6.0) 30.2 39.0 FY09 FY10 FY11 FY12 FY13 Average 16.9% over 5 years Cash Earnings (cents per share) Return on equity (%) Dividends per share1 (cents) Net tangible assets/share ($) Economic profit2 ($m) Total shareholder return per annum3 (%) 174

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 44.8 45.0 44.0 40.9 Peer 1 Peer 2 Peer 3 WBC Delivering against key strategic priorities 34 2.48 2.17 1.60 Sep-11 Sep-12 Sep-13 77 83 84 FY11 FY12 FY13 0.6 1.1 1.3 FY11 FY12 FY13 1 Numbers prior to Sep13 are on a pro forma Basel III basis. 2 APRA banking statistics, September 2013. 3 Expense to income on a Cash Earnings basis with Peers 1 and 3 for 12 months to 30 September 2013; Peer 2 for 12 months to 30 June 2013. 4 Tower Watsons global high performing norm. 81 84 87 84 85 85 Sep-11 Sep-12 Sep-13 WBC Group Global high performing norm 7.4 8.2 9.1 Sep-11 Sep-12 Sep-13 Stressed Assets to TCE (%) reducing Household deposit growth versus system (multiple)2 improving Lowest expense to income of peers3 (%) Stable funding ratio above 75% (%) Employee engagement up and above global high performing norm4 (%) Common equity tier 1 ratio1 above preferred range of 8.0-8.5% (%)

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 21.2% 14.9% 13.9% 18.9% 14.4% Mar-10 Sep-10 Mar-11 Sep-11 Mar-12 Sep-12 Mar-13 Sep-13 WRBB SGB Peer 1 Peer 2 Peer 3 3.79 3.89 4.00 FY11 FY12 FY13 Improving franchise quality 35 1 Refer to slide 144 for wealth penetration metrics provider details. 24.2 23.6 24.4 20.5 21.2 22.1 FY11 FY12 FY13 WRBB SGB 451 495 525 FY11 FY12 FY13 38 40 42 Sep-11 Sep-12 Sep-13 5.9 6.08 6.17 3.03 3.16 3.26 FY11 FY12 FY13 WRBB SGB Customer numbers up across brands (#m) Proportion of MyBank customers rising (%) Wealth penetration1 (%) Revenue per FTE improving ($’000) Women in senior leadership positions increasing (%) Customer return improving (%) Brands rank #1 and # 3

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 • On 11 October 2013 Westpac entered into an agreement to acquire Lloyds Banking Group’s Australian business for $1.45bn • $8.4bn asset base, risk weighted assets of $9.1bn • Assets represent 1.2% of Westpac’s asset base, lifting Westpac Group’s Australian business portfolio by around 7% • Given strong capital and funding position, the transaction will be financed from internal resources and within existing funding plans (expected $8bn) • Expected completion 31 December 2013 (no impact on FY13 results) • Assets clearly aligned to target segments of SME and Corporate • Grows customer base and enhances ability to deepen existing relationships through expanded operating lease capability • Asset quality considered to be in line with similar Westpac assets • Strong cultural alignment between Lloyds and WIB/ St.George teams • Clear integration plan already in place Entered agreement to acquire Lloyds Banking Group’s Australian businesses 36 Excellent strategic fit Equipment finance • $2.9bn in lease receivables – $1.9bn SME (to be managed within St.George) – $1.0bn corporate (will be managed within WIB) • 62,000 corporate/business customers • Low risk motor vehicle and machinery assets associated with waste management, mining and transport industries • Adds operating lease capability to WIB Motor Vehicle Finance • $3.9bn in assets – $0.7bn dealer finance – $3.2bn personal car finance • 343 motor dealer franchises • 151,000 consumer customers • Complementary to existing St.George auto finance portfolio, providing geographic diversity across regional areas Corporate loan portfolio • $1.6bn in high quality corporate loans. Additional $1.1bn in undrawn facilities • 28 high quality corporates, with stressed assets previously sold • Potential for transfer of up to $0.9bn of deposits • Assets to be transferred to WIB, with Westpac having a relationship with approximately 80% of customers • Portfolio expected to run-down over next 3 years Summary of businesses to be acquired Transaction is value enhancing to Westpac • Price of $1.45bn includes approximately $260m of goodwill • Price to NTA 1.22x • Including synergies, businesses are expected to add at least $100m to Westpac’s FY15 Cash Earnings • Businesses (including goodwill) expected to generate an ROE ahead of the Group’s 11% cost of capital and so adds to shareholder value • EPS positive by the end of FY14

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 • Sustainability is embedded in Westpac Group’s strategy, values, culture and processes • Many aspects of sustainability are already an integral part of our operations (e.g. sustainable sourcing, and responsible lending and investment) • Our strategic focus is now on longer-term emerging issues. We aim to have a positive societal impact on these issues while pursuing the opportunities they present us • Three initial priorities – Help improve the way people work and live, as our society changes – Help find solutions to environmental challenges – Help customers to have a better relationship with money, for a better life • Ranked 10th in Corporate Knights 2013 Global 100 Most Sustainable for Corporations in the World (highest ranked bank globally and highest ranked Australian company) • Score of 92% in 2013 Dow Jones Sustainability Index, ranking us in the 99th percentile globally • Named as one of the World’s Most Ethical Companies from 2008-2013 by Ethisphere Institute Westpac sustainability agenda 2013-2017 37 OBJECTIVES FY13 ACHIEVEMENTS Help improve the way people work and live, as our society changes • Ensure our workforce is representative of the community • Increased women in leadership by 2 percentage points to 42% • Diversity survey completed with focus on flexible work practices (survey indicated staff working flexibly increased to 62%) • Extend length and quality of working lives • Completed an employee wellbeing survey across AFS • Established baseline for mean retirement age of 60.6 • Anticipate the future product and service needs of aging and culturally diverse customers • Launched a contact centre for customers over 50 • Launched BT campaign – Prepare for the Best Help find solutions to environmental challenges • Provide products and services to help customers adapt to environmental challenges • Energy efficiency education program for SMEs • Solar product for dairy farmers in NZ • Increase lending and investment in CleanTech and environmental services • $3.6 billion lent to this sector as at 30 September 2013 • Continue to reduce our environmental footprint • Achieved carbon neutrality and met all environmental performance targets Help customers to have a better relationship with money, for a better life • Ensure customers have access to the right advice to achieve a secure retirement • Launched role-relevant wealth accreditation program • Launched Single Topic Personal Advice • Help customers meet their financial goals in retirement • Launched Wrap Capital Protection & BT Equity Income Series • Increase access to financial services in the Pacific Island nations • 147,000 new customers to basic banking accounts • 179 in-stores open across Pacific countries, up from 30 • Help people gain access to social and affordable housing • $0.65 billion lent to the social and affordable housing sector as at 30 September 2013 • Social and Affordable Housing Forum held in Nov 2012 Shaping the future landscape – progress on our 10 sustainability objectives Leading track record

FY13 Cash Earnings up 8%

Cash Earnings	FY13 ($m)	% change[1] 1H13-2H13	% change[1] FY12-FY13
Net interest income	12,912	-	3
Non-interest income	5,921	3	7
Expenses	7,710	3	4
Core earnings	11,123	-	4
Impairment charges	847	(7)	(30)
Cash Earnings	7,097	1	8
Reported profit	6,816	6	14



Cash Earnings 1H13 – 2H13 ($m)
3,525
22
101
(110)
29
5
3,572
Up 1%
1H13
Net interest income
Non-interest income
Expenses
Impairment charges
Tax & NCI
2H13



Cash Earnings FY12 – FY13 ($m)
6,598
349
408
(331)
365
(292)
7,097
Up 8%
FY12
Net interest income
Non-interest income
Expenses
Impairment charges
Tax & NCI
FY13

Cash Earnings features of 1H13-2H13

- All operating divisions performing well. AFS up 6%: with BTFG the stand-out (up 14%); a continued strong performance from WRBB (up 6%); and, St.George sustaining strong gains in 1H13, up a further 2%. WIB earnings were up 1% in line with strong 1H13; while Westpac NZ delivered a strong result, up 13%
- Cash Earnings up 1% overall, impacted by Group Businesses down 81% primarily due to lower Treasury earnings and reduced research and development tax credits
- Net interest income flat, with sound balance sheet growth offset by lower margins
- Non-interest income up 3%, reflecting strong growth in Wealth management and insurance income, improved fees and commissions and higher trading income
- Expense growth 3%. Productivity initiatives delivered $104m largely offsetting higher ongoing investment in Bank of Melbourne, Wealth and Asia. Amortisation/ depreciation and compliance costs also higher
- Impairment charges down 7%, driven by WIB and Westpac NZ, and reflects continued strong asset quality across the Group

Cash Earnings features of FY12-FY13

- Most divisions delivering double digit earnings growth. AFS (up 12%), with positive contributions from all divisions: WRBB up 9%; St.George up 17%; and BTFG up 13%. Strong performance by WIB (up 11%); and Westpac NZ (up 16%)
- Cash Earnings up 8% overall notwithstanding Group Business Unit was down 56% from lower Treasury earnings and higher costs of capital instruments
- Net interest income rose 3%, with modest loan growth partly offset by a small reduction in margins
- Non-interest income up 7%, with solid growth in fees and commissions, wealth management and insurance, and a strong rise in trading income
- Expense growth well contained at 4%. Wage and property cost increases along with investment in SIPs, Bank of Melbourne, Wealth and Asia, which were partly offset by $225m of productivity savings
- Impairment charges down 30%, due to asset quality continuing to improve
- Reported profit up 14%, ahead of Cash Earnings growth of 8%

1 For profitability metrics the change represents results for FY13 versus FY12 and 2H13 versus 1H13, the actual results for 1H13 and 2H13 are not represented here.

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 38

Westpac GROUP

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 Growth driven by all customer facing divisions 39 1 Refer to division definitions, slide 144. 2 WP is Westpac Pacific. 3 Other is Group Businesses. FY13 ($m) AFS WRBB SGB BTFG WIB NZ WP2 Other3 Group Operating income 12,969 6,927 3,768 2,274 3,302 1,673 315 574 18,833 Expenses (5,777) (3,154) (1,415) (1,208) (1,070) (697) (98) (68) (7,710) Core earnings 7,192 3,773 2,353 1,066 2,232 976 217 506 11,123 Impairment charges (780) (486) (293) (1) 89 (97) (3) (56) (847) Tax & non-controlling interests (1,934) (987) (619) (328) (686) (245) (71) (243) (3,179) Cash Earnings 4,478 2,300 1,441 737 1,635 634 143 207 7,097 6,598 186 210 84 162 86 36 7,097 (265) FY12 WRBB SGB BTFG WIB NZ WP Other FY13 Up 8% Up 2% AFS division 480 10,697 364 163 125 29 69 11 11,123 (335) FY12 WRBB SGB BTFG WIB NZ WP Other FY13 Up 4% AFS division 652 FY13 divisional contribution to Cash Earnings1 ($m) FY13 divisional contribution to core earnings1 ($m) 3 3 2 2

FY13 divisional performance highlights balanced growth

% of Group Cash Earnings[1]	FY13 Cash Earnings		Core earnings % change on FY12	Earnings summary	Performance highlights
	$m	% chg on FY12			
WRBB  32	2,300	9	11	• Deposits up 8%, customer deposit to loan ratio up 321bps • Lending up 2%, home loan growth of 3% and business lending up 1% • Margins up 10bps • Expenses up 2%, expense to income down 193bps • Impairment charges up 13%	• Deposits grew above system[3] led by transaction and savings account growth • Sector leading wealth penetration[4] at 21.2% (up 38bps) • Revenue per FTE up 13% • Active mobile customers up 29% • Most satisfied customers award for major banks[5] and Roy Morgan's Major Business Bank of Year
SGB  20	1,441	17	7	• Deposits up 10%, customer deposit to loan ratio up 321bps • Solid growth in mortgages up 6% and consumer finance up 9%, offset by business loans down 5% • Margins up 10bps • Expenses up 6%, expense to income down 43bps • Impairment charges down 32%	• Deposits[3] and housing[6] grew above system • Wealth penetration ranked 3rd versus majors[4], at 14.9% • Bank of Melbourne meeting high growth plans and voted 'Regional Bank of the Year'[7] • Revenue per FTE up 7% • St.George awarded Best Internet Business bank[8]
BTFG  10	737	13	13	• Funds management Cash Earnings up 13%, with good flows, Advice growth and improved markets • Insurance Cash Earnings 16% higher, with strong growth in premiums across General and Life • Expenses up 7%, with strategic investments made in platform technology	• Ranked #1 on all platforms (including corporate super) with 19.5%[9] market share • BT Super for Life (retail) FUM up 60% • Asgard Infinity reached $4.9bn in FUA (up 113%) • WRBB revenue per salaried planner ($524K) leads market, post freeing up planners from back office activities
WIB  23	1,635	11	1	• WIB revenue up 4% with customer revenue up 3% • Deposits up 13%, lending up 5% • Margins down 23bps • Expenses up 8%, continuing to invest in Asia • Impairment benefit of $89m	• Leading domestic transactional bank in Australia for 10 consecutive years[10] • No. 1 Lead Relationship bank in Australia[10] • Leading market positions in Debt Markets[11] and FX Markets[12]
NZ[2]  9	770	9	1	• Deposits up 11%, customer deposit to loan ratio up 494bps • Lending up 4%, good growth in mortgages LVR <80% • Margins down 10bps (or 34bps after inclusion of NZ treasury assets in 1H13) • Expenses flat; expense to income down 15bps • Impairment charges down 39%	• Customers with wealth products up 146bps to 26.7% • MyBank customers up 57bps to 26.8% • Unique mobile banking customers up 24% • Awarded 'strongest balance sheet in New Zealand' by the Asian Banker

1 Group Businesses and Westpac Pacific not represented. 2 Data in NZ dollars while % of earnings based on A$. 3 APRA Banking statistics, Sept. 2013. 4 Refer to slide 144 for wealth penetration metrics provider details. 5 2013 CANSTAR award. 6 RBA Financial Aggregates, Sept. 2013. 7 Smart Investor Blue Ribbon Awards 2013. 8 Asia-Pacific Banking and Finance Best Internet Business Bank. 9 Plan for Life, June 2013, All Master Funds Admin. 10 Refer to slide 115 for Peter Lee surveys. 11 No. 1 Australian Domestic 'Bank of Choice' for Fixed Income, refer to slide 115 for Peter Lee survey. 12 No. 1 Australian bank for FX, Globally, Euromoney FX Poll 2013. Rank vs. marketplace from 16,298 industry votes.

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 40

Westpac GROUP

Strong dividend growth path with another special dividend

- FY13 record ordinary dividend of 174 cents, up 5% on FY12
  - Interim dividend of 86 cents and final dividend of 88 cents
- Payout ratio at 76% for FY13 (77% for 2H13)
  - Arranging for purchase of shares to satisfy the DRP
- FY13 dividend yield[1] 5.3%
  - Equivalent to a fully franked dividend yield[1] of 7.6%
- Strong capital position has supported special dividends of 20 cents, fully franked
  - Adds 0.6% to dividend yield[2] for FY13
- Significant franking balance of $585m after allowing for final ordinary and special dividend
- Dividend CAGR significantly higher than average of Australian peer banks on 2, 5, and 10 year view

Dividends per share (cents)



116
131
142
116
139
156
166
20
174
Special dividends totalling 20c takes total dividends to 194c
FY06
FY07
FY08
FY09
FY10
FY11
FY12
FY13

Key dividend considerations

- Seek to lift dividend cents per share each half while growing organic capital and maintaining a strong capital position to support business growth
- Pay fully franked dividends, utilising franking surplus to distribute value to shareholders
- Maintain payout ratio that is sustainable in the long term

Total dividend CAGR to FY13[3] (%)



WBC
Avg. of Australian major bank peers
9.5
5.3
6.4
3.3
11.5
6.7
10 year
5 year
2 year

Ordinary dividend payout ratio[4] (%)



Payout ratio (Cash Earnings basis)
Effective payout ratio (after DRP)
72
73
71
75
77
76
49
46
61
62
63
76
FY08
FY09
FY10
FY11
FY12
FY13

1 Total FY13 ordinary dividends using 30 September 2013 Westpac closing share price of $32.73. 2 Total FY13 special dividends using 30 September 2013 Westpac closing share price of $32.73. 3 Data using past full year dividends for major banks up to FY13 results and includes special dividends. 4 Effective payout ratio adjusted for shares issued to satisfy DRP.

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 41

FULL YEAR 2013 FEATURES COMPARISON OF 2H13 VERSUS 1H13 CASH EARNINGS BASIS (UNLESS OTHERWISE STATED)

Sound net operating income

- Net operating income up 1% (up 4% FY12/FY13)
- Net interest income flat (up 3% FY12/FY13)
  - Average interest-earning asset (AIEA) growth of 3%
  - Strong customer deposit growth of 6%
  - Margins down 7bps (down 2bps FY12/FY13)
- Non-interest income up 3% (up 7% FY12/FY13)
  - Fees and commissions up 5% to $1,393m, higher business facility fees
  - Wealth and insurance up 10% to $1,024m, with strong improvement in investment markets and higher insurance income
  - Trading income, up 6% to $550m primarily due to credit valuation adjustment (CVA) benefit
  - Other income down 65%, reflecting lower technology research and development tax credits ($32m) and cost of hedging of NZ earnings

Net operating income movement half on half ($m)


9,190
105
66
(66)
9
(74)
79
46
9,355
182
14
(174)
63
90
30
(82)
9,478
Net interest up 2%
Non-interest up 2%
Net interest flat
Non-interest up 3%
2H12
AIEA growth
Margins (ex treasury & markets)
Margins (treasury & markets)
Fees & Commissions
Wealth
Trading
Other
1H13
AIEA growth
Margins (ex treasury & markets)
Margins (treasury & markets)
Fees & Commissions
Wealth
Trading
Other
2H13

Divisional contribution to net operating income ($m)


AFS 165
AFS 267
9,190
111
38
16
41
18
(59)
9,355
125
78
64
8
49
(201)
9,478
Net operating income up 2%
Net operating income up 1%
2H12 WRBB SGB BTFG WIB NZ Other1 1H13 WRBB SGB BTFG WIB NZ Other1 2H13

Total net operating income ($m) and divisional % contribution


17,123
18,076
18,833
FY11
FY12
FY13
5%
9%
18%
12%
20%
37%
WRBB
SGB
BTFG
WIB
NZ
Other1

1 Other includes Westpac Pacific and Group Businesses.

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 43

Westpac GROUP

Loan growth predominantly in Australian housing

- Westpac Group loans up 3% (up 4% FY12/FY13)
- Australian housing loans up 2%
  - Growth in new lending partly offset by higher run-off as lower rates enable customers to repay faster
- Australian business lending lower
  - Reflects continued subdued business credit environment
  - Continued rundown in stressed assets
- Australian personal lending up 1%, with growth in personal loans
- New Zealand lending up 3% (in NZ$ terms) with strong growth in less than 80% LVR mortgages[1]

Net loans Sep12 – Sep13 ($bn)



514.4
12.2
(1.0)
0.5
7.3
2.5
0.2
536.1
Up 4%
Sep-12
Australian housing
Australian business
Australian other[2]
New Zealand[3]
Trade finance
Other offshore lending
Sep-13

Australian gross loans ($bn)



Margin lending
Business
Personal (loans + cards)
Housing
2.3
127.9
16.4
316.3
2.2
126.7
17.1
321.9
2.0
126.3
17.3
328.5
Sep-12
Mar-13
Sep-13

Australian housing flow (gross loans) ($bn)



316.3
321.9
16.8
12.7
(22.9)
328.5
Up 2%
Sep-12
Mar-13
Proprietary new lending
Broker new lending
Net run-off
Sep-13

Australian business lending flow (gross loans) ($bn)



127.9
126.7
1.0
(0.1)
(1.4)
0.1
126.3
Down 0.3%
Sep-12
Mar-13
WRBB
SGB
WIB
Other[4]
Sep-13

1 RBNZ, September 2013. 2 Australian margin lending, personal loans, cards and other loans. 3 New Zealand lending in Australian dollars and includes FX movement. 4 Includes BTFG and Treasury.

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 44

Customer deposits funding loan growth and strengthening balance sheet

- Customer deposits up $23bn or 6% (up 10% FY12/FY13)
- Customer deposit growth $8bn in excess of loan growth (deposits up $13.2bn FY12/FY13)
- Growth was higher in savings, as customers sought increased flexibility rather than locking in rates
  - Savings account balances up $6.2bn (13%), with strong growth in reward saver accounts
  - Transaction accounts were up $8.5bn (10%), with an increase in mortgage offset accounts of $2.1bn[1]
  - Online deposits up $4.5bn (7%), with RAMS new online product adding $0.7bn
  - Term deposits up $3.9bn (2%)

Customer deposit composition[4] ($bn and %)



Term deposits
Savings
Online
Transaction
348
360
383
83
59
40
166
87
63
49
161
95
68
55
165
2H12
1H13
2H13
25%
43%
18%
14%

FY13 sources and uses of funds[2] ($bn)



35
2
22
10
(4)
(26)
(6)
(8)
(3)
(22)
Customer deposits
Equity
New long term funding
FX impacts
Increased Funded liquid assets
FY13 maturities
Decreased short term funding3
Buybacks
Other assets
Lending

Deposit growth in excess of loan growth ($bn)



Typically deposit growth is seasonally weighted to the 2H
2.1
8.9
0.3
19.5
5.2
8.0
1H11
2H11
1H12
2H12
1H13
2H13

1 Excludes RAMS. 2 Movements based on funding view of balance sheet. 3 Includes change in long term funding with a residual maturity less than 1 year. 4 Mortgage offset accounts are included in transaction accounts.

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 45

Westpac GROUP

Margin excluding Treasury and Markets flat in 2H13

- Net interest margin (NIM) down 7bps to 2.12% (down 2bps FY12/FY13)
- 7bps decline from lower Treasury and Markets income
- NIM excluding Treasury and Markets flat at 2.06%
  - 3bps increase in asset spreads due to loan repricing and lower short term financing costs
  - 2bps decrease from customer deposits, reflecting lower hedging benefit on low interest deposits as well as competitive environment for saving and online products, partially offset by improved Term deposit margins
  - 1bp benefit from term wholesale funding and liquids. Wholesale funding costs lower as pricing for new term issuance fell relative to maturing deals. A $6bn increase in average funded liquid balances had a negative impact on margin
  - 2bps decline in capital and other due to lower interest rates
- Margins firmer in Australian retail banking (up 4-5bps). NZ margins down 1bp. WIB margins down 9bps with deposit spreads still under pressure

Net interest margin (%)



NIM
NIM excl. Treasury and Markets
2.26
2.17
2.21
2.23
2.17
2.18
2.19
2.12
2.09
2.03
2.08
2.12
2.07
2.03
2.06
2.06
1H10
2H10
1H11
2H11
1H12
2H12
1H13
2H13

Net interest margin movement (%)



NIM excl. Treasury & Markets
Treasury & Markets impact on NIM
NIM down 7bps
2.18
2.19
3bps
(2bps)
1bp
(2bps)
(7bps)
2.12
0.15
0.13
0.06
2.03
2.06
2.06
NIM excl. Treasury & Markets flat
2H12
1H13
Assets
Customer deposits
Term wholesale funding/ liquids
Capital & Other
Treasury & Markets
2H13

Net interest margin by division (%)



2H12
1H13
2H13
2.25
2.31
2.35
2.16
2.20
2.25
2.39
2.30
2.21
2.73
2.38
2.37
WRBB
St.George
WIB
NZ[1]

1 New Zealand margins includes transfer of NZ treasury operations and assets from Treasury to Westpac NZ in 1H13, which adversely impacted margins in 1H13 by 26bps.

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 46

Margins managed in disciplined way

- Delivered a steady NIM (ex Markets and Treasury) over last 2 years
- Margins are managed at a Group level taking into consideration
  - Growth expectations for deposits and loans across our brands
  - Desired funding and asset risk profile
- Westpac Group's NIM is similar to peers and has been largely stable, a good result given cost of strengthening the balance sheet while balancing return/risk trade-offs, including
  - Increasing deposit funding, lengthening term duration of book and adding to our liquids portfolio
  - Reducing higher margin/higher risk commercial property exposure and overall stressed assets to TCE
  - Holding majority of mortgage market share, post significant gains 09/10
  - More cautious on higher risk lending (ie: LVR > 80% in Australia and New Zealand)

Westpac Group NIM (excl. Treasury and Markets)



2.06
2.11
2.05
2.06
FY10
FY11
FY12
FY13

Westpac Group and peer NIM (%)



WBC
Peer 1
Peer 2
Peer 3
2.47
2.25
2.22
2.13
2.22
2.15
2.13
2.02
FY10
FY11
FY12
FY13

Margin management in declining interest rate environment, while strengthening balance sheet and largely holding market share

	FY10	FY13	Change over last 3 years
RBA cash rates (%)	4.50	**2.50**	(200bps)
Customer deposit to loan ratio (%)	58.7	**71.4**	1,270bps
Stable funding ratio (%)	79.7	**83.9**	415bps
Funded liquids ($bn)	47.6	**71.5**	$23.9bn
Stressed assets to TCE (%)	3.20	**1.60**	(160bps)
Mortgage lending market share[2] (%)	23.7	**23.3**	(40bps)

1 APRA Banking statistics, September 2013 2 RBA Financial Aggregates, September 2013.

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 47
Westpac GROUP

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 • Non-interest income up 3% (up 7% FY12/FY13) – Fees and commissions up 5% to $1,393m, with higher undrawn line fee income in institutional banking and higher fee income across business and commercial lending. Also higher interchange income from increased customer spending on new Westpac Black card – Wealth and insurance up 10% to $1,024m, with improvement in investment markets and higher insurance income from increased sales and seasonally lower insurance claims – Trading income up 6% to $550m, primarily due to 2H13 benefit of $67m for credit value adjustment versus $21m benefit in 1H13 – Other income down 65% to $44m, reflecting lower technology research and development credits ($32m) and hedging of NZ earnings Non-interest income featured strong wealth/insurance result 48 1,309 1,321 1,330 1,393 1H12 2H12 1H13 2H13 801 1,008 934 1,024 1H12 2H12 1H13 2H13 406 441 520 550 1H12 2H12 1H13 2H13 49 46 46 46 30 35 32 34 15 15 18 18 6 4 4 2 1H12 2H12 1H13 2H13 Fees and Commissions Wealth and Insurance Trading Income Other Non-interest income ($m) Non-interest income contributors (% of total) Fees and Commissions Wealth and Insurance Trading Income

WIB Markets and Treasury income

- Overall contribution from WIB Market risk activities and Treasury lower in 2H13 but little changed over the year, with improving WIB Market risk income offset by lower Treasury income
- Strong WIB Markets income of $476m, up 7% (up 25% FY12/FY13), benefitting from high levels of customer activity
  - Income from customer activity $324m, up 6% (up 15% FY12/FY13). This was supported by strong performance in FX sales, up 23% in 2H13, as customers sought to actively manage exposures
  - Market risk income $152m, up 11% (up 55% on FY12/FY13). WIB's Debt Markets and FX businesses well positioned for rates and currency market volatility and a favourable movement on counterparty credit risk valuations
  - WIB 2H13 average daily VaR $8.6m ($5.4m for 1H13)
- Treasury income $201m, lower compared to the very strong 1H13 and 2H12 performances (down 20% FY12/FY13)
  - Treasury income lower due mainly to lower earnings on the liquid assets portfolio given more stable credit spreads in 2H13 and lower earnings from balance sheet risk management
  - Treasury 2H13 average daily VaR $17.9m ($25.5m for 1H13)


Market risk related income ($m)
WIB Market risk activity
Treasury
906 (FY12)
866 (FY13)
372
305
67
534
415
119
513
376
137
353
201
152
1H12
2H12
1H13
2H13


WIB Markets income by activity ($m)
Market risk activity
Customer activity
735 (FY12)
920 (FY13)
340
67
273
395
119
276
444
137
307
476
152
324
1H12
2H12
1H13
2H13


WIB Markets income by division ($m)
Debt Markets
FX&CCE
735 (FY12)
920 (FY13)
340
259
81
395
235
160
444
211
233
476
269
207
1H12
2H12
1H13
2H13

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 49

Westpac GROUP

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 • Expenses up 3% with FX impacts1 adding 0.7% (up 4% FY12/FY13) – Expense to income ratio up 63bps to 41.3% (up 12bps on FY12/FY13 to 40.9%) • Well controlled expenses pre investment (up 0.4%), with $118m increase in operating expenses largely offset by $104m of productivity initiatives delivered ($225m in FY13). These included – Operating model changes across the Group ($64m) most of which was AFS/Group Services $57m – Supplier program $26m – NZ ‘simplification for growth’ $14m • Investment related spending up 1.8% – Rise in amortisation/depreciation of $37m Expenses well managed while continuing to invest 50 1 FX impacts for both WIB and New Zealand. 2 Software amortisation and impairments excludes depreciation related to investments. 41.2 41.5 40.8 40.9 0 1 2 3 4 5 FY10 FY11 FY12 FY13 Expense growth Expense to income ratio 3,883 3,724 3,800 118 3,814 20 19 19 11 27 3,910 (104) 2H12 1H13 Operating expenses Productivity benefits 2H13 pre investment Growth and productivity SIPs Regulatory change Infrastructure 2H13 pre FX FX impacts 2H13 Up 0.7% Up 1.8% Up 0.4% Up 2% Up 2.9% Expense growth and expense to income ratio (%) Expense movement ($m) Total impact on expenses from projects ($m) 0 100 200 300 400 500 600 1H12 2H12 1H13 2H13 Ongoing Opex net of benefits Other projects SIPs expensed Software amortisation and impairments Regulatory change 2 1%

Disciplined investment spend

- Investment spend of $658m up 35% ($1,145m up 22% FY12/FY13)
- FY13 investment spend composition was growth and productivity (45%), regulatory change (26%), SIPs (18%) and infrastructure (11%). Key achievements
  - SIPs spend $112m ($203m in FY13) now a mature program in its delivery phase
  - Bank of Melbourne now has 77 branches and in-stores, up 6 (up 15 FY12/FY13)
  - Asian expansion continues. Completed technology foundations for scalable growth, including global trade platform and core banking systems in Singapore, Hong Kong and India
  - Other investment includes Wealth and the Group's simplification program
- Capitalised software balances were $1,897m, up $246m
  - Capitalised software balance similar to peers
  - Average amortisation period more aggressive than peers reflecting conservative management practices
  - Approach has no impact on capital, as capitalised software is fully deducted

Capitalised software & deferred expenses ($m)	2H12	1H13	2H13
Capitalised software			
Opening balance	1,435	1,551	**1,651**
Additions	316	286	**452**
Amortisation	(177)	(182)	**(206)**
Write-offs, impairments and other[2]	(23)	(4)	**-**
Closing balance	1,551	1,651	**1,897**
Other deferred expenses			
Deferred acquisition costs	143	139	**126**
Other deferred expenses	17	20	**24**

Investment spend expensed ($m)	2H12	1H13	2H13
SIPs	25	20	**22**
Regulatory change and compliance	60	69	**71**
Other	56	105	**90**
Total	**141**	**194**	**183**
Investment spend capitalised ($m)	**2H12**	**1H13**	**2H13**
SIPs	91	71	**90**
Regulatory change and compliance	58	59	**101**
Other	196	163	**284**
Total[1]	**345**	**293**	**475**

Average amortisation period[3] (years)



WBC
Peer 1
Peer 2
Peer 3
6.9
5.9
4.6
4.0
FY08
FY09
FY10
FY11
FY12
FY13

Capitalised software balance[3] ($bn)



2.2
1.9
2.0
1.9
Peer 1
Peer 2
Peer 3
WBC

1 Investment spend capitalised also includes technology hardware equipment. 2 Includes FX revaluation of $14m offset by write-offs of $12m and $2m of other movements in 2H13. 3 Data for Westpac and peers as at FY13.

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 51

Westpac GROUP

Delivered on major programs, focused on delivering returns

Program	Progress	Delivered
SIPs largely completed	• Upgraded front end systems – call centre, teller platform, and new online/mobile platform • New data centre & advanced security infrastructure • Seamless and integrated global payments platform • New Group customer database • Enterprise Service Bus – integrated applications	Delivered $189m efficiency gains and $289m revenue gains to date Materially improved systems stability: Severity 1 incidents down from 30 to less than 4 per month Process over $17tn wholesale/international payments every year Improved customer experience: data delivery up to 12x faster Improved efficiency making core platform upgrade less costly
Supplier program delivering	• Specialist providers resulting in improved capability, economies of scale and greater flexibility	Delivered $72m in savings to date Cost of delivering change reduced by one third, providing ongoing benefits
AFS/Group services	• Combining banking/wealth sharpening 'one team' and removing duplication	Delivered $170m savings over life of program
Simplification program	• 6 streams of work commenced in 2013[1]	Early savings with more to come in 2014
1st phase of wealth platform	• Commenced investment in new wealth platform to transform how customers build, manage and protect their wealth	BT cash hub being rolled out to advisors and clients in late 2013

Global peer comparison of expense to income ratios[2] (%)


72.2
61.3
59.4
56.5
50.2
48.4
45.0
44.8
44.8
44.0
40.9
European bank average
US regional bank average
Canadian bank average
UK bank average
Korean bank average
Hong Kong bank average
CBA
ANZ
Singapore bank average
NAB
WBC

1 Refer to slide 53 for details of our simplification streams. 2 Source: Company data, Credit Suisse estimates. Expense to income ratio average for all banks other than Australian banks are based on their FY12 data. Expense to income ratios for CBA, ANZ, NAB and WBC are based on FY13 results.

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 52

Continued focus on productivity

- Westpac Group has implemented a variety of programs since FY09 to maintain an efficiency advantage relative to peers (delivered $1.1bn savings)
- This has included synergies from the St.George merger, a broad Group productivity program, AFS and Group Services divisional restructure, changes to supplier arrangements, SIPs investment, and the simplification program
- Simplification programs to maintain the Group's efficiency advantage are focused on six main streams, which will
  - Increase self-serve and straight through processing via digital channels
  - Simplify our product set
  - Improve and standardise processes
  - Continue to simplify our IT environment
- Benefits from data centre consolidation and combining brand platforms to flow through

$1.1bn saved from efficiency programs over last 5 years ($m)


143
212
289
238
225
1,107
FY09
FY10
FY11
FY12
FY13
FY09-FY13 cumulative total

Simplification streams

- Simplify and digitally enable distribution
  - Simplify branch distribution
  - Use digital to deepen relationships
  - Simplify customer contact centres
- Simplify products
- Simplify processes and standardise services
- Simplify IT

Examples of progress over FY13

- 14% of 'for sale' products removed from AFS
- 7% improvement in 'First time right' across AFS mortgage first party channels
- 15% reduction in AFS customer complaints
- 60% of St.George home loans approved at first interview, up from 5%
- 56% increase in number of business applications that are 'right first time' (no rework)
- 60 seconds to open a BT Super For Life account
- 5ppts increase in ratio of interview to sales for planners
- 18% reduction in time to process life insurance applications
- 47% branch sales FTE / branch FTE, up 269bps
- 20 redundant IT applications removed
- 9.6% digital sales / transactions (up from 8.2% in 2H12)

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 53

Risk management a key strength
Impairment charges 16bps of average gross loans

Impairment charges to average gross loans[1,2] (bps)



33
31
23
19
17
19
31
73
30
20
24
16
FY02 FY03 FY04 FY05 FY06 FY07 FY08 FY09 FY10 FY11 FY12 FY13

Impairment charge movements ($m)



1,212
870
New IAPs, write-backs and recoveries
342
Net change in CAPs
57
(140)
(216)
Down 30%
(51)
(15)
847
New IAPs, write-backs and recoveries
557
Net change in CAPs
290
FY12 WRBB SGB WIB NZ Other³ FY13

New IAPs, write-backs and recoveries[2] ($m)



New IAPs $330m lower, write-backs little changed and recoveries $28m lower FY13/FY12 as portfolio quality improves in all divisions, particularly in WIB and New Zealand
1,959
1,093
1,017
870
557
FY09 FY10 FY11 FY12 FY13

New CAPs[2] ($m)



Lower new CAPs due mainly to fewer new Watchlist and Substandard assets and reductions in the stressed portfolio, particularly in St.George, offset by a $26m increase in the economic overlay
1,333
363
-24
342
290
FY09 FY10 FY11 FY12 FY13

1 2002-2005 reported under AGAAP; 2006 onwards reported on A-IFRS basis. Pre-2008 does not include St.George. 2 2008 and 2009 are pro forma including St.George for the entire period with 1H09 ASX Profit Announcement providing details of pro forma adjustments. 3 Other includes BT, Westpac Pacific and Group Businesses.

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 54

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 Westpac is a relatively high tax paying company, with minimal income in low tax jurisdictions 55 Tax and related payments reconciliation (Statutory basis) FY12 FY13 Income tax reconciled to profit pre-tax based on 30% tax rate ($m) 2,659 2,959 Net amounts not deductible/assessable ($m) 167 15 Total income tax in the income statement ($m) 2,826 2,974 Effective tax rate (%) 31.9 30.2 Other tax/government payments Includes net GST, Payroll tax, FBT ($m) 409 426 • Westpac also makes a number of other government and regulatory payments including fees for Government guarantees, APRA fees and stamp duties which are not included in the above. Similarly, Westpac also collects tax on behalf of others, such as withholding tax and PAYG taxes, and these are excluded from this analysis Location Local tax rates (%) Approx % of FY13 income Australia 30 86 New Zealand 28 11 USA 461 1 Rest of world2 Various 2 1 Based on federal, state and city taxes. 2 Rest of world includes UK, Westpac Pacific and Asia. • Westpac has operations in a number of jurisdictions where the tax rate is below the tax rate in Australia. Many of these form part of the Group’s normal banking operations in Asia and the Pacific. In aggregate, income through these centres is less than 0.5% of Westpac’s overall income

FULL YEAR 2013 TECHNOLOGY COMPARISON OF 2H13 VERSUS 1H13 CASH EARNINGS BASIS (UNLESS OTHERWISE STATED)

Westpac's approach to technology modernisation



2008[1]
Customer Channels
C
Processing Systems
P
Infrastructure
I



Prioritisation framework[2]
2008 baseline
CUSTOMER RELEVANCE
FIT FOR PURPOSE
C
I
P

- In 2008/2009 Westpac developed a technology strategy aligned to the Group's customer centric strategy
- A technology Roadmap was also established with delivery scheduled over multiple years with a number of Phases
- The Roadmap reflected the Group's Prioritisation Framework, identifying the key projects or 'Anchors' that would be delivered in each Phase
- Prioritisation was based on importance to customers (customer relevance) and system resilience and reliability (fit for purpose)
- Phase I (2009-2014) is drawing to a close and Phase II (2014 – 2017+) is underway with work having begun on several Phase II Anchors. Planning on other Phase II Anchors is well progressed
- The investment required for Phase II is expected to be similar to that for Phase I

Notes: 1 Blue shading indicates starting point in 2008. 2 Anchors prioritised based on (a) Customer Relevance: perceived importance to customers, ease of use and availability; and (b) fitness for purpose: consideration given to robustness, resilience and reliability; stage of lifecycle (including user friendliness and customer appeal); and, ability to accommodate change.

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 57

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 Each Phase in the technology Roadmap is built around key Anchors 58 Online – a single new ‘best-in-class’ online platform Data centres – new data centre and consolidation of existing centres Digital signatures – online signatures/account authorities Spider – new Westpac RBB teller platform Unity – new contact centre platform Payments – including consolidated global payments solution Cards consolidation – single multi-brand card processing platform Group Customer Master – single customer platform across brands Systems Access Layer (Enterprise Services Bus) – new middleware technology simplifying front to back end system linkages Information management – customer analytics Workplace infrastructure Enterprise business process management Simplified banker desktop – branch and call centre Common origination process and platforms Upgrade of wealth platforms – including for SMSF Asia expansion – including upgrading Asia infrastructure, particularly payments/trade Payments Systems upgrade for ‘faster payments’ Customer insights and data analytics Enhanced enterprise testing & release management ‘In sourcing’ of mortgage platform Enhanced digital enablement – including mobile and online Enterprise perimeter security – enhanced protection 2009 2011 2013 2015 2017 Phase I (SIPs) Phase II Customer Channels Infrastructure (including integration) Key Processing Systems Core platform modernisation and consolidation leveraging existing St.George platform (transactions and savings)

Phase I prioritised key Customer Channels and Infrastructure


2008[1]
Phase I
2014[1]
Customer Channels
C
Processing Systems
P
Infrastructure
T
Customer Channels
C
Systems Access Layer
Processing Systems
P
Infrastructure
T

Note: Blue shading indicates progress towards 2017+ target state

Prioritisation Framework

Phase I: SIPs Programs


CUSTOMER RELEVANCE
C
T
P
FIT FOR PURPOSE

Applying the prioritisation framework led to focus on enhancing Customer Channels and Infrastructure where the greatest benefit to customers was evident

Given core processing systems were in sound shape, priority was given to systems with potential to enhance the customer experience ie. cards and payments

Key deliverables from Phase I

- Implemented new 'best in class' key Customer Channels including online, mobile, in-branch (Teller) and contact centre systems
- Created a System Access Layer to simplify front to back end system linkages, improving connectivity between customer channels and the more complex Processing Systems
- Stabilised and simplified Infrastructure. Severity one incidents have fallen, on average to less than 4 per month (from peaks of over 30 per month in 2008). Infrastructure deliverables included
  - Strong progress in infrastructure virtualisation including use of Cloud
  - New state-of-the-art data centre
  - Enhanced security infrastructure
- Commenced modernisation of Processing Systems – including global payments platform, cards, collections, Group customer master

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 59

Westpac GROUP

Phase II will focus on modernising key Processing Systems while continuing to enhance Customer Channels and Infrastructure



2014[1]
Phase II
2017+[1]
Customer Channels
C
Systems Access Layer
Processing Systems
P
Infrastructure
I
Customer Channels
C
Systems Access Layer
Processing Systems
P
Infrastructure
I

Note: Blue shading indicates progress towards 2017+ target state

Prioritisation Framework

Phase II



CUSTOMER RELEVANCE
FIT FOR PURPOSE
C
I
P

Phase II prioritisation focus on modernising key Processing Systems including upgrade of St.George Hogan to Celeriti, followed by Westpac migration to Celeriti

Further enhancement of Customer Channels and Infrastructure

Key deliverables from Phase II

- Enhanced digital enablement (including online and mobile)
- Upgrade to new wealth platform
- Upgrade of payments systems for 'faster payments'
- Common origination process in customer channels and platforms
- Core platform modernisation and consolidation leveraging existing St.George Hogan platform (transactions and savings)
- Technology supporting Asian expansion
- Enhancing customer insights and data analytics
- Deliver enhanced workplace infrastructure to accommodate new ways of working

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 60

Westpac GROUP

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 Phase 1 – Customer Channels Includes substantial uplift in online/mobile banking capability The Group’s new online/mobile platform is a step change that will transform the way customers conduct their banking and manage their finances Designed with customers at the centre Moving from ‘Check my balance’ to ‘Manage my finances’ Built from the ground up with mobile first Supporting family banking relationships • Consistent interface across all platforms • Customisable layouts • Intuitive design taking advantage of modern devices • Improved tools for managing finances • Easy transaction searches • Email and SMS alerts • New modern, more flexible architecture that is – Faster – Easier to update • Built with mobile in mind • Easy access across personal/business banking • Single view of family finances System will deliver four main benefits 61

Phase 1 - Customer Channels
Leadership in mobile banking 'apps'

- Over 2 million active mobile customers
- $4bn in transactions every month
- St.George Bank mobile ranked #1 for customer satisfaction
- Over 40 apps available
- Online leadership via
  - Fastest online and mobile access of major banks
  - More comprehensive features
  - More reach across platforms and devices

Windows 8 mobile app
- Only Australian bank with Windows 8 application

Institutional customer portal
- Access to insights, research and economic forecasts

Westpac concierge app
- Supports Westpac Black card concierge service
- 3,402 downloads, 1,000+ requests



Branch kiosk app
- Supports self serve in branches
- calculators, brochures, product searches

Multi-brand SGB iPad Apps
- Covering St.George, Bank of Melbourne and BankSA

Westpac & St.George Foundation
- Charity donation system utilising NFC technology on android devices

COL Mobile
- Mobile access to Corporate Online



Westpac Banking for iPad app
- Only native iPad banking app in Aus
- Now includes account opening and estatements



WBC PayPig, BankSA LittleSavers & NZ Cash critter
- Encouraging young savers
- Linking chores to allowances

PayWay
- Mobile payments for SME customers providing same day settlement

Mobile broker applications
- Supporting mortgage broker partners
- Enhanced customer conversations



SGB android money meter widget
- First major bank widget for Android
- Check balances at a glance

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 62

Westpac GROUP

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 Phase II – Processing Systems/Customer Channels Increasing leadership in Wealth 63 Grow revenue SMSF Managed Accounts Further integrate banking and wealth Drive productivity Competitively positioned for change The wealth platform will be delivered in stages over the coming years - the first phase of the investment platform, the release of ‘BT Cash’ will begin in late 2013 • Will provide a market leading platform for Self Managed Super Funds and individually managed accounts • More comprehensive offer to build deeper relationships • Simplified and consolidated product set • Rationalise existing platforms • Straight through processing • Modern, intuitive interface • Built on modern infrastructure • Better meet changing customer needs • Built for new regulations and easier to respond to change • Pay for what you use model suits a wider range of customers and advisors • Integrated access across banking and wealth for both customers and advisors • Single sign on, mobile access and transactional capabilities BTFG is investing in a new, integrated wealth platform to transform how customers build, manage and protect their wealth The platform will extend BT’s #1 position in the platform market

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 Phase II – Processing Systems Core platform modernisation and consolidation Completed foundations for core modernisation Upgrade St.George to latest version of Hogan (Celeriti) Consolidate Westpac onto single core platform • Systems in place to support portfolio of brands • Completed Systems Access Layer to simplify front to bank end system linkages • Key Infrastructure completed with state of the art data centres and security Westpac Channels + St.George Channels St.George Integration Hogan Westpac Channels + Trading Bank St.George Channels New Hogan (Celeriti) Westpac Channels + St George Channels + New Hogan (Celeriti) Completed and in target state • Move St.George to enterprise integration platforms (System Access Layer) • Modernise and consolidate core platform in St.George to latest Hogan version (Celeriti) • Upgrade St.George to target Customer Channel systems • Consolidate Westpac onto Celeriti platform 64 Trading Bank Systems Access Layer Systems Access Layer We are here Systems Access Layer Phase I Phase II

FULL YEAR 2013 CAPITAL, FUNDING & LIQUIDITY COMPARISON OF 2H13 VERSUS 1H13 CASH EARNINGS BASIS (UNLESS OTHERWISE STATED)

Strong capital position, up across all measures

- Westpac's capital ratios are reported on an APRA Basel III basis
- Solid earnings growth contributed to a 36bps rise in the common equity tier 1 (CET1) ratio
- The payment of the interim and special dividends reduced CET1 ratio 97bps
- Fully harmonised BCBS[1] Basel III CET1 ratio, up 16bps to 11.56%
- The agreement to acquire Lloyds Australian businesses is estimated to reduce the CET1 ratio by around 38bps
- The redemption/conversion of TPS2003 and SPS reduced the Group's Tier 1 ratio a net 37bps

Key capital ratios[2] (%)	2H12	1H13	2H13
Common equity tier 1 ratio	8.2	8.7	**9.1**
Additional tier 1 capital	1.6	2.1	**1.6**
Tier 1 capital ratio	9.8	10.8	**10.7**
Tier 2 capital	1.7	1.7	**1.6**
Total regulatory capital ratio	11.5	12.5	**12.3**
Risk weighted assets ($bn)	309	308	**307**
Common equity tier 1 ratio (BCBS)	10.6	11.4	**11.6**

Common equity tier 1 capital ratio (% and bps)



8.16
8.74
116
(97)
1
16
9.10
11.56
36bps of capital generated in 2H13
30 Sept 12 Basel III 2
31 Mar 13 Basel III
Cash earnings
Dividends paid out
RWA movement
Other
Sep-13 Basel III
Sep 13 BCBS

1 Basel Committee on Banking Supervision. 2 Ratios and RWA calculated on a Basel III basis with 2H12 numbers on a pro forma basis.

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 66

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 • Preferred range for CET1 ratio of 8.0% to 8.5%, comfortably above APRA minimums and capital conservation buffer • Management buffer above regulatory minimums considers – Desire to remain well capitalised on both an Australian and global basis – Quarterly volatility in reported ratios – Possible reduction in capital under severe stress tests using internal modelling and regulatory scenarios – Flexibility should APRA’s capital standards be further updated/adjusted Clear preferred capital range 67 Board approved Basel III preferred capital range 1 All numbers prior to Mar-13 on a pro forma basis. Preferred range 8.0% to 8.5% 7.1% 6.7% 7.3% 6.9% 7.4% 7.2% 7.7% 7.5% 8.2% 8.3% 8.7% 8.4% 9.1% Sep-10 Dec-10 Mar-11 Jun-11 Sep-11 Dec-11 Mar-12 Jun-12 Sep-12 Dec-12 Mar-13 Jun-13 Sep-13 Common equity tier 1 ratio1 (%) APRA regulatory minimum Additional management buffer Westpac preferred range Regulatory minimum 4.5% Capital conservation buffer 2.5% 8.0 – 8.5% Common equity tier 1 ratio preferred range (%)

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 APRA to BCBS Basel III reconciliation • APRA has maintained the conservative stance adopted under its Basel II capital standards, resulting in a significant variance between capital measured under APRA and fully harmonised Basel III • Key differences in the calculation of CET1 ratios between APRA’s Basel III and fully harmonised Basel III under BCBS are detailed below 68 Description Common equity tier 1 ratio Westpac’s common equity tier 1 capital ratio under APRA Basel III 9.10% Under BCBS, supervisors have the option of applying concessional thresholds when determining the capital requirements of deferred tax assets, investments in non-consolidated subsidiaries (NCS) and equity investments in commercial entities held in the banking book. Risk weighted asset treatments apply in lieu of common equity deductions if these items are individually less than 10% and together less than 15% of common equity. To the extent the amounts are greater than the concessional thresholds, common equity deductions apply APRA has chosen not to apply this concessional treatment and requires a 100% deduction from common equity for deferred tax assets, investments in non-consolidated financial institutions, NCS, equity investments, and all under-writing positions in financial and commercial institutions held for more than 5 business days Westpac’s common equity tier 1 ratio would increase if APRA applied concessional thresholds +126bps Mortgage risk weights under APRA are based on a minimum loss given default (LGD) of 20%, whereas BCBS sets a minimum LGD of 10%. The actual LGD used must be supported by historical data but APRA’s higher minimum means that Australian mortgage risk weights are typically higher than those calculated using the lower BCBS LGD minimum +77bps APRA applies a risk weighted asset requirement to Interest rate risk in the banking book (IRRBB). This is not currently considered under BCBS standards +21bps Other differences, including treatment of specialised lending +22bps Westpac’s fully harmonised Basel III common equity tier 1 capital ratio under BCBS 11.56%

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 14.7 14.5 12.3 12.3 11.6 11.5 11.4 11.2 11.2 11.0 10.8 10.8 10.7 10.5 10.3 10.1 10.1 10.0 9.6 9.6 9.3 9.3 9.2 9.0 8.9 8.9 8.8 8.6 8.6 8.5 8.5 8.3 8.2 7.8 Swedbank SHB (Svenska) UOB SEB Westpac Danske Bank DBS Erste OCBC CBA DnB ANZ Standard Chartered HSBC NAB BNP Paribas Citicorp Nordea Bank of America Bank of Montreal CIBC JP Morgan Chase Royal Bank Canada UBI Banca Bk of Nova Scotia TD Bank Intesa Sanpaolo Commerzbank BOQ Wells Fargo BKIR US Bancorp Barclays BEN Median 9.5% Fully harmonised common equity tier 1 ratio above local peers and at the upper end of global peers Global peer comparison of Basel III pro-forma common equity tier 1 ratios (%) 69 Source: Company data, Credit Suisse estimates (based on latest reporting data as at October 2013). Australian banks based on FY13 results.

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 • RWA remained relatively flat, decreasing $1bn and included – Credit RWA increased 3% overall or $6.5bn, from higher lending and the impact of a lower A$ on offshore assets and foreign currency commitments – Interest rate risk in the banking book (IRRBB) decreased $6.8bn driven by enhancements to the regulatory capital model – Lower market RWA of $1.5bn from a reduced exposure to interest rate risk – Other RWA increased $0.6bn Risk weighted assets flat over half 70 308 6 1 1 307 (2) (7) 1H13 Credit risk Market risk Operational risk IRRBB Other 2H13 Flat 1 3 254 4 0 0 0 260 (1) (1) 1H13 Corporate Business lending Bank Residential mortgages Specialised lending Securitisation Mark-to-market related credit risk Other 2H13 Up 3% RWA movements ($bn) Credit RWA movements ($bn)

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 Westpac has built a strong and sustainable funding profile 71 44 58 61 5 7 7 1 2 2 10 11 9 4 5 5 20 10 9 16 7 7 FY08 FY12 FY13 Wholesale Onshore <1Yr Wholesale Offshore <1Yr Wholesale Onshore >1Yr Wholesale Offshore >1Yr Securitisation Equity Customer deposits 2 SFR 64% SFR 84% SFR 83% 1 SFR is the stable funding ratio calculated on the basis of customer deposits + wholesale funding with residual maturity greater than 12 months + equity + securitisation, as a proportion of total funding. 2 2008 does not include St.George. 3 Equity excludes FX translation, available for sale securities and cash flow hedging reserves. 4 Private securities include bank paper, RMBS and supra-nationals. 5 Includes long term wholesale funding with a residual maturity less than 1 year. 3 Westpac deposit growth funding loan growth 4.3 8.6 8.6 21.3 9.8 27.8 11.9 23.0 11.2 3.0 6.6 12.4 9.5 8.3 6.7 15.0 57.2 58.7 59.6 62.5 63.2 67.6 69.0 71.4 40 45 50 55 60 65 70 0 5 10 15 20 25 30 1H10 2H10 1H11 2H11 1H12 2H12 1H13 2H13 Customer deposit growth ($bn) Net loan growth ($bn) Customer deposit to loan ratio (%) Funding composition by residual maturity (%) 7 39 42 44 102 38 31 25 28 33 43 54 FY08 FY11 FY12 FY13 Short term outstanding debt FY13 Self securitisation Private securities and government guaranteed paper Cash, government and semi-government bonds Liquid assets ($bn) 45 126 110 103 • Stable funding ratio1 (SFR) 84%, up 99bps (FY12/FY13) • Customer deposits 61% of total funding, up 290bps (FY12/FY13) • Continued strong growth in customer deposits, up $35bn over the year, enabled the Group to – Fully fund loan growth over the year – 377bps improvement in customer deposit to loan ratio to 71.4% – Buy back $8bn in Government-guaranteed term debt – Limit wholesale funding issuance – Increase funded liquid assets • The Group’s liquidity position has also been supported by an $11bn increase in self-securitised assets 5 4 2

Wholesale funding significantly lower; provides capacity for growth

- $22bn term debt issued in FY13
- Includes $2.3bn in Tier 1 and Tier 2 capital securities
- Weighted average maturity of new issuance 4.8 years (4.3 years FY12)
- Well positioned for FY14
  - Maturities actively managed - $8 billion of AUD and USD Government-guaranteed debt bought back in FY13
  - Issued $2.1bn after 30 Sept 2013
  - Able to fund acquisition of Lloyds' Australian Businesses from internal resources

Term debt issuance and maturity profile[1] ($bn)



Covered Bond
Hybrid
Senior
Govt Guaranteed
Sub Debt
Issuance
Maturities
45
43
25
33
22
2
24
23
19
19
15
12
FY09
FY10
FY11
FY12
FY13
FY14 ytd
FY14 remaining
FY15
FY16
FY17
FY18
>FY18

Less reliance on short term funding



Short term funding to total funding including equity² (%)
36
22
20
23
17
16
FY08
FY09
FY10
FY11
FY12
FY13

Lowest short term funding of peers



Short term funding ($bn)
Short term funding to total funding including equity³,⁴ (%)
16
18
20
24
102
109
140
158
Westpac
Peer 1
Peer 2
Peer 3

1 Based on residual maturity and FX spot currency translation. Includes all debt issuance with contractual maturity greater than 13 months, excluding US Commercial Paper. Contractual maturity date for hybrids and callable subordinated instruments is the first scheduled conversion date or call date for the purposes of this disclosure. Perpetual sub-debt has been included in >FY18 maturity bucket. Maturities exclude securitisation amortisation. 2 Includes long term wholesale funding with a residual maturity less than 1 year. 3 Short term funding includes Central Bank deposits and long term funding with a residual maturity less than 1 year. 4 Source: Westpac, Company reports. Peers as at end of FY13.

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 72

Westpac GROUP

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 Issuance capabilities delivering diversity in new term funding 73 1 Based on residual maturity and FX spot currency translation. Includes all debt issuance with contractual maturity greater than 13 months, excluding US Commercial Paper. Contractual maturity date for hybrids and callable subordinated instruments is the first scheduled conversion date or call date for the purposes of this disclosure. 2 Excludes securitisation. 3 Sources: Westpac, APRA Banking Statistics September 2013. FY12 1H13 FY12 1H13 FY12 1H13 13 15 12 15 17 26 24 29 Peer 1 Peer 2 Peer 3 Westpac Remaining capacity (8% cap & overcollateralisation) ($bn) Issued ($bn) 0 2 4 6 Series 1 Series 2 Series 3 0 2 4 6 Series 1 Series 2 Series 3 47 33 8 3 9 Senior unsecured Covered bonds RMBS & ABS Hybrid Subordinated debt 55 21 14 6 4 9 24 12 40 15 2 Years 3 Years 4 Years 5 Years >5 years 44 34 11 4 1 6 AUD USD EUR JPY GBP Other FY12 FY13 FY13 New term funding by type1 (%) New term funding by currency1 (%) New term funding by original tenor1,2 (%) 42 44 9 5 FY13 44 37 33 34 Peer 1 Peer 2 Peer 3 Westpac Australian covered bond issuance3 % Capacity utilised (%) 11 10 1 59 19

FULL YEAR 2013 ASSET QUALITY COMPARISON OF 2H13 VERSUS 1H13 CASH EARNINGS BASIS (UNLESS OTHERWISE STATED)

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 Standard and Poor’s risk grade Australia NZ / Pacific Americas Europe Asia Group % of Total AAA to AA- 76,929 7,405 7,738 858 1,176 94,106 12% A+ to A- 35,828 4,742 2,129 1,464 2,297 46,460 6% BBB+ to BBB- 50,624 7,650 1,021 1,459 5,237 65,991 8% BB+ to BB 57,678 7,907 351 142 1,112 67,190 8% BB- to B+ 56,150 8,386 42 - - 64,578 8% <B+ 8,547 1,987 39 137 - 10,710 1% Secured consumer 376,013 39,963 - - 511 416,487 52% Unsecured consumer 39,384 4,367 - - 33 43,784 5% Total Committed Exposures 701,153 82,407 11,320 4,060 10,366 809,306 Exposure by region1 (%) 87% 10% 1% <1% 1% 100% 67 18 11 4 Housing Business Institutional Other consumer 2 2 11 4 77 1 2 1 Cash and balances with central banks Receivables due from other financial institutions Trading securities, financial assets at fair value and available-for-sale securities Derivative financial instruments Loans Life insurance assets Goodwill Other assets High quality portfolio with bias to secured consumer lending Exposure by risk grade as at 30 September 2013 ($m) Asset composition as at 30 September 2013 (%) 75 1 Exposure by booking office. On balance sheet lending Total assets

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 0 20,000 40,000 60,000 80,000 100,000 Other Mining Accommodation, cafes & restaurants Construction Utilities Transport & storage Agriculture, forestry & fishing Services Property & business services Government admin. & defence Manufacturing Wholesale & Retail Trade Property Finance & insurance 2H12 1H13 2H13 2.0 2.0 1.9 1.4 1.3 1.1 1.2 1.3 2006 2007 2008 2009 2010 2011 2012 2013 • Top 10 single name exposures to corporations and non-bank financial institutions (NBFIs) continues to be below 2% of TCE • Largest corporation/NBFI single name exposure represents 0.3% of TCE 0 300 600 900 1,200 1,500 1,800 2,100 2,400 2,700 BBB+ BBBA+ AA AA A+ ABBB S&P rating or equivalent Diversification across industries and large exposures 76 Exposures at default1 by sector ($m) Top 10 exposures to corporations and NBFIs6 as a % of TCE5 (%) Top 10 exposures to corporations & NBFIs6 as at 30 Sept 2013 ($m) 1 Exposures at default represents an estimate of the amount of committed exposure expected to be drawn by the customer at the time of default and excludes consumer lending. 2 Finance and insurance includes banks, non-banks, insurance companies and other firms providing services to the finance and insurance sectors. 3 Property includes both residential and non-residential property investors and developers, and excludes real estate agents. 4 Construction includes building and non-building construction, and industries serving the construction sector. 5 Includes St.George from 2009 onwards. 6 Non-Bank Financial Institutions. 3 2 4 Represents undrawn underwriting offer, to be syndicated should offer be accepted

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 0.0 5.0 10.0 15.0 Jun-87 Jun-89 Jun-91 Jun-93 Jun-95 Jun-97 Jun-99 Jun-01 Jun-03 Jun-05 Jun-07 Jun-09 Jun-11 Jun-13 Income (Annual, %) Commercial property portfolio comfortably within appetite 77 -20.0 -10.0 0.0 10.0 20.0 30.0 Jun-87 Jun-89 Jun-91 Jun-93 Jun-95 Jun-97 Jun-99 Jun-01 Jun-03 Jun-05 Jun-07 Jun-09 Jun-11 Jun-13 Capital returns (Annual, %) 1 Source: IPD Investment performance index Q2 2013. Analysis Westpac Property. Capital growth largely in assets offering secure medium to long term income flow Income return (yield) steady to slight firming at around average 55 19 17 9 Commercial offices & diversified groups Retail Residential Industrial 18 12 7 7 7 9 40 NSW & ACT VIC QLD SA & NT WA NZ & Pacific Institutional Update Update pie charts for 30 Sept 2013 63 61 54 53 50 48 51 51 52 54 9.6 9.1 8.0 7.7 7.1 6.5 6.9 6.8 6.7 6.6 -2 10 10 1H09 2H09 1H10 2H10 1H11 2H11 1H12 2H12 1H13 2H13 Commercial property exposure ($bn) Commercial Property as % of TCE 16 11 8 6 5 9 45 NSW & ACT VIC QLD SA & NT WA NZ & Pacific Institutional 56 18 17 9 Commercial offices & diversified groups Retail Residential Industrial 12.5 15.2 15.5 13.7 11.7 9.7 7.7 6.4 4.5 2H09 1H10 2H10 1H11 2H11 1H12 2H12 1H13 2H13 Commercial property portfolio TCE classified as stressed (%) Market returns for commercial property stabilising1 Commercial property exposures size ($bn) and % of TCE Commercial property portfolio by sector and region (%)

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 0.50 0.57 0.63 0.67 0.68 0.62 0.60 0.58 0.56 0.44 0.29 0.29 0.36 0.46 0.51 0.41 0.40 0.35 0.35 0.31 1.27 2.23 2.18 2.07 1.66 1.45 1.26 1.24 1.03 0.85 2.06 3.09 3.17 3.20 2.85 2.48 2.26 2.17 1.94 1.60 0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 5,000 5,500 0.0 1.0 2.0 3.0 4.0 1H09 2H09 1H10 2H10 1H11 2H11 1H12 2H12 1H13 2H13 Impaired (lhs) 90+ days past due well secured (lhs) Watchlist & substandard (lhs) IAP (rhs) Total Provisions (rhs) CAP (inc. economic overlay) (rhs) Provisioning coverage ratios 2H12 1H13 2H13 Collectively assessed provisions to credit RWA 108bps1 106bps 99bps Collectively assessed provisions to performing nonhousing loans 155bps 151bps 142bps Impairment provisions to impaired assets 37% 40% 43% Total provisions to gross loans 82bps 80bps 73bps Portfolio stress halved from peak Financial Crisis levels 78 Stressed exposures as a % of TCE and provisions ($m) 1 Calculated based on Basel III pro forma risk weighted assets. % $m 16.4 14.9 12.9 (1.4) (0.0) (0.1) (1.1) (0.2) (0.7) 2H12 Watchlist & substandard 90+dpd well secured Impaired 1H13 Watchlist & substandard 90+ dpd well secured Impaired 2H13 Movement in stressed exposures ($bn)

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 0 1 2 3 4 5 6 Property & business services Retail lending Wholesale & Retail Trade Agriculture, forestry & fishing Manufacturing Services Accommodation, cafes & restaurants Construction Transport & storage Finance & insurance Utilities Mining Other 2H12 1H13 2H13 162 531 568 872 925 745 792 738 886 1,232 1H09 2H09 1H10 2H10 1H11 2H11 1H12 2H12 1H13 2H13 Improvement in portfolio quality across most sectors 79 Stressed exposures by industry ($bn) Gross impaired assets returned to performing or repaid ($m) 1,798 2,149 1,218 1,748 1,519 1,343 1,060 1,194 997 958 1H09 2H09 1H10 2H10 1H11 2H11 1H12 2H12 1H13 2H13 New and increased gross impaired assets ($m)

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 0.60 0.58 0.56 0.44 0.40 0.35 0.35 0.31 1.26 1.24 1.03 0.85 98.40 1H12 2H12 1H13 2H13 Fully performing portfolio Watchlist & substandard 90+ days past due well secured Impaired 97.74 97.83 98.06 Fully performing portfolio • Small cover as low probability of default (PD) • Includes economic overlay 0.25 0.25 0.24 0.23 Provisioning to TCE (%) 1H12 2H12 1H13 2H13 Provision cover by portfolio category 80 Exposures as a % of TCE1 Exposures as a % of TCE Watchlist & substandard • Still performing but higher cover reflects elevated PD 7.86 6.69 6.74 6.36 90+ days past due well secured • In default but strong security 5.76 5.55 5.37 5.36 Impaired assets • In default. High provision cover reflects expected recovery 37.84 37.42 40.24 43.16 Collective provisions Impaired asset provisions

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 Maintaining mortgage portfolio quality 81 Australian housing portfolio 2H12 Balance 1H13 Balance 2H13 Balance 2H13 Flow1 Total portfolio ($bn) 316.3 321.9 328.5 29.5 Owner-occupied (%) 48.2 48.1 47.9 48.4 Investment property loans (%) 41.5 42.2 43.1 47.8 Portfolio loan/line of credit (%) 10.3 9.7 9.0 3.8 Variable rate / Fixed rate (%) 87 / 13 85 / 15 81 / 19 71 / 29 Low Doc (%) 5.7 5.2 4.7 1.8 Proprietary channel (%) 58.4 58.2 58.0 57.0 First Home Buyer (%) 11.8 11.7 11.4 9.2 Mortgage insured (%) 25.8 24.4 23.3 16.8 2H12 1H13 2H13 Average LVR at origination (%) 69 69 69 Average dynamic2,3,4 LVR (%) 48 48 46 Average LVR of new loans5 (%) 69 70 72 Average loan size ($’000) 217 219 221 Customers ahead on repayments, excluding offset accounts2,6 (%) 59 56 57 Actual mortgage losses (net of insurance)7 ($m) 43 52 43 Actual mortgage loss rate annualised (bps) 3 3 3 0 10 20 30 40 50 60 70 0<=60 60<=70 70<=80 80<=90 90<=95 95+ FY13 drawdowns LVR at origination Portfolio LVR at origination Portfolio dynamic LVR - 10 20 30 40 50 NSW & ACT VIC & TAS QLD WA SA & NT Total Australian banking system Westpac portfolio (all brands) Westpac FY13 drawdowns (all brands) 8 2,3,4 Australian housing portfolio (%) Australian housing portfolio by State (%) 1 Flow is all new mortgage originations total settled amount originated during the 6 month period ended 30 September 2013 and includes RAMS. 2 Excludes RAMS. 3 Dynamic LVR represents the loan-to-value ratio taking into account the current outstanding loan balance, changes in security value and other loan adjustments. 4 Property valuation source Australian Property Monitors. 5 Average LVR of new loans is based on rolling 12 month window for each year end period. 6 Customer loans ahead on payments exclude equity/line of credit products as there are no scheduled payments. 7 Mortgage insurance claims 2H13 $14m (1H13 $10m, 2H12 $17m and 1H12 $13m). 8 ABA Cannex July 2013.

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 • Australian mortgage customers continue to display a cautious approach to debt levels, taking advantage of historically low mortgage rates to pay down debt – Including mortgage offset account balances, 71% of customers are ahead of scheduled payments, with 22% of these being more than 2 years ahead – Excluding mortgage offset account balances, 57% of Australian mortgage customers are ahead of scheduled payments – Prepayment levels impacted by increased flows into fixed rate loans (where additional repayments are limited) • Sound underwriting criteria underpin the Group’s very low level of residential mortgage arrears and losses • Credit policies are broadly aligned across brands and all credit decisions are made by the Westpac Group, regardless of the origination channel • Loan serviceability assessments include an interest rate buffer, adequate surplus test and discounts to certain forms of income (e.g. dividends, bonus or rental income) • Westpac has a minimum assessment rate, often referred to as a floor rate, currently set at 6.80% p.a. across all brands • In the current interest rate environment, the minimum assessment rate is 181bps higher than the standard lending rate Mortgage customer behaviour remains cautious 82 Australian home loan customers ahead on repayments1,2 (%) 1 Excludes RAMS. 2 Customer loans ahead on payments exclude equity loans/line of credit products as there is no scheduled principal payments. ‘Behind’ is more than 30 days past due. ‘On time’ includes up to 30 days past due. 0 10 20 30 40 50 Behind On Time < 1 Month < 1 Year < 2 Years > 2 Years Sep-12 Mar-13 Sep-13 Sep-13 inc. mortgage offset accounts 301 52 31 312 (13) (31) (22) (6) FY12 New lending Redraw/ Interest/fees Contract repayments Accelerated repayments Property sales & other runoff External refinance FY13 Ahead on repayments 1 8. 3 1H09 2H09 1H10 1H11 2H11 1H12 2H12 1H13 2H13 Aust.mortgage offset account balances ($bn) Australian mortgage1 balance growth ($bn) exc. mortgage offset accounts

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 Delinquencies • Lower interest rates and a continued conservative approach to debt by borrowers have supported very strong credit quality • 90+ days delinquencies remain low at 53bps, down 5bps (up 1bp FY12/FY13) with the impact of seasonal trends retracing in 2H13 • 30+ days delinquencies 119bps, down 22bps (unchanged FY12/FY13) Properties in possession • A more active approach to assisting customers in late cycle arrears has seen an increase in properties in possession to 353 at September 2013, up from 248 at March 2013 (289 at Sep 2012) Loss rates • Portfolio losses of $95m represent a loss rate of 3bps annualised (net of insurance claims1); loss rate unchanged from 1H13 (unchanged FY12/FY13) • Loss rates remain very low by international standards – due to sound underwriting standards, high levels of borrower equity, mortgage insurance and active collections strategies Australian housing portfolio delinquencies at low levels 83 1 Mortgage insurance claims 2H13 $14m (1H13 $10m, 2H12 $17m and 1H12 $13m). - 1.0 2.0 3.0 4.0 Sep-08 Dec 08 Mar-09 Jun 09 Sep-09 Dec 09 Mar-10 Jun 10 Sep-10 Dec 10 Mar-11 Jun-11 Sep-11 Dec-11 Mar-12 Jun-12 Sep-12 Dec-12 Mar-13 Jun-13 Sep-13 90+ Past Due Total 90+ First Home Buyer 90+ Low Doc 90+ Investor 30+ Past Due Loss Rates 0.0 0.5 1.0 1.5 Mar-09 Jun-09 Sep-09 Dec-09 Mar-10 Jun-10 Sep-10 Dec-10 Mar-11 Jun-11 Sep-11 Dec-11 Mar-12 Jun-12 Sep-12 Dec-12 Mar-13 Jun-13 Sep-13 ALL NSW/ACT VIC/TAS QLD WA SA/NT Australian mortgages delinquencies and loss rates (%) Australian mortgage 90+ days delinquencies (%)

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 • Investment property loans (IPLs) make up 43.1% of Westpac’s Australian mortgage portfolio • 44% of IPL loans are originated at 75-80% LVR, to maximise tax benefits and avoid mortgage insurance costs • While the majority of IPLs are interest-only, the realised amortisation profile closely tracks the principal and interest portfolio, with 41% of interest-only IPL customers ahead on repayments at FY13 • Compared to owner-occupied applicants, IPL applicants on average are older, have higher incomes and higher credit scores • Specific credit policies apply to IPLs to assist risk mitigation, for example – Holiday apartments subject to tighter acceptance requirements – Additional LVR restrictions apply to single industry towns • IPL delinquency performance has historically been better than the portfolio average – At FY13, IPL 90+ days delinquencies were 42bps compared to 53bps for the total portfolio • IPL losses $44m1 in FY13, representing 3.4bps of the total portfolio • Self-managed Super Fund balances, mainly IPLs, a very small part of the portfolio, at <1% of Australian mortgage balances Australian investment property portfolio performing well 84 1 Excludes RAMS. 0 10 20 30 40 50 0-60 60-70 70-75 75-80 80-85 85-90 90-95 95-97 97+ Owner Occupied IPL 0.0 0.5 1.0 Mar-10 Sep-10 Mar-11 Sep-11 Mar-12 Sep-12 Mar-13 Sep-13 All Non-IPL Mix (IPL & Owner Occ.) Multi (More than 1 IPL) Single IPL Australian mortgage1 loan-to-value ratio at origination (%) Australian mortgage1 90+ days delinquency by customer type (%) 2.8 3.4 2.2 11.0 FY13 total portfolio FY13 IPL portfolio FY13 Owner Occ. portfolio 1992 total portfolio (last recession) Australian mortgage1 loss rates (bps) 28 25 47 Single IPL Mix (IPL & Owner Occ.) Multi (>1 IPL) Australian IPL1 portfolio (%) By customer type 0 5 10 15 20 25 0<=50 50<=75 75<=100 100<=125 125<=150 150<=200 200<=500 500<=1m 1m+ Owner Occupied IPL Australian mortgage1 applicants by gross income band (%)

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 Lenders mortgage insurance managing risk transfer 85 1 Waivers of the LMI requirement are provided to certain approved borrowers. Waivers are not provided to Low Doc borrowers. 2 Prudential Capital Requirement (PCR) determined by APRA. 3 2013 industry data not available at 4 November 2013. 4 Source: Westpac. 5 Loss ratio is claims over the total of earned premium plus reinsurance rebate plus exchange commission. 6 Insured coverage is net of quota share. 76.8 10.2 13.0 External Mortgage Insurance Westpac channel through QBE LMI St.George and RAMS through Genworth LVR >80% to = 90% and Low Doc LVR >60% to = 80% insured through captive LMI LVR >90% insured externally In-house mortgage insurance WLMI 40% risk retained by WLMI 6 Lenders mortgage insurance (LMI) structure at 30 September 2013 LVR =80% and Low Doc LVR =60% not insured 1H12 2H12 1H13 2H13 Insurance claims ($m) 13 17 10 14 WLMI loss ratio5 (%) 30 35 30 38 Gross written premiums ($m) 32 23 25 25 • Lenders mortgage insurance provides the following benefits to the Westpac Group – Risk transfer / loss mitigation – Improvement in the quality of risk acceptance via the additional layer of independent review provided by the mortgage insurer • New mortgages with origination LVR between 80-90% (or 60-80% for Low Doc)1 are generally covered by Westpac Lenders Mortgage Insurance (WLMI), Westpac Group’s captive lenders mortgage insurer and are subsequently reinsured • Reinsurance arrangements through four providers further reduces risk by not relying on a single supplier • Mortgages with origination LVR >90% are insured with third parties (prior to 2009 insured through WLMI) • WLMI provides the Westpac Group with an increased return on the mortgages it insures through the capture of underwriting profit • WLMI is strongly capitalised (separate from bank capital) and subject to APRA regulation. Capitalised at 1.25x PCR2 • Scenarios confirm sufficient capital to fund claims arising from events of severe stress – estimated losses for WLMI from a 1 in 200 year event are $267m (net of re-insurance recoveries) 0 20 40 60 2004 2005 2006 2007 2008 2009 2010 2011 2012 LMI Industry Loss Ratio (%) WLMI Loss Ratio (%) WLMI underwriting performance has consistently outperformed industry3 5 4 Quota share reinsurance 60% risk transferred through quota share with Genworth Australia, QBE LMI, Arch Re and Tokio Millennium

Mortgage portfolio stress testing outcomes

- Westpac regularly conducts a range of portfolio stress tests as part of its regulatory and risk management activities
- The Australian mortgage portfolio stress testing scenario presented represents a severe recession – significant reductions in consumer spending and business investment lead to six consecutive quarters of negative GDP growth, resulting in a material increase in unemployment and nationwide falls in property and other asset prices
- Estimated Australian housing portfolio losses under stress conditions are manageable within the Group's risk appetite and capital base
  - Yearly average losses over the stressed scenario $761m, representing 23bps of the portfolio
  - Cumulative net loss modelled over the three years is $2.3bn
  - WLMI and external LMI insurance claims would also be higher – an estimated additional $386m in total over the three years[1]
- Westpac's captive mortgage insurer, Westpac Lenders Mortgage Insurance (WLMI), separately conducts stress testing to ensure it is sufficiently capitalised to cover mortgage claims arising from a stressed mortgage environment
- Target capital ratios at the Westpac Group level also consider the combined impact on the mortgage portfolio and WLMI of severe stress scenarios to provide appropriate capital buffers

Australian mortgage portfolio stress testing as at 30 September 2013

Key assumptions		Stressed scenario		
	Current	Year 1	Year 2	Year 3
Portfolio size ($bn)	335	323	318	319
Unemployment rate (%)	5.8	11.2	10.2	8.9
Interest rates (cash rate, %)	2.5	1.0	1.0	1.0
House prices (% change cumulative)	0.0	-13.0	-21.2	-23.4
Annual GDP growth (%)	2.3	-3.9	-0.2	1.7
Key outcomes[1]				
Stressed losses (net of LMI recoveries)	3bps	34bps	31bps	6bps

1 Australian mortgage stress testing model recalibrated in 2H13 to reflect a more severe loss experience in Years 1 and 2 and more conservative estimates of LMI losses over the 3 year period.

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 86

Westpac GROUP

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 • Unsecured consumer asset quality has remained strong, as further interest rate cuts have assisted debt serviceability and the Group maintains a sound approach to credit decisioning and underwriting • Australian consumer unsecured delinquencies fell 26bps to 106bps (down 7bps FY12/FY13) assisted by seasonal trends and a strong focus on customer engagement – Australian credit card 90+ days delinquencies were down 19bps to 93bps (up 1bp FY12/FY13) – The average payments to balance ratio continued to trend upwards, increasing 105bps to 47.7% (up 227bps FY12/FY13), reflecting ongoing consumer caution towards debt – Australian personal loan 90+ days delinquencies were down 26bps to 106bps (down 12bps FY12/FY13) Australian unsecured lending portfolio performing well 87 Australian credit card average payments to balance ratio1 (%) Australian unsecured lending 90+ days delinquencies (%) 1 Cards average payments to balance ratio is calculated using the average payment received compared to the average statement balance at the end of the reporting month. 39.7 39.8 41.4 45.6 45.2 42.7 43.8 43.7 44.6 44.7 45.3 45.4 46.6 47.7 1H07 2H07 1H08 2H08 1H09 2H09 1H10 2H10 1H11 2H11 1H12 2H12 1H13 2H13 - 0.50 1.00 1.50 2.00 2.50 3.00 Sep-10 Mar-11 Sep-11 Mar-12 Sep-12 Mar-13 Sep-13 Credit cards Personal loans Total unsecured lending

FULL YEAR 2013 BUSINESS UNITS COMPARISON OF 2H13 VERSUS 1H13 CASH EARNINGS BASIS (UNLESS OTHERWISE STATED)

AFS

AFS - Cash Earnings momentum continued

Westpac St.George BT

Cash Earnings movement ($m)



2,122
141
24
(66)
33
(78)
2,176
142
125
(53)
(48)
(40)
2,302
Up 3%
Up 6%
2H12
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
1H13
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
2H13

Key features of AFS in 2H13

- Cash and core earnings both up strongly by 6%
- All AFS businesses contributed to strong performance
- Net interest income up $142m (3%), with disciplined volume growth and well managed margins, up 3bps
- Non-interest income up $125m (7%) driven by strong wealth revenues
- Expenses up $53m (2%), with productivity savings partially re-invested, particularly into Bank of Melbourne and wealth platforms. Expense to income ratio down significantly by 101bps to 44.0%
- Impairment charges up $48m (up 13%). 1H13 included benefit from the large reduction in SGB business stressed assets

Cash Earnings ($m) and contribution (%)



3,812
5%
3,998
12%
4,478
FY11
FY12
FY13
17
32
51
WRBB
SGB
BTFG

Cash Earnings movement ($m)



3,998
578
298
(224)
83
(255)
4,478
Up 12%
FY12
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
FY13

Cash Earnings contribution ($m)



3,998
186
210
84
4,478
Up 12%
FY12
WRBB
SGB
BTFG
FY13

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 89

Westpac GROUP

Customer focused approach driving strong financial outcomes

AFS

Westpac St.George BT

Improved Cash Earnings ($m) performance



2H11 1H12 2H12 1H13 2H13
11% CAGR[1]
960 1,001 1,113 1,116 1,184
8% CAGR[1]
622 574 657 715 726
2% CAGR[1]
373 301 352 345 392
WRBB
SGB
BTFG

Strong ROTE[2] (%)



22.7
24.7
24.9
26.1
1H12
2H12
1H13
2H13

AFS 'whole' worth more than the sum of its parts

- Clear portfolio of brands approach, including differentiated pricing, co-ordinated product strategy and cross-brand network planning in local areas
- Major brands relaunched with distinct position for target customers in WRBB, SGB and BTFG
- AFS/WIB partnership is building momentum with targets in scorecards across banking and WIB
- Renewed focus on service quality. In FY13, reduced customer complaints, down 15%, with complaints in credit cards and merchants down 21%
- Customer numbers up 2.3%
- Improving employee advocacy up 14 percentage points in FY13

Bank modernisation bringing the future forward

- AFS branch network refresh commenced
  - 17 'Bank Now' sites (WRBB) opened with Smart ATMs and digital technology
  - 'Fresh Start' retail transformation of SGB branches delivering strong uplift in key performance metrics
- Over 131 roaming digital ambassadors across WRBB and SGB to assist customers migrate to our digital channels
- 'Business Connect' video conferencing technology rolled out in SGB branches. Technology to be leveraged across AFS
- Continued migration of customers and transaction flows to digital channels, improving service and efficiency
- Over 59m pro-active customer alert service messages sent in FY13, plus 1.3m prompted branch/contact centre conversations

1 CAGR represents compound average growth rate from 2H11 to 2H13 (annualised). 2 ROTE is Return On Average Tangible Equity and defined on slide 144.

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 90

Westpac GROUP

AFS

Delivering efficiency and productivity

Westpac St.George BT

- Continued investment in improving the customer experience while containing expense growth to 2% (4% in FY12/FY13)
  - 6 additional Bank of Melbourne branches (15 in FY12/FY13), BTFG's new wealth platform commenced and brand relaunches
- By focusing on the customer, AFS generated the following efficiencies
  - Simplifying products with 31 (14%) 'for-sale' products removed in FY13
  - Radically simplifying processes (customer complaints down 15% in FY13)
  - Increasing the flow of transactions through digital channels (mobile self serve adoption rates up 25% in 2H13)
- Expense to income ratio down 101bps to 44.0% (down 138bps FY12/FY13) with tight expense management and strong revenue growth
- Revenue per FTE up 4% (9% FY12/FY13), from a continued focus on the productivity of bankers and customer facing staff

Disciplined expense management ($m)


Expenses up 2%
2,757
2,796
2,862
2,915
1H12
2H12
1H13
2H13

Further improvements to revenue per FTE ($'000)


4%
302
322
333
345
1H12
2H12
1H13
2H13

Continued reduction in expense to income ratio (%)


46.7
45.2
45.1
(101bps)
44.0
1H12
2H12
1H13
2H13

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 91

Westpac GROUP

Delivering for customer online/ mobile preference

AFS

Westpac st.george BT

Digital growth deepening relationships and improving service

- AFS active digital customers as a percentage of total customers up 1.2 percentage points to 40.7% (up 2.2 percentage points FY12/FY13)
- Percentage of digital sessions conducted via mobile has increased strongly, up 2.6 percentage points (up 10 percentage points FY12/FY13)
- Overall payment transactions up 6.1% in FY13, with a significant shift to online/mobile and EFTPOS, while telephone service and cheques have fallen
- In FY13 digital sales accounted for 9.6% of total core retail banking sales (8.2% in 2H12)
- Number 1 ranking in mobile customer satisfaction for SGB[1] compared with the other major Australian banks
- New online/mobile platform released to 4,500 WRBB customers with full roll-out through 2014

Active digital customers (% of total customer base) increasing


36.2
38.5
39.5
40.7
1H12
2H12
1H13
2H13

Shift in payment transactions (%) – FY12 v FY13


12.1
10.4
4.2
(3.6)
(3.4)
(12.5)
(14.0)
Online/ mobile
EFTPOS
Direct Entry
ATM
Branch
Telephone Service
Cheques

% of digital sessions conducted by mobile is increasing


27.5
36.1
43.5
46.1
1H12
2H12
1H13
2H13

1 RFi, Australian Mobility Banking Program, July 2013 survey results.

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 92

Westpac GROUP

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 • Increased customer deposit to loan ratio 175bps to 61.1% (up 305bps FY12/FY13) as a result of strong deposit growth • Deposits up $12bn or 5% (up 8% FY12/FY13) – Household deposits grew at 1.3x system in 2H13 (1.3x system in FY13)1 reflecting focus on liquidity coverage ratio value of deposits – 30% of new deposit flows are from new to bank customers • Lending growth is predominantly from housing with 2H13 improvement in business momentum – Housing loans up $6.7bn or 2% (up 4% FY12/FY13) – Increased new flows in 2H13 partially offset by increased repayments – Business and other lending up 1% (down 1% FY12/FY13) • Lower run off of stressed assets and higher new business volumes in 2H13 contributed to business growth AFS further increased customer deposit to loan ratio 93 1 APRA Banking Statistics, September 2013. 389 398 404 412 416 424 202 214 226 239 247 259 52.0 53.8 55.8 58.1 59.4 61.1 0 10 20 30 40 50 60 100 150 200 250 300 350 400 450 1H11 2H11 1H12 2H12 1H13 2H13 AFS Lending AFS Deposits Deposit to loan ratio (%) 6.7 412.0 5.6 415.8 1.2 423.7 (1.8) 2H12 Housing Business and other 1H13 Housing Business and other 2H13 Up 1% Up 2% (1.4) 239.3 14.7 246.9 13.5 259.0 (7.1) 2H12 Term deposits Savings, transactions and online deposits 1H13 Term deposits Savings, transactions and online deposits 2H13 Up 3% Up 5% AFS AFS lending and deposits ($bn) AFS lending growth ($bn) AFS deposit growth ($bn)

AFS

AFS strong position in key markets

Westpac | St.George | BT

AFS significant improvement in housing/deposit/wealth share

- 18.7% customer penetration of wealth products[1]
  - Improvement in wealth penetration has exceeded average of banking peers over each of the last four years[1]
- 23.0% of household deposit market[2]
  - Market share up 50bps in FY13 versus peer average down 3bps
  - Up 50bps since FY08 (post SGB merger) versus peer average up 37bps
- 23.3% of the mortgage market[3]
  - Market share down 20bps in FY13
  - Up 250bps since FY08 (post SGB merger) versus peer average up 227bps

Westpac Group market share since FY08 (%)[2,3]


Housing (financial system)
Total lending (financial system)
Household deposits (banking system)
22.5
20.8
19.6
23.3
23.0
20.9
FY08
FY09
FY10
FY11
FY12
FY13

Westpac Group wealth penetration[1] (%)


15.3
15.9
16.5
17.0
17.7
18.4
18.6
18.7
Mar-10
Sep-10
Mar-11
Sep-11
Mar-12
Sep-12
Mar-13
Sep-13

Change in banking market share (bps)[2,3]


WBC
avg of peers
250
227
(20)
23
50
37
50
(3)
FY08 vs FY13
FY12 vs FY13
Housing
FY08 vs FY13
FY12 vs FY13
Household deposits

1 Refer slide 144 for wealth penetration metrics and slide 98 for details on changes in wealth penetration over last four years. 2 APRA Banking Statistics, September 2013. 3 RBA Financial Aggregates, September 2013.

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 94
Westpac GROUP

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 • AFS mortgage market share1 of 23.3% – 0.8x system1 (0.8x system FY12/FY13) • Growth in lead indicators for mortgages following 2H13 mortgage campaigns – 16% increase in new mortgage lending volumes – Grew at 0.9x system1 in September • Continued focus on quality in the mortgage portfolio – Deep customer relationships with 4.2 products per mortgage customer, up 2% – No material change to application scores for mortgage applicants, with average application score improving slightly over the year Disciplined mortgage growth 95 1 RBA Financial Aggregates, September 2013. AFS 23.5 25.5 25.5 29.5 1H12 2H12 1H13 2H13 16% 4.0 4.1 4.1 4.2 1H12 2H12 1H13 2H13 2% Strong share of housing market AFS new mortgage lending volumes ($bn) AFS average product holdings per customer, with a mortgage AFS mortgages average credit score (indexed) 100.0 100.0 90.7 92.9 91.2 91.2 89.6 90.7 89.0 4Q11 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 Customer application scores – indexed 4Q11 = 100 Lower number = higher application score = lower risk profile

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 • AFS business lending improved in 2H13 – Up $1.0bn (1%) versus down 2% FY12/FY13 – Stressed business to TCE down to 6.3% • WRBB up 2% (up 1% FY12/FY13) – Strength of local business banking model and accelerated target industry specialisation – New lending of $5.2bn up $1.1bn on 1H13 – Business customers up 1.9% (3.4% FY12/FY13) • SGB flat (down 5% FY12/FY13) – Investment in banker capability and banking franchise, with higher performance in ‘Business Connect’ SME distribution model – Reduced stressed assets by $0.7bn (reduced $1.4bn FY12/FY13) – New lending of $2.6bn, up $0.9bn on 1H13 – Business customers up 3.2% (5.9% FY12/FY13) WRBB strong business franchise; St.George SME opportunity 96 1 Net loans. 76.6 77.9 75.7 76.7 1H12 2H12 1H13 2H13 1.3% 77.9 75.7 1.8 76.7 (0.7) (1.5) (0.8) 2H12 Reduction in stressed assets Net movements - other 1H13 Reduction in stressed assets Net movements - other 2H13 Down 3% Up 1% 95.2 97.4 99.6 99.6 100.8 98.4 100.6 9.5% 9.0% 8.5% 8.0% 7.8% 7.2% 6.3% 0% 200% 400% 600% 800% 1000% 1200% 60 65 70 75 80 85 90 95 100 105 110 2H10 1H11 2H11 1H12 2H12 1H13 2H13 Business TCE ($bn) Stressed business to TCE (%) AFS Business lending position Business lending growth is improving ($bn) Business lending1 ($bn) Business TCE ($bn) and stressed business to TCE (%)

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 Deposit focus on growth and quality 1 APRA Banking Statistics, September 2013. AFS • Improved customer deposit to loan ratio to 61.1% up 175bps (up 305bps FY12/FY13) • Above system growth, particularly in household deposits – Improved quality in portfolio. Focus on gathering deposits with higher quality that better supports the liquidity coverage ratio – Increased household deposit market share to 23.0%, growing at 1.3x system1 with above system growth each half – Increased customer relationships as part of MyBank by 3% – Increased transaction account numbers by 2.5% FY12/FY13 52.0 53.8 55.8 58.1 59.4 61.1 1H11 2H11 1H12 2H12 1H13 2H13 175bps 1.1 1.1 1.1 1.2 1.3 22.3 22.4 22.6 22.8 23.0 20.00 20.20 20.40 20.60 20.80 21.00 21.20 21.40 21.60 21.80 22.00 22.20 22.40 22.60 22.80 23.00 23.20 2H11 1H12 2H12 1H13 2H13 System multiple Market share 1,632 1,668 1,698 1,743 1H12 2H12 1H13 2H13 3% 97 Deposit strategy has delivered strong success AFS customer deposit to loan ratio (%) Household deposits1 market share (%) and system multiple (x) MyBank Customer numbers (‘000)

AFS

Wealth is part of our banking DNA

Westpac st.george BT

Wealth strategy delivered strong gains

- Present value of wealth products higher given growing annuity stream
- Wealth penetration of 18.7% improved 294bps over the last 4 years, well ahead of all peers[1]
- Further deepened customer relationships. Wealth penetration statistics understate our success, as measure only counts one wealth product per customer versus multiple wealth products our customers have. In FY13
  - 18.5% of WRBB customers have more than one wealth product
  - BT Super for Life (retail) customers up 26% and FUM up 60%
  - Strong growth in Life insurance with share up 151bps to 10.3%[2]
  - Home and Contents insurance penetration[1] up 22bps to 7.4%
- Individual income protection lapse rates, while up 40bps to 12%, remains significantly below peers[3]
- Investment in upgrading wealth platform underway

Customer wealth penetration change over last 4 years[1] (bps)


294
WBC
158
Peer 1
59
Peer 2
(77)
Peer 3

BT Super for Life (retail) customer numbers and FUM growth


Total customers ('000)
FUM $bn
288
2.0
314
2.3
348
2.9
396
3.7
1H12
2H12
1H13
2H13

Life Insurance new sales market share[2] (%)


WBC
Avg of next Top 4
Peer 1
Peer 2
15.6
15.4
11.4
7.9
14.3
14.0
10.3
9.9
Jun-10
Jun-11
Jun-12
Jun-13

Individual income protection lapse rates[3] (%)


WBC
Peer 3
Peer 1
Peer 2
16.1
15.1
13.0
12.0
19.7
16.7
15.0
12.0
Jun-10
Jun-11
Jun-12
Jun-13

1 Refer slide 144 for wealth penetration metrics. 2 Plan for Life data (new sales includes sales, premium re-rates, age and CPI indexation), June 2013. 3 Plan for Life, June 2013.

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 98

Westpac GROUP

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 0.0 0.5 1.0 1.5 2.0 2.5 2H10 1H11 2H11 1H12 2H12 1H13 2H13 Watchlist & substandard 90+ days past due well secured Impaired 0.93 0.53 0.0 0.5 1.0 1.5 2.0 Sep-08 Mar-09 Sep-09 Mar-10 Sep-10 Mar-11 Sep-11 Mar-12 Sep-12 Mar-13 Sep-13 Credit cards Mortgages 399 366 62 12 56 414 (39) (43) 2H12 1H13 New IAPs Write-backs Recoveries Write-offs Changes in CAPs 2H13 AFS high quality credit portfolio; significant improvement in business 99 • AFS impairment charges increased 13% off a very low charge in 1H13 (down 10% FY12/FY13), with the improvement in portfolio quality continuing, although at a slower pace compared to 1H13 • AFS stressed exposures as a % of TCE reduced 23bps to 1.61% (down 37bps FY12/FY13) • Impaired assets down 8bps to 39bps of TCE (down 8bps FY12/FY13) • Continued improvement in business portfolio quality, with asset sales, write-offs and refinancing reducing stressed assets, including a significant reduction in stressed property exposures in SGB • Consumer portfolio remains sound, with delinquencies down over the half, reflecting seasonal trends, improved debt serviceability due to further interest rates cuts and ongoing consumer caution towards debt – Mortgage 90+ days delinquencies down 5bps to 53bps (up 1bp FY12/FY13) – Credit card 90+ days delinquencies down 19bps to 93bps (up 1bp FY12/FY13) Up 13% AFS 1.61 863 91 0 780 (34) (5) (135) FY12 WRBB Cons. WRBB Bus. SGB Cons. SGB Bus. BTFG FY13 Movement in impairment charges ($m) 90+ days delinquencies (%) Stressed exposures as a % of TCE Strong risk profile Movement in impairment charges ($m) Down 10%

WRBB

Strong franchise with earnings momentum

Westpac

Cash Earnings movement ($m)


2,114
346
93
(75)
(57)
(121)
2,300
Up 9%
FY12
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
FY13

Core earnings ($bn)


3.1
4%
3.2
8%
3.4
11%
3.8
FY10
FY11
FY12
FY13

Movement in key metrics

	FY12	FY13		Change on FY12
Customer deposit to loan ratio (%)	55.3	**58.5**	↑	321bps
Margins (%)	2.23	**2.33**	↑	10bps
Revenue per FTE ($'000)	617	**695**	↑	13%
Expense to income (%)	47.5	**45.5**	↓	193bps
ROTE (%)	26.4	**26.9**	↑	49bps

1 RBA Financial Aggregates, September 2013.

Movement FY13 – FY12

Cash Earnings	↑	9%	• Up $186m to $2,300m
Core earnings	↑	11%	• Up $364m to $3,773m driven by 7% revenue growth
Net interest income	↑	7%	• Deposits up 8% and customer deposit to loan ratio improved to 58.5% (up 321bps) • Lending up 2%, with a 3% rise in mortgages and 1.3x system growth in business lending[1]
Margins	↑	10bps	• Margins up to 2.33% • Deposit spreads 14bps lower due to more competitive pricing, particularly in at-call savings accounts where most of 2H13 growth occurred • Lending spreads up 26bps from asset repricing
Non-interest income	↑	8%	• Increased business line fees mostly from repricing of commercial bill facilities • Rise in credit card income due to an increase in the use of premium rewards cards (launch of Westpac Black)
Expenses	↑	2%	• Distribution expenses down 2%, with improved productivity across frontline roles, reduced property and discretionary spend offsetting salary increases and higher marketing costs associated with the brand refresh • Higher project amortisation and regulatory costs
Impairment charges	↑	13%	• Impairment charges up $57m to $486m, as improvement in asset quality was at a slower rate in FY13 • Consumer impairment charges higher as the rate of improvement in asset quality slowed in FY13 • Business impairment charges down due to improving asset quality
Tax and NCI	↑	14%	• Effective tax rate 30.0% (up 97bps). FY12 included a one off benefit relating to leasehold deductions

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 100 Westpac GROUP

WRBB

Cash Earnings up 6%, a disciplined performance

Cash Earnings movement ($m)


1,113
96
15
(35)
(33)
(40)
1,116
84
41
(24)
2
(35)
1,184
flat
Up 6%
2H12
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
1H13
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
2H13

Core earnings ($bn)


1.65
1.76
1.84
6%
1.94
1H12
2H12
1H13
2H13

Net interest margin (%)


6bps
2.25
2.31
7bps
(4bps)
1bp
2.35
Up 4bps
2H12
1H13
Assets
Customer deposits
Wholesale funding & other
2H13

Movement 2H13 – 1H13

Cash Earnings	↑	6%	• Up $68m to $1,184m
Core earnings	↑	6%	• Up $101m to $1,937m underpinned by 4% revenue growth
Net interest income	↑	3%	• Deposits up 6% and customer deposit to loan ratio improved to 58.5% (up 213bps) • Lending up 2%, with a 2% rise in mortgages and above system growth[1] in business lending, up 2%
Margins	↑	4bps	• Margins up to 2.35% • Deposit spreads 4bps lower, due to more competitive pricing, particularly in at-call savings accounts where most of 2H13 growth occurred • Lending spreads up 7bps
Non-interest income	↑	7%	• Increased business line fees • Rise in card related fees, including higher interchange
Expenses	↑	2%	• Distribution expenses increased 2%, with salary increases and higher marketing costs only partly offset by improved productivity across frontline roles and lower property costs • Higher project amortisation and regulatory costs
Impairment charges	↓	1%	• Impairment charges down $2m to $242m • Consumer impairment charges $34m lower from seasonal fall in delinquencies • Business impairment charges up $32m, reflecting higher new individually assessed provisions partially offset by higher write-backs

1 RBA Financial Aggregates, September 2013.

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 101

WRBB

Leading employee engagement delivering deeper customer relationships

Key features of 2H13

- Westpac Local strategy has continued to perform, with disciplined margin, expenses and risk management delivering a consistently improving performance
- Further strengthened balance sheet, with 213bps increase in customer deposit to loan ratio, four percentage point uplift in employee engagement to a record of 93, and improved customer advocacy with most satisfied customers award for major banks 2013 (CANSTAR) and Roy Morgan's Major Business Bank of the Year
- Delivered 1.3x system growth in household deposits[1] (up 6%) and 1.7x system business lending[2] (up 2%)
- Customer metrics continue to improve, with customers increasing 1% to 6.2m, growth in MyBank customers and highest wealth penetration of major banks at 21.2% (up 29bps)[3]
- Leaner operating model with process efficiencies improving sales productivity, with revenue per FTE up 6% and expense to income down 95bps. Digital adoption shows continued momentum (active mobile customers up 11%). 17 Bank Now branches opened, with significantly smaller branch footprint, supplemented by Smart ATM's and digital technology, making banking easier for customers 24x7

Movement in key metrics

	2H12	1H13	2H13		Change on 1H13
Customer deposit to loan ratio (%)	55.3	56.4	**58.5**	↑	213bps
Margins (%)	2.25	2.31	**2.35**	↑	4bps
Revenue per FTE ($'000)	320	338	**357**	↑	6%
Expense to income (%)	46.5	46.0	**45.1**	↓	95bps
ROTE (%)	27.4	26.3	**27.4**	↑	107bps

Key customer / employee metrics

	2H12	1H13	2H13		Change on 1H13
Customers (#m)	6.08	6.13	**6.17**	✓	1%
Active mobile customers (#m)	1.17	1.37	**1.51**	✓	11%
Active online customers (#m)	2.30	2.37	**2.45**	✓	3%
Service quality (complaints # '000)	40.1	35.4	**35.8**	-	1%
Proportion of MyBank customers[3] (%)	23.6	23.9	**24.4**	✓	45bps
Average products per customer[4] (#)	2.84	2.85	**3.0**	✓	5.3%
Wealth penetration[3] (%)	20.8	20.9	**21.2**	✓	29bps
BT Super for Life retail customers ('000)	246	263	**299**	✓	14%
Employee engagement (%)	89		**93**	✓	4ppts[5]
Women in senior leadership[6] (%)	45	42	**43**	✓	1ppt

1 APRA Banking Statistics, September 2013. 2 RBA Financial Aggregates, September 2013. 3 Refer to slide 144 for wealth penetration metrics provider details. 4 Roy Morgan Research (Jun 13) 6 month rolling average. Total Banking & Finance (incl. Work Based Super) customers aged 18+. 5 Change on 2H12. 6 Decline in 1H13 number due to structural realignment across WRBB.

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 102

Westpac GROUP

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 278 293 298 320 338 357 1H11 2H11 1H12 2H12 1H13 2H13 Strategy driving a consistent performance over the long term 103 1 Refer to slide 144 for wealth penetration metrics provider details. 50.9 51.7 53.5 55.3 56.4 58.5 1H11 2H11 1H12 2H12 1H13 2H13 WRBB 81 85 89 93 Sep-10 Sep-11 Sep-12 Sep-13 1,551 1,619 1,649 1,760 1,836 1,937 1H11 2H11 1H12 2H12 1H13 2H13 23.4 23.6 23.9 24.4 1H12 2H12 1H13 2H13 19.6 19.8 20.3 20.8 20.9 21.2 1H11 2H11 1H12 2H12 1H13 2H13 Revenue per FTE ($’000) Employee engagement (%) Customer deposit to loan ratio (%) Core earnings ($m) Customers with wealth products1 (%) MyBank customers (%)

Re-invigoration of local brands driving strong core earnings momentum

st.george | BankSA | Bank of Melbourne | RAMS

Cash Earnings movement ($m)



1,231
250
(13)
(74)
140
(93)
1,441
Up 17%
FY12
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
FY13

Impairment charges ($m)



393
433
32%
293
FY11
FY12
FY13

Movement in key metrics

	FY12	FY13		Change on FY12
Customer deposit to loan ratio (%)	54.8	**58.0**	↑	321bps
Margins (%)	2.12	**2.22**	↑	10bps
Revenue per FTE ($'000)	691	**738**	↑	7%
Expense to income (%)	38.0	**37.6**	↓	43bps
ROTE (%)	20.8	**23.4**	↑	264bps

Movement FY13 – FY12

Cash Earnings	↑	17%	• Up $210m to $1,441m with all brands contributing
Core earnings	↑	7%	• Up $163m to $2,353m driven by 7% revenue growth
Net interest income	↑	8%	• Deposits up 10% and customer deposit to loan ratio improved by 321bps to 58.0% • Lending up 3%, with a 6% rise in mortgages and 9% rise in consumer finance, offsetting a 5% fall in business loans principally from run-down in stressed assets
Margins	↑	10bps	• Margins up to 2.22% • Asset spreads improved 26bps, with mortgage repricing and improved business lending spreads • Partly offset by a 16bps decline in deposit spreads, reflecting increased competition
Non-interest income	↓	2%	• Lower financial markets income in 1H13 was partially offset by a rise in business lending fees
Expenses	↑	6%	• Expansion of Bank of Melbourne ($36m), launch of new 'Business Connect' model for serving SME customers, and increased technology costs • Partly offset by productivity initiatives
Impairment charges	↓	32%	• Impairment charges down $140m to $293m • Business impairment charges down significantly (down $135m) due to a reduction in stressed assets, particularly property, through a combination of upgrades, debt reduction and refinancing • Consumer impairment charges were slightly lower (down $5m) due to a marginal improvement in unsecured consumer delinquencies

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 104
Westpac GROUP

St.George momentum continuing in 2H13

Cash Earnings movement ($m)



657
55
(17)
(21)
71
(30)
715
62
16
(17)
(49)
(1)
726
Up 9%
Up 2%
2H12
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
1H13
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
2H13

Core earnings ($m)



1,061
1,129
1,146
5%
1,207
1H12
2H12
1H13
2H13

Net interest margin (%)



4bps
2.16
2.20
7bps
(2bps)
0
2.25
Up 5bps
2H12
1H13
Assets
Customer deposits
Wholesale funding & other
2H13

Movement 2H13 – 1H13

Cash Earnings	↑	2%	• Up $11m to $726m with all brands contributing
Core earnings	↑	5%	• Up $61m to $1,207m driven by 4% revenue growth
Net interest income	↑	4%	• Deposits up 5% and customer deposit to loan ratio improved by 170bps to 58.0% • Lending up 2%, with a 3% rise in mortgages and 4% rise in consumer finance, offsetting flat business lending
Margins	↑	5bps	• Margins up to 2.25% • Asset spreads improved 7bps • Offset by a 2bps decline in deposits, mostly reflecting increased competition
Non-interest income	↑	6%	• Higher financial markets income • Higher business lending fees and higher auto finance fees
Expenses	↑	2%	• Expansion of Bank of Melbourne and launch of new 'Business Connect' model for serving SME customers • Partly offset by productivity initiatives
Impairment charges	↑	40%	• Impairment charges up $49m to $171m • Collectively assessed provision benefits from reducing stress in the business portfolio were mainly in 1H13 • Consumer impairment charges down as other consumer and mortgage 90+ day delinquencies fell in line with seasonal trends

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 105

Significant improvement in key operating metrics

st.george | BankSA | Bank of Melbourne | RAMS

Key features of 2H13

- St.George has continued strong momentum in 2H13 with a reinvigorated strategy, resulting in sustainably improved share in mortgages and deposits. All brands positively contributed to core and Cash Earnings growth
- Strengthened key metrics, with customer deposit to loan ratio up 170bps, stressed assets to TCE down 51bps to 2.26% and employee engagement up 2 percentage points to 85%
- Customer numbers up 1%, with Bank of Melbourne customers up 4%. Proportion of MyBank customers up 73bps to 22.1%. Rank 3rd of majors for wealth penetration[1]
- Above system growth in housing[2] and deposits[3]. Bank of Melbourne growth well above system. St.George SME 'Business Connect' launched and now building value
- Productivity momentum with a 3% increase in revenue per FTE and a 66bps decline in expense to income ratio
- St.George Business Bank awarded Asia-Pacific Banking and Finance Best Internet Business Bank; Bank of Melbourne received Smart Investor Blue Ribbon Awards 'Regional Bank of the Year'; and, RAMS awarded Best Saver account

Movement in key metrics

	2H12	1H13	2H13		Change on 1H13
Customer deposit to loan ratio (%)	54.8	56.3	**58.0**	↑	170bps
Margins (%)	2.16	2.20	**2.25**	↑	5bps
Revenue per FTE ($'000)	354	363	**375**	↑	3%
Expense to income (%)	37.5	37.9	**37.2**	↓	66bps
ROTE (%)	21.7	23.3	**23.5**	↑	23bps

Key customer / employee metrics

	2H12	1H13	2H13		Change on 1H13
Customers (#m)	3.16	3.22	**3.26**	✓	1%
Active mobile customers (#m)	0.40	0.47	**0.52**	✓	11%
Active online customers (#m)	1.15	1.20	**1.27**	✓	6%
Proportion of MyBank customers (%)	21.2	21.4	**22.1**	✓	73bps
Avg. products per customer[4] (#)	2.58	2.61	**2.64**	✓	1%
Wealth penetration[1] (%)	15.0	15.2	**14.9**	x	(25bps)
BT Super for Life customers ('000)	68	81	**97**	✓	19%
Employee engagement (%)	83		**85**	✓	2ppts[5]
Women in senior leadership (%)	40	45	**46**	✓	1ppt

1 Refer to slide 144 for wealth penetration metrics provider details. 2 APRA Banking Statistics, September 2013. 3 RBA Financial Aggregates, September 2013. 4 St.George Banking Group retail customers. 5 Change on 2H12.

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 106

Westpac GROUP

All brands contributing to earnings growth

st.george | BankSA | Bank of Melbourne | RAMS

Core earnings – positive contribution across all brands ($m)



1,129
1,146
34
10
8
9
1,207
2H12
1H13
St.George
Bank of Melbourne
BankSA
RAMS
2H13

Employee engagement improving (%)



77
83
85
Sep-11
Sep-12
Sep-13

Reduced stressed assets to TCE (%)



3.91
3.59
3.47
3.29
3.18
2.77
2.26
2H10
1H11
2H11
1H12
2H12
1H13
2H13

BoM ahead of plan in FY13

- Positive Cash Earnings growth funding expansion
- 77 branches/instores (up 15)
- Market share 4.2% (up 70bps)[1]
- Household deposits 5x Victorian banking system[2] and mortgages 3x Victorian system[3]
- Deposits up 25% to $9.5bn, Mortgages up 16% to $15.1bn and total lending up 11% to $21.1bn
- 10% customer growth; 145bps lift in proportion of MyBank customers to 22.9%
- Regional Bank of the Year, Smart Investor Blue Ribbons Awards

SME 'Business Connect' launched

- Launched innovative distribution model to branches, providing efficient access to specialists using online, video and mobile
- Rolled out to 30 branches, with plans to increase to 150 branches through FY14
- Early success with
  - Strong endorsement from customers and engagement from staff
  - Increased customer facing time for business bankers from 30% to 70%
  - Since program launched, over 560 video conference customer appointments
  - 95% of video conference referrals have resulted in products per customer of 4.5

Maintaining innovation edge

- Leverage strong heritage of online/mobile capability
  - First internet banking (1995)
  - First with same day merchant settlement (2001)
  - First to send SMS alerts (2003)
  - First savings/transaction accounts opened via mobile devices (2010)
- Provide innovative customer solutions
  - Credit and debit card application and activation via mobile (November 2012)
  - Personal loans on mobile (March 2013)
  - Ability to view and suppress eStatements via mobile (September 2013)

1 Market share as measured by footings (household deposits and housing balances). 2 Bank of Melbourne growth multiple is for the 12 months to Jul13 for Victoria and estimated based on State based ABS National Accounts data along with ABA/Cannex surveys. 3 Growth multiple is for the 12 months to Jul 13 for Victoria and estimated based on ABS new housing finance statistics, State based ABS National Accounts data along with ABA/Cannex surveys.

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 107

Westpac GROUP

Leading wealth provider and investing for the future

BT Financial Group

Cash Earnings movement ($m)



Revenue up 200 (10%) Expenses up 75 (7%)
653 (21) 117 98 31 (25) (55) (45) 25 0 (41) 737
FY12
LMI
Flows
Markets
Other revenue
Accounting reclassification
Expenses
Strategic investment
Accounting reclassification
Impairments
Tax and NCI
FY13

Cash Earnings ($m)



Cash Earnings up 84 (13%)
653 48 36 0 737
FY12
Funds Management
Insurance
Capital and other
FY13

Movement FY13 – FY12[1]

Flows	↑	6%	• Flows revenue up $117m (6%) • All Platforms market share ranked number 1 at 19.5%[2] • Advice new business revenue up 19%, driven by improved productivity and an increase in planner footprint • Increase in asset markets with FUM growth of 35% • Life Insurance in-force premium and General Insurance gross written premium growth of 14% and 17% respectively • Average margin lending balances down 18%
Markets	↑	5%	• Asset markets higher including average ASX200 increasing 15%, positively impacting FUM and FUA related revenue across platforms, superannuation and asset management • Higher average daily broking volumes up 7%
Other revenue & accounting reclassification	↑	1%	• Increase in BTIM / JOHCM performance fees • Accounting reclassification reduced revenue by $25m[3]
Expenses	↑	7%	• Expenses up $75m (7%) • BAU expenses up $55m, driven by higher performance related fees ($17m), compliance and volume related costs • Strategic investment up $45m, focus on growing planner numbers, platform technology and business transformation • Accounting reclassification reduced expenses by $25m[3]

Cash Earnings FY13 – FY12 up 13%

Funds Management	↑	13%	• Up $48m to $405m driven by – Increase in asset markets with FUM growth of 35% – 19% growth in Advice new business revenue – BTIM / JOHCM performance fee growth of $31m – Partially offset by increased strategic investment and business as usual spend
Insurance	↑	16%	• Up $36m to $256m driven by – 17% General Insurance gross written premium growth – Lower catastrophe claims of $15m – Life in-force premiums up 14%, lapse rates increased to 14.2%[2] and were below market – Partially offset by Lenders Mortgage Insurance down $15m

Movement in key metrics

	FY12	FY13		Change on FY12
Expense to income (%)	54.6	**53.1**	↓	151bps
ROTE (%)	22.3	**26.0**	↑	368bps
Customer deposit to loan ratio (%)	141.1	**139.0**	↓	209bps

1 Movement percentage calculated over prior year total revenue or expense. 2 Plan for Life, June 2013, All Master Funds Admin. 3 One-off accounting reclassifications altered the composition of the result reducing both revenue and expenses by $25 million. The changes reflect an adjustment to how certain items are recognised and had no impact on Cash Earnings. BTFG total Cash Earnings for FY12 was not adjusted although FY12 Funds management and Insurance businesses have been restated to improve comparability with the corresponding entries processed through the Capital and other line.

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 108

Westpac GROUP

Strong cash earnings growth up 14%

BT Financial Group

Cash Earnings movement ($m)



Revenue up 64 (6%)
Expenses up 12 (2%)
345
(2)
31
30
31
(25)
(11)
(1)
(1)
(4)
392
1H13
LMI
Flows
Markets
Catastrophe claims
Other revenue
Expenses
Strategic investment
Impairments
Tax and NCI
2H13

Cash Earnings ($m)



Cash Earnings up 47 (14%)
345
17
26
4
392
1H13
Funds Management
Insurance
Capital and other
2H13

Cash Earnings 2H13 - 1H13 up 14%

Funds management	↑	9%	• Up $17m to $211m – Increase in asset markets – BTIM / JOHCM performance fees down $23m – Increased strategic investment and business as usual spend – Impairment charges $1m higher
Insurance	↑	23%	• Up $26m to $141m – Life in-force premium growth of 8%, lapse rates increased to 14.2%[2] and were below market – General gross written premium growth of 10% – Seasonally lower catastrophe claims, down $31m – Lenders Mortgage Insurance cash earnings down $3m

Movement 2H13 – 1H13[1]

Flows	↑	3%	• Flows revenue up $31m (3%) • Life Insurance in-force premium and General Insurance gross written premium growth of 8% and 10% respectively • Advice new business revenue up 18% driven by increased productivity • Private Wealth lending balances up 4%
Markets	↑	3%	• Asset markets stronger including average ASX200 up 7%, positively impacting FUM and FUA related revenue across platforms, superannuation and asset management
Other revenue	↓	2%	• BTIM / JOHCM performance fees lower as JOHCM performance fees are received in first half
Catastrophe claims	↑	3%	• Catastrophe claims seasonally lower by $31m
Expenses	↑	2%	• Expenses up $12m (or 2%), driven by increased volumes including end of financial year activities, partially offset by a reduction in bonuses associated with performance fees • Strategic investment expenses were broadly flat

Movement in key metrics

	1H13	2H13		Change on 1H13
Expense to income (%)	54.1	**52.2**	↓	194bps
ROTE (%)	24.1	**28.0**	↑	390bps
Customer deposit to loan ratio (%)	144.4	**139.0**	↓	539bps

1 Movement percentage calculated over prior period total revenue or expense. 2 Plan for Life, June 2013.

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 109

Westpac GROUP

Excellent progress on key metrics reflects seamless connection with banking brands

BT Financial Group

Key features of 2H13

- BTFG's strong performance and Cash Earnings growth in FY13 reflects the seamless connection with the Group's banking brands
- Wealth penetration remains strong at 18.7%[1] (WRBB at 21.2% maintained #1 position for customers with a wealth product and St.George #3 at 14.9%)
- Maintained number 1 ranking for FUA share across all Platforms (including Corporate Super) at 19.5%[2], however, share reduced as a result of outflows and new market participants. Transformation program and investment in new technology will provide the scale to meet customer demand and help maintain the division's platform lead
- Continued investment in planner network with growth in aligned planner numbers (up 10% on 1H13 and FY12). Sector leading revenue per planner in Westpac Financial Planning and St.George Financial Planning above bank sector median
- Life Insurance in-force premiums up 8% (up 14% FY12/FY13) and General Insurance gross written premiums up 10% on 1H13 (up 17% FY12/FY13)

FUM / FUA

	Average		Period end	
	$bn	2H13 – 1H13 % mov't	$bn	FY13 – FY12 % mov't
BT Wrap/Asgard FUA	79.0	7	82.8	16
Corporate Super	15.3	9	15.9	20
Other FUA	4.0	18	4.0	21
Total FUA	**98.3**	**7**	**102.7**	**17**
Retail FUM	15.8	3	16.3	7
Institutional FUM	20.9	8	22.4	21
Wholesale FUM	34.0	23	37.5	65
Total FUM	**70.7**	**14**	**76.2**	**35**

Key customer / employee metrics

	2H12	1H13	2H13		Change on 1H13
Planners (salaried & aligned) (# spot)	1,112	1,121	**1,169**	✓	4%
Revenue per planner ($'000)[3]	120	120	**128**	✓	7%
Customers with an Insurance product (#m)[1]	1.51	1.56	**1.58**	✓	1%
BT Super for Life (retail) customers (#'000)	314	348	**396**	✓	14%
BT Super for Life (retail) FUM ($bn)	2.3	2.9	**3.7**	✓	27%
Platform market share (including Corporate Super)[2] (%)	20.8	20.4	**19.5**	x	(87bps)
Life Insurance market share (%)[4]	8.9	9.7	**10.3**	✓	64bps
Home & contents market share (%)[5]	4.2	4.9	**5.1**	✓	20bps
Employee engagement (%)	85		**86**	✓	1ppt[6]
Women in senior leadership (%)	40	41	**41**	✓	-

1 Refer to slide 144 for wealth penetration metrics provider details. 2 Plan for Life, June 2013, All Master Funds Admin. 3 Revenue per spot planner includes salaried and aligned. 4 Plan for Life, June 2013, life insurance market share. 5 Internally calculated from APRA quarterly general insurance performance statistics, June 2013. 6 Compared to 2H12.

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 110

Westpac GROUP

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 Consistent growth across key business drivers 111 Aligned and salaried planner numbers up (#) 1 Comparator September 2013 data from 1 July 2004 to 30 June 2013. 2 Includes salaried planners only. 3 Comparator bank median comprises ANZ, Bankwest, CBA, NAB, HSBC, St George, Suncorp and Westpac. 549 547 557 550 474 565 564 619 1H12 2H12 1H13 2H13 Salaried planners Aligned planners Aligned planners up 10% 41.4 55.6 56.5 65.7 76.2 2H11 1H12 2H12 1H13 2H13 Retail Super/Other Advance JOHCM BTIM (exc. JOHCM) Up 35% 540 601 635 685 1H12 2H12 1H13 2H13 Up 14% Up 8% 170 186 198 218 1H12 2H12 1H13 2H13 Up 17% Up 10% 85.6 87.9 95.5 102.7 1H12 2H12 1H13 2H13 Up 17% 276 524 358 2004 2006 2008 2010 2012 Bank median WRBB salaried planner SGB salaried planner Market leading revenue per salaried planner ($000)1,2, 3 FUA growth ($bn) Planner number growth (#) Increased flows and markets contribute to FUM growth ($bn) Life Insurance in-force premiums ($m) General Insurance gross written premiums ($m) Increased planner productivity and client-facing time Up 16% Up 8%

WIB delivers 11% uplift in Cash Earnings

Westpac Institutional Bank

Cash Earnings movement ($m)



1,473
(71)
183
(83)
216
(83)
1,635
Up 11%
FY12
Net II
Non-II
Expenses
Impairment charges
Tax
FY13

Core earnings ($bn)



2.1
1.9
2.2
2.2
FY10
FY11
FY12
FY13

Investing in the business – WIB expenses ($m)



987
12
(10)
6
8
7
60
1,070
Expenses ex. investment, up 1.6%
Investment in Asia and meeting regulation
FY12
Core expenses
Productivity benefits
Other (inc. FX impact)
Hastings
Amort'n & Depr'n
Business investment
FY13

Movement FY13 – FY12

Cash earnings	↑	11%	• Strong growth, up $162m
Core earnings	↑	1%	• Increased customer sales supporting revenue • Continued investment in extending capabilities
Net interest income	↓	4%	• Sound balance sheet growth offset by margin compression on both assets and liabilities • Lending up 5%, primarily from targeted areas • Deposits up 13%, particularly strong in term deposits and transactional deposits
Margins	↓	23bps	• Competitive pressures on new lending and on transactional deposits
Non-interest income	↑	12%	• WIB well positioned to take advantage of increased flows in customer sales given market volatility • Strong growth in Markets income (ex-CVA), particularly in interest rates and FX sales • CVA benefit of $87m compared to a charge of $58m in FY12
Expenses	↑	8%	• Increased investment in product and technology capabilities, additional FTE and branch operations, mainly in Asia, added $41m to expenses; additional costs related to meeting new regulation • Includes performance-related payments associated with the strong gains from Hastings in 1H13 • Expenses excluding investment up 1.6%
Impairment charges	↓	large	• Impairment benefit of $89m reflects quality of loan book and underwriting, as well as strong risk management culture

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 112
Westpac GROUP

2H13 in line with strong 1H13 performance

Westpac Institutional Bank

Cash Earnings movement ($m)



739
(4)
45
(20)
105
(52)
813
(7)
15
(16)
3
14
822
Up 10%
Up 1%
2H12
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
1H13
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
2H13

Net interest margin (%)



2.39
2.30
3bps
(7bps)
(5bps)
flat
2.21
Down 9bps
2H12
1H13
Assets
Deposit & funding
Other 1
Markets
2H13

1 Other includes earnings on capital.

Movement 2H13 – 1H13

Cash Earnings	↑	1%	• Cash Earnings up $9m to $822m • ROTE up 198bps to 22.3%
Core earnings	↓	1%	• Modestly lower following very strong 1H13
Net interest income	↓	1%	• $1.8bn increase in average interest-earning assets, mainly in trade finance in Asia • Deposits up strongly (up 10%), with increases in all key products • Customer deposit to loan ratio improved significantly, from 118.4% to 128.9% • Volume growth offset by 9 basis point decline in margin
Margins	↓	9bps	• Stabilisation in asset margins contributed 3bps to margins, although competition for lending assets remain strong • Competition for deposits saw deposit rates impact margins by 7bps - pricing for deposits remains competitive, particularly for longer-dated transactional funds, as financial institutions look to meet regulatory requirements • Some impact from lower earnings on capital due to reduction in interest rates
Non-interest income	↑	2%	• Stronger customer sales in FX • CVA provided a benefit of $67m • Increase in performance fee revenue from Hastings relating to the sale of AIX • Partially offsetting these increases was a lower contribution from Debt Markets sales and trading relative to the very strong revenue delivered in 1H13
Expenses	↑	3%	• Increased investment in targeted areas and expanding capabilities in Asia
Impairment charges	↓	7%	• Ongoing improvement in asset quality resulted in a $46m benefit in 2H13

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 113

Westpac GROUP

Providing customer value through building deeper capabilities

Westpac Institutional Bank

WIB's strategy: Partner with customers, communities and our people to prosper and grow as Australasia's undisputed number one institutional bank

Delivering new capabilities and product innovation

Clevergreen – Innovation for the new era in cash management.

- Evergreen deposit product - Winner 2013 Australian Business Award for Product Innovation
- Over $1bn in deposits since launch



- Launched WIBIQ – online research and strategy portal
  - More than 6,000 visits per month

- Completed technology foundations for scalable growth in Asia, including global trade platform and core banking systems in Singapore, Hong Kong and India
- Investment in transactional banking – payments infrastructure completed as part of SIPs
- Upgrade to Debt Markets core technology platforms, including LoanIQ

- Leader in superannuation rollover services - Westpac the only bank to provide this service
- Approx. 50% market share through Quicksuper Gateway for Rollovers[1]

Increase in people capability in Asia, FTE up 45% FY12/FY13

Delivering strategic progress



Asia
Trade
Natural Resources & Agribusiness

- Strategy delivering good growth over FY13
  - Asia revenues up 33% (in USD)
  - Natural Resources & Agribusiness revenues up 17%
  - Trade volumes in Australia and Asia up very strongly (79%), although revenue impacted by margin compression
- WIB/AFS Partnership building growth opportunities
  - Commercial and SME version of Evergreen, Notice Saver, now available in AFS
  - Greater transactional capability in Commercial delivering improved quality of advice and greater customer satisfaction
- Market makers licence to trade AUD/CNY from April 2013 – seeing strong deal flows
- Successfully completed first RMB syndicated facility in September 2013



OFFSHORE OPERATIONS ALSO IN US AND UK
BEIJING
SHANGHAI
HONG KONG
MUMBAI
SINGAPORE
JAKARTA

1 Source: APRA Superannuation Fund-level Profiles and Financial Performance June 2012 (issued Jan 2013) and ATO Fund Validation Service Version 5.0.

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 114

Westpac GROUP

10 consecutive years as Number 1 Lead Domestic Transactional Bank[1]

Westpac Institutional Bank

Relationship.

No.1 Lead Relationship Bank in Australia[2]

No.1 Relationship Strength Index[2]

No.1 Overall Satisfaction[2]

Insight.

No.1 Most Useful Analysis of the Australian Economy[3]

No.1 Most Useful Interest Rate Forecasts and Trend Analysis[3]

Global Transactional Services.

No.1 Lead Transactional Bank in Australia[1]

No.1 Relationship Strength Index[1]

No.1 Overall Satisfaction[1]

Foreign Exchange.

No.1 Australian Bank for FX, Globally[4]

No.1 Australian Bank for FX Quantitative Research[4]

No.1 Australian FX Bank for Client Service in the Asian and Australasian Timezone and Geography[4]

No.1 Relationship Strength Index[5]

Debt Markets.

No.1 Bookrunner for A$ Fixed Income Issuance[7]

No.1 ABS/MBS Bookrunner – Australia[8]

No.1 Australian Domestic 'Bank of Choice' for Fixed Income[6]

Equal No.1 Agency Services - Overall Service Quality[2]


WIB revenue ($m)
1,584
1,606
1,647
1,655
1H12
2H12
1H13
2H13
Debt Markets
FX&CCE
GTS
Hastings
Other 9
5%
0%
23%
55%
17%

1 Peter Lee Associates Large Corporate and Institutional Transactional Banking Survey Australia 2013. Rank vs. top 4 from 590 respondents. Westpac ranks No. 1 for citations as 'lead' transactional bank from 2004-2013. Westpac ranks No. 1 in the Peter Lee Associates relationship strength index score across the total respondent base. 2 Peter Lee Associates Large Corporate and Institutional Relationship Banking Survey Australia. Rank vs. top 4. Quantitative measures from 586 votes in 2013. Westpac ranks no. 1 for citations as 'lead' relationship bank from 2012-2013. Westpac ranks no. 1 in the Peter Lee Associates relationship strength index score across the total respondent base. 3 Peter Lee Associates Interest Rate Derivatives Survey, Australia 2012. Rank vs. top 4 from 175 corporate respondents. 4 Euromoney FX Poll 2013. Rank vs. marketplace from 16,298 industry votes. 5 Peter Lee Associates Foreign Exchange Survey Australia 2012. Rank vs. top 4 from 311 corporate and financial institution respondents. 6 Peter Lee Associates Debt Securities Investors, Australia Survey for 2012 (From minimum 10 Most Active Investors). Based upon Westpac achieving a no. 1 ranking amongst the four major domestic banks for estimated market share across Commonwealth Treasury and Semi Government Bonds, Covered Bonds, Corporate Bonds, Asset Backed Bonds and CPI Linked Securities, a no. 1 ranking for Relationship Strength amongst the four major domestic banks across Commonwealth Treasury and Semi Government Bonds and Asset Backed Bonds, a no. 1 ranking for overall service quality in CPI Linked Securities and a no. 1 ranking for best service in Covered Bonds. 7 Bloomberg Underwriter League Tables YTD13. Measure of market share based on volumes excluding self-led transactions 8 Dealogic October 2013. 9 Other includes Private Bank Asia.

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 115

Westpac GROUP

Leveraging market leading positions to deliver revenue

Westpac Institutional Bank

- WIB's focus on delivering value to customers through innovation and insights and leveraging leading market positions underpins revenue
  - WIB customer[1] revenue up 2% (up 3% FY12/FY13)
  - Total WIB revenue in 2H13 in line with strong 1H13 (up 4% FY12/FY13)
- Another strong performance from Debt Markets, delivering $915m revenue, although down 7% on the very strong 1H13 (up 12% FY12/FY13)
- GTS leveraging leading position in transactional banking to win and retain key banking relationships; margin contraction continues to offset volume growth half on half, with revenue down 1% (down 4% FY12/FY13)
- FX & CCE revenue up 25% (down 3% FY12/FY13), with the business well positioned to support customers seeking to manage currency exposures in 2H13
- Significant increase in Hastings revenue, up 48%, mainly due to performance fees relating to the sale of the listed fund, AIX (down 35% FY12/FY13)

2H13 in line with strong 1H13 ($m)


Debt Markets
GTS
FX & CCE
Hastings
Other[2]
1,647
1,655
985
373
227
56
6
915
370
283
83
4
1H13
2H13

Customer activity driving revenue

2H13 revenue composition (%)


17
9
74
Customer
Market risk
Other[3]

GTS focus on customer relationships

Full transactional banking deals (2013)


27
28
14
Won
Retained
Lost

Strong customer sales revenue

Markets customer sales revenue ($m)


FX & CCE
Debt Markets
182
94
179
128
221
103
2H12
1H13
2H13

1 WIB customer revenue is lending revenue, deposit revenue, sales and fee income. Excludes trading, CVA and Hastings. 2 Other includes Private Bank Asia. 3 Other includes Hastings and capital benefit.

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 116

Westpac GROUP

Risk management a competitive advantage

Westpac Institutional Bank

Asset quality remains strong

- Significant reduction in the level of stressed assets leading to a benefit from impairments of $46m ($89m benefit FY13)
  - Lower IAP charge in 2H13, due to lower new individually assessed provisions, smaller increases in existing IAPs and fewer new impaired assets
  - Lower CAP benefit in 2H13 due to improved assessment of portfolio risk in 1H13
- Asset quality remains strong, with WIB maintaining credit disciplines in a low credit growth environment

Impairments: (charges) / benefits ($m)



1H13
(186)
(2)
4
100
127
43
New IAPs
Write-offs
Recoveries
Writebacks
CAPs
1H13
2H13
(100)
(3)
6
92
51
46
New IAPs
Write-offs
Recoveries
Writebacks
CAPs
2H13

Decline in stressed exposures

- Stressed exposures to TCE down 47bps to 1.16% (down 97bps FY12/FY13)
- Significant reduction in all stressed categories, particularly in watchlist assets
  - Driven by repayments, asset sales, write-offs and upgrades back to performing
- Impaired assets to TCE down 17bps to 42bps (down 22bps FY12/FY13)
- Contribution of property to stressed exposures 15.2%, down from 16.4% (16.3% FY12)

Stressed exposures as a % of TCE[1]



90+ days past due well secured
Watchlist & substandard
Column2
2.54
4.34
4.58
4.64
3.60
2.62
2.26
2.13
1.63
1.16
1H09
2H09
1H10
2H10
1H11
2H11
1H12
2H12
1H13
2H13

1 Includes Premium Business Group.

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 117

Westpac GROUP

Strong Cash Earnings growth driven by disciplined cost management and continued improvement in asset quality

New Zealand

Cash Earnings movement[1] ($m)


707
9
8
(4)
74
(24)
770
Up 9%
FY12
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
FY13

Impairment charges[1] ($m)


241
191
39%
117
FY11
FY12
FY13

Key metrics

	FY12	FY13		Change on FY12
Customer deposit to loan ratio (%)	70.7	75.6	↑	494bps
Margins (%)	2.72	2.38[2]	↓	34bps
Revenue per FTE ($000)	434	441	↑	2%
Expense to income (%)	41.8	41.6	↓	15bps
ROTE (%)	19.6	19.3[3]	↓	31bps

Movement FY13 – FY12[1]

Cash Earnings	↑	9%	• Up $63m to $770m
Core earnings	↑	1%	• Up $13m to $1,184m
Net interest income	↑	1%	• Deposits up 11% and customer deposit to loan ratio improved to 75.6% (up 494bps). Solid growth in term, online and business transaction accounts • Lending up 4% in a low growth, competitive environment, driven by housing, with Westpac delivering strong growth in the less than 80% LVR category (up 6%) • Business lending up 2% in line with the market
Margin	↓	10bps (34bps incl. treasury assets)	• Underlying margins down 10bps • Asset spreads lower as customers switch to lower spread mortgages (fixed rate) • Reduced deposit spreads, driven by strong competition in the first half and lower returns on rate insensitive deposits • Inclusion of NZ treasury assets (liquid assets) adversely impacting NIM by 24bps
Non-interest income	↑	2%	• Increase in facility fees and wealth fees earned from strong FUM/FUA growth (balances up 21% to $5.8bn) • Helped offset one-off gain on insurance policy liability that occurred in FY12
Expenses	-	Flat	• Wage and inflationary increases, as well as continued investment in strategic priorities, offset by benefits delivered from ongoing productivity initiatives
Impairment charges	↓	39%	• Impairments down $74m to $117m • Reduction in business stressed assets saw business individually assessed provision charges net of write-backs down 81% • Partially offset by a smaller benefit in collective provisions from improving mortgage and other consumer 90+ day delinquencies, which improved at a slower rate in 2013 compared to 2012

1 Expressed in NZ$. 2 FY13 margins were down 10bps excluding the 24bps impact in 1H13 from the inclusion of Treasury liquid assets. 3 FY13 ROTE is impacted by higher regulatory capital loading. Excluding this, FY13 ROTE is 21.0%, up 140bps on FY12.

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 118

Westpac GROUP

Strong all round performance in a low growth, competitive environment

New Zealand

Cash Earnings movement[1] ($m)



361
(8)
3
(7)
26
(5)
370
6
(3)
17
17
(7)
400
Up 2%
Up 8%
2H12
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
1H13
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
2H13

Expense growth (%)



1.7
1.7
2H12
1H13
2H13
(3.9)

Net interest margin (%)



2.38
(9bps)
8bps
0
2.37
Down 1bp
1H13
Assets
Customer deposits
Wholesale funding & other
2H13

Movement 2H13 – 1H13[1]

Cash Earnings	↑	8%	• Up $30m to $400m
Core earnings	↑	3%	• Up $20m to $602m
Net interest income	↑	1%	• Deposits up 4% and customer deposit to loan ratio improved to 75.6% (up 52bps) • Lending up 3% in competitive environment, principally driven by housing, with Westpac delivering strong growth in the less than 80% LVR category (up 4%) • Business lending up 3% in line with the market
Margin	↓	1bp	• Margins down to 2.37% in the face of intense competition • Asset spreads lower as customers switch to lower spread mortgage products • Deposit spreads improved, due to a combination of margin management and targeted growth in call deposits partly offset by lower returns on rate insensitive deposits
Non-interest income	↓	1%	• Increase in facility fees and wealth fees earned from FUM/FUA growth, offset by recognition in 1H13 of Christchurch earthquake insurance receivable
Expenses	↓	4%	• Wage and inflationary increases as well as continued investment in strategic priorities more than offset by benefits delivered from productivity initiatives
Impairment charges	↓	25%	• Impairments down $17m to $50m • Asset quality has continued to improve, driven primarily by lower incidence of business IAPs • Consumer delinquencies continued to reduce through 2H13

1 Expressed in NZ$.

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 119

Focus on strength and productivity delivering uplift in key metrics

New Zealand

Key features of 2H13

- Sound and disciplined performance strengthening the balance sheet, maintaining margin and improving return
- Return continues to improve with ROTE up 119bps to 19.8%
- Strong balance sheet, with a further 25% fall in impairment charges and a 52bps improvement in customer deposit to loan ratio to 75.6%. Awarded 'strongest bank balance sheet in NZ for 2013' by The Asian Banker
- Growth in customer metrics, with proportion of MyBank customers up 57bps to 26.8% and wealth penetration[1] up 146bps to 26.7%
- Leaner operating model, with 37 'Simplification for Growth' productivity initiatives completed, improving sales productivity with revenue per FTE up 4% and expense to income down 180bps
- Further deployment of Smart ATMs with 44 installed in half (total Smart ATMs now 115). Over 22% of physical deposits across branches now transacted through Smart ATMs and 1 in 3 of Smart ATM deposits occur outside normal banking hours

Key metrics

	2H12	1H13	2H13		Change on 1H13
Customer deposit to loan ratio (%)	70.7	75.1	**75.6**	↑	52bps
Margins (%)	2.73	2.38[2]	**2.37**	↓	1bp
Revenue per FTE ($000)	218	216	**225**	↑	4%
Expense to income (%)	41.7	42.5	**40.7**	↓	180bps
ROTE (%)	19.1	18.7	**19.8**	↑	119bps

Key customer / employee metrics

	2H12	1H13	2H13		Change on 1H13
Customers (#m)	1.27	1.29	**1.28**	×	(1%)
Unique mobile banking customers (#000)	85	177	**219**	✓	24%
Unique mobile banking customers as % of total customers	7	14	**17**	✓	324bps
Active online customers (#000)	601	617	**630**	✓	2%
Active online banking customers as % of total customers	47%	48%	**49%**	✓	116bps
Customer retention (%)	96.3	96.8	**96.5**	×	(30bps)
Proportion of MyBank customers (%)	26.0	26.3	**26.8**	✓	57bps
Customers with wealth products[1] (%)	23.4	25.2	**26.7**	✓	146bps
Total deposits on Smart ATMs (#000)	318	590	**706**	✓	20%
Employee engagement (%)	84		**80**	×	(4ppts)[3]
Women in senior leadership (%)	42	41	**43**	✓	2ppts

1 Refer to slide 144 for wealth penetration metric provider details. 2 1H13 margins were down 10bps excluding the 24bps impact from the inclusion of Treasury liquid assets. 3 Compared to 2H12.

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 120

Westpac GROUP

New Zealand

Strategy to drive sustainable returns

Five strategic imperatives

- Transition to next generation distribution
  - Available everywhere, all the time
- Build a faster moving, more responsive and flexible business
  - Responding more rapidly to change as well as customer needs
- Deepen customer relationships in target segments
  - A further focus on MyBank, with closer links to wealth and insurance offerings
  - Continued utilisation of personalised digital customer communication platform across personal and business customers
- Radical simplification to both enhance the customer experience and increase productivity
- Optimise returns by balancing the four key factors: strength, productivity, return and growth

Next generation distribution

Changing customer preferences and improved technology is leading to material changes in distribution. Areas of focus include

- Mobile innovation – first NZ bank to provide straight-through instant home loan approvals on smart phones
- New consumer online banking platform, compatible with all online and mobile devices, delivering significant competitive advantage and efficiencies
- Payments simplification and more self serve channels
- 24/7 availability with smart ATMs and coin machines – smart ATMs currently installed onsite at over 50% of branch locations
- Changing branch formats with investment in self serve capability and offering more advice
- Encouraging customers to transact as well as interact with us to build closer connections and deeper relationships

Deepen relationships – proportion of MyBank customers (%)


24.7
24.9
25.1
26.0
26.3
26.8
1H11
2H11
1H12
2H12
1H13
2H13

Deepen relationships – enhancing customer experience

A step change in customer experience through a digital-led strategy. Using a new, low cost to serve model to deliver a world-class customer experience, to better connect customers with the bank, available everywhere, all the time. Initiatives include

- Identification of best conversation for customers working across all channels
- Integrated near real time solution that can listen, learn and act on customer feedback across all channels
- Introduced products designed to address customer needs such as the launch of an Offset mortgage product

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 121

Continuing to strengthen the New Zealand balance sheet

New Zealand

- Continued to strengthen the balance sheet, with customer deposit to loan ratio now 75.6% and NZ stable funding ratio up to 90.4%
- Good deposit and loan growth despite subdued NZ environment
- Housing growth of 3%
  - Good growth in the housing LVR below 80% category
  - Strategic decision not to compete aggressively in the higher growth housing segment of the market (LVR over 80%)
  - Share of market with LVR>80% new lending was less than peers
- Business and Institutional up 3% in line with the market
- Deposits up 4%, with growth in term (up 2%) and significant growth in other, including online savings products (up 5%)
- The Asian Banker award for strongest bank balance sheet in NZ in 2013

Balance sheet ($NZbn)

	2H12	1H13	2H13	Chg on 1H13 (%)	
Net loans	**59.4**	**59.9**	**61.6**	↑	**3**
Housing	35.9	36.4	37.5	↑	3
Business & Institutional	21.8	21.7	22.3	↑	3
Other	1.7	1.8	1.8	-	-
Total deposits	**42.0**	**45.0**	**46.6**	↑	**4**
Term deposits	23.1	24.3	24.9	↑	2
Other	18.9	20.7	21.7	↑	5
TCE	83.7	86.3	88.0	↑	2

Customer deposit to loan ratio (%)



66.0
67.7
70.7
75.1
75.6
2H11
1H12
2H12
1H13
2H13

Mortgages LVR>80% (% of book[1])



Westpac
Peer 1
Peer 2
Peer 3
23.1
22.1
20.9
15.4
Jun-12
Sep-12
Dec-12
Mar-13
Jun-13

Yearly mortgage growth in LVR <80 and >80[2] (%)



below 80% LVR
above 80% LVR
5
(1)
4
13
2
33
3
15
Westpac
Peer 1
Peer 2
Peer 3

1 Source is company general disclosure statements June 2013. Represents on and off balance sheet data from disclosure statement information. 2 Source is company general disclosure statements June 2013. Represents on balance sheet data from disclosure statements.

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 122

Westpac GROUP

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 • Mortgage portfolio of $37.5bn, up 3% (up 4% FY12/FY13) • The distribution of the mortgage portfolio across regions is consistent with population concentrations of New Zealand • The proportion of variable rate mortgages reduced to 37% at 2H13 (down from 43% at 1H13) • Loan origination through proprietary channels decreased to 74% for 2H13 (down from 77% at 1H13) • Quality of portfolio remains high and well secured, with 80% of the portfolio having a LVR less than 80%, up 83bps (up 125bps FY12/FY13) • Mortgage 90+ days delinquencies down 10bps to 29bps (down 11bps FY12/FY13), reflecting improved origination and stable employment levels • Mortgage write-offs of 0.05% of the portfolio, down 1bp (down 4bps FY12/FY13) New Zealand mortgage portfolio 123 1 LVR based on current loan balance and current assessment of property value. 40 10 8 42 Auckland Wellington Christchurch Rest of New Zealand 0<=60 60<=70 70<=80 80<=90 90<=95 95+ 80% of mortgage portfolio less than 80% LVR 0.0 0.5 1.0 1.5 1H09 2H09 1H10 2H10 1H11 2H11 1H12 2H12 1H13 2H13 New Zealand New Zealand mortgage portfolio by region (%) New Zealand mortgage portfolio LVR1 (%) of portfolio 0.0 0.5 1.0 1.5 1H09 2H09 1H10 2H10 1H11 2H11 1H12 2H12 1H13 2H13 Mortgage 90+ days delinquencies (%) Mortgage loss rates each half (%)

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 Down xx% 93 67 20 50 (0) (3) (34) 2H12 1H13 New IAPs Writebacks & recoveries Write-offs CAP changes & other 2H13 4.9 0 5 10 15 20 1H09 2H09 1H10 2H10 1H11 2H11 1H12 2H12 1H13 2H13 Impaired 90+ days past due well secured Watchlist & Substandard • Business stressed exposures down 118bps to 4.9% of TCE (down 190bps FY12/FY13) – Down mostly across property, agriculture and manufacturing sectors – Excluding Institutional assets, business stressed exposures reduced to 7.2%, down 123bps on 1H13 (down 330bps FY12/FY13) • Business impaired exposures 1.5% of TCE (down 41bps) driven by improvement in performance and settlement of one agri-business exposure • Total provisions decreased $76m, largely driven by transaction managed portfolio decreasing from a $96m partial write-off in 2H13 • Impairment charges down 25% (down 39% FY12/FY13) – Asset quality has continued to improve, driven primarily by improvement in Institutional stressed exposures – Partially offset by institutional provisions for a mining exposure Improving asset quality in the business 124 1 Large reduction in stressed exposures from 2H11 to 1H12 due primarily to transfer of WIB assets during 1H12. New Zealand 23 26 6 18 6 21 Property Agriculture Wholesale trade Manufacturing Cultural & Recreational Services Other 1 Business stressed exposures as a % of New Zealand Business TCE Movement in impairment charges (NZ$m) Down 25%

Continued strong performance in the Pacific

Westpac Pacific

Cash Earnings movement ($m)



52
(1)
(4)
(3)
19
1
64
(2)
27
(2)
1
(9)
79
Up 23%
Up 23%
2H12
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
1H13
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
2H13

Movement 2H13 – 1H13

Cash Earnings	↑	23%	Up $15m to $79m, with good revenue performance - exchange rates movements had little impact on Cash Earnings
Core earnings	↑	24%	Up $23m to $120m
Net interest income	↓	3%	Lending up 6% and deposits flat, with volume growth offset by lower margins
Non-interest income	↑	39%	Strong FX customer sales income as importers sought to hedge currency movements
Expenses	↑	4%	Increased investment in infrastructure and increases in salaries
Impairment charges	↓	50%	$1 million charge in 2H13. Credit quality stable

Key highlights FY13 – FY12

- Westpac Pacific built on its strong performance in 2012, with a 34% uplift in Cash Earnings to $143m
- Core earnings increased 5%
  - Lending grew 6% over the year, largely in Fiji and PNG, and deposits grew 4%, benefiting from high levels of liquidity in the region
  - Solid balance sheet growth was largely offset by margin decline, with net interest income flat



Westpac Pacific
Core earnings
Cash Earnings
143
76
206
107
217
143
FY11
FY12
FY13

  - Non-interest income grew 11%, mainly due to strong FX customer activity, particularly in 2H13 and increased lending fees
- Westpac Pacific has focused on growth economies in the region
  - Enhanced the region's transactional capabilities, with Corporate Online now available in PNG and Fiji
  - Rolled-out in-store and mobile banking to improve the reach and range of banking services to a broader customer base
  - Program has contributed to the number of customers in Westpac Pacific almost doubling over the past 3 years
- Expenses rose 5% from increased infrastructure spending to support customer growth and increased salary costs
- Impairment charges decreased 90%, due to more stable asset quality and a single large provision raised in FY12 not repeated
- FX translation impacts were minimal at a Cash Earnings level

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 125

Westpac GROUP

FULL YEAR 2013 ECONOMICS COMPARISON OF 2H13 VERSUS 1H13 CASH EARNINGS BASIS (UNLESS OTHERWISE STATED)

Australian and New Zealand economic forecasts

Key economic indicators[1] (%) as at October 2013		Calendar year			
		2011	2012	2013f	2014f
World	GDP	3.9	3.2	2.7	2.8
Australia	GDP	2.4	3.7	2.5	2.3
	Private consumption	3.3	3.2	2.2	2.8
	Business investment[2,3]	17.0	16.5	-3.1	-3.5
	Unemployment – end period	5.2	5.4	6.0	6.5
	CPI headline – year end	3.0	2.2	2.2	2.7
	Interest rates – cash rate	4.3	3.0	2.5	2.0
	Credit growth, Total – year end	3.5	3.6	3.7	5.0
	Credit growth, Housing – year end	5.4	4.5	5.0	5.8
	Credit growth, Business – year end	1.3	2.9	2.0	4.0
New Zealand	GDP	1.4	2.7	2.8	3.8
	Unemployment – end period	6.3	6.8	5.8	4.8
	Consumer prices	1.8	0.9	1.5	2.1
	Interest rates – official cash rate	2.5	2.5	2.5	3.5
	Credit growth – Total	0.9	3.5	4.5	5.0
	Credit growth – Housing	1.2	3.7	5.7	5.2
	Credit growth – Business	0.8	3.3	3.1	4.9

1. Source: Westpac Economics 2 GDP and component forecasts updated following the release of quarterly national accounts. 3 Business investment adjusted to exclude the effect of private sector purchases of public assets

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 127

Westpac GROUP

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 Australia’s diverse and robust economy 8 9 12 3 8 10 13 11 3 6 12 6 Manufacturing Construction Mining Rural Utilities & transport Wholesale & retail Property, business services Finance Communications Household services Education & health Government Australia’s economy: diversified and flexible 1 Source: IMD World Competitiveness Yearbook. 2 German figure for 1990 is actually 1995 due to re-unification. 3 Excludes ownership of dwellings and taxes less subsidies. Sources: ABS, Westpac Economics. 0 20 40 60 80 100 Australia UK Canada US Germany France 1990 2000 2010 2017(f) 2 Sources: Westpac Economics, IMF. Net public debt levels as a % of GDP • Diverse economy that goes well beyond mining - more than 80% of the economy is services based • 22 years of uninterrupted economic growth (1991 – 2012) – One of the few countries rated AAA/Aaa/AAA (S&P/Moody’s/Fitch) • Only economy to consistently rank in the world’s top 5 most resilient economies since 20081 • Strong fiscal position with Federal Government net public debt levels very low at 11% of GDP – While the Government is currently focused on fiscal consolidation there is scope for discretionary fiscal easing if needed % GDP Sector contribution to GDP (%)3 128

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 Australia well-placed relative to developed economies Sources: OECD, Westpac Economics. -8 -6 -4 -2 0 2 4 6 Jun-97 Jun-01 Jun-05 Jun-09 Jun-13 Australia UK Canada US Euro Real GDP growth (%) • Economy continues to perform well relative to other developed economies • GDP is forecast to grow 2.5% in 2013 and 2.3% in 2014 – Growth expected to be below trend as the economy adjusts to lower levels of mining investment and non-mining investment remains sluggish – Domestic growth is also expected to be constrained by continued weakness in the global economy – Below trend for Australia but above recent and forecast growth rates for the world’s major advanced economies • Unemployment rate remains low relative to other advanced economies, at 5.6% (at September 2013) – Employment growth is expected to be modest over the next few quarters, consistent with below-trend economic growth Sources: OECD, Westpac Economics. 2 4 6 8 10 12 14 Aug-97 Aug-01 Aug-05 Aug-09 Aug-13 Australia Canada UK US Euro Unemployment rate (%) % growth, year-ended % 129

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 Policy rate changes having desired effect Sources: RBA, OECD, Westpac Economics. 0 1 2 3 4 5 6 7 8 Sep-06 Sep-07 Sep-08 Sep-09 Sep-10 Sep-11 Sep-12 Sep-13 Australia UK Canada US Euro Major countries’ policy rates (%) • Cash rate has been cut by 225bps since 2011 - Currently 2.50% (October 2013) - Low by historical standards but still leaves scope for additional easing if required • Policy changes are having an effect, with the clearest evidence in housing markets where a moderate housing market recovery is underway – Stimulus from lower interest rates to date more muted than previous easing cycles, although the full effects of the most recent rate cuts are still to be felt • The AUD is expected to hold at US95¢ near term but ease back as the RBA moves to cut rates again, towards 85¢ by the end of 2014 Sources: RBA, Westpac Economics. 0.80 0.90 1.00 1.10 1.20 0.80 0.90 1.00 1.10 1.20 Sep-11 Mar-12 Sep-12 Mar-13 Sep-13 Mar-14 Sep-14 USD USD fair value band* AUD/USD actual & forecast * based on commodity prices, relative interest rates and external debt. f’casts Australian dollar (AUD/USD) % 130

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 Australia’s economic transition: from mining to non-mining Sources: ABS, Westpac Economics. Sources: ABS, Westpac Economics. 0 2 4 6 8 10 12 14 16 0 2 4 6 8 10 12 14 16 Jun-89 Jun-93 Jun-97 Jun-01 Jun-05 Jun-09 Jun-13 % of GDP % of GDP mining, CAPEX housing investment business investment (ex mining) f/cs end 2014 14.4% 11.2% 6.4% 4.7% 2.4% 6.2% Investment: share of Australian economy (% of GDP) -2 -1 0 1 2 3 4 -2 -1 0 1 2 3 4 consumer* mining investment business investment net exports GDP ppts cont' 2012 2013f 2014f ppts cont' * includes housing Australian growth mix: Contributions to GDP growth (%) • Australia experiencing a rotation of economic growth from mining to non-mining activity – Mining investment is entering a sustained decline, after several years of strong rises, that will see it swing from being a significant growth driver to a drag over 2013-15 – The mining drag will be partially offset by an improved net export contribution as resource projects become productive and capital imports decline • A pick-up in non-mining sectors, interest rate sensitive sectors such as housing in particular, will be critical to maintaining growth – Complicating this transition is a soft global economy, consumer caution, a persistently high $A, and patchy business conditions – However, on the positive side, non-mining activity has been ‘dormant’ for several years, restrained by high interest rates and a high $A while the mining boom dominated. Investment in these sectors is near historical lows, providing scope for a pick-up and little risk of further declines. 131

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 Commodity cycle evolves Sources: BREE, ABS, Westpac Economics. 0 20 40 60 80 100 120 0 50 100 150 200 250 300 2002/03 2006/07 2010/11 2014/15 2018/19 $bn $bn committed investment (lhs) BREE* most likely projection mining capital expenditure (rhs) updated: May ’13 *Bureau of Resources and Energy Economics 100 150 200 250 300 350 80 180 280 380 480 580 680 Oct-02 Oct-04 Oct-06 Oct-08 Oct-10 Oct-12 Oct-14 index index bulks* (lhs) exchange traded* (rhs) *bulks includes iron ore and coal. exchange traded includes rural, crude oil, base metals & gold. Westpac forecasts Sources: Westpac Economics, Bloomberg, ABS. Committed projects and mining investment ($bn) Commodity prices (index) • Australia’s mining boom is entering a new phase in which investment winds back from recent extreme highs but production and exports surge strongly as new projects become productive • With commodity price declines acting as a drag on incomes near term, the mix will see mining activity as a whole detract from, rather than add to, growth nationally. The low labour requirement of the production stage compared to the investment stage also points to a significant drag on labour market conditions • On the positive side, Chinese demand is continuing to grow, albeit more slowly, most commodity prices remain comfortably above both ‘pre-boom’ levels and 2008-09 lows and Australian producers also retain significant cost advantages in some areas, iron ore in particular • On the downside, prices overall are expected to continue softening and there are unlikely to be any major new gas or coal investments in coming years 132

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 133 Credit growth expected to remain relatively subdued Sources: Westpac MI, NAB, Westpac Economics. -40 -30 -20 -10 0 10 20 30 60 70 80 90 100 110 120 130 Sep-01 Sep-05 Sep-09 Sep-13 net bal. net bal. Consumer (lhs) Business * (rhs) monthly * Rebased to avg 0 Business confidence and consumer confidence (net balance) • Domestic business and household balance sheets remain in good shape – For businesses, pressure on incomes has been mitigated by low gearing levels – For households, efforts to increase savings and repayment buffers have bolstered balance sheets in recent years while interest rate reductions have seen arrears ease toward historical lows despite continued relatively high levels of gearing • Ongoing business and consumer deleveraging has seen modest system credit growth over 2013, at around 3.5%yr, although more recently housing credit growth has edged up to 4.7%yr in response to lower interest rates, while business credit growth is around 1.4%yr • Until recently Australian business and consumer confidence has been subdued. Despite a recent election-related improvement in confidence, weak demand and spare capacity across businesses, and elevated job loss concerns amongst consumers will restrain the upturn in borrowing Sources: RBA, Westpac Economics -10 -5 0 5 10 15 20 25 30 35 -10 -5 0 5 10 15 20 25 30 35 Aug-81 Aug-86 Aug-91 Aug-96 Aug-01 Aug-06 Aug-11 total housing business % ann % ann 3 year periods f/c Australian private sector credit growth (% ann)

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 134 Chinese growth remains a positive for Australia • As a $US7 trillion economy, China grew at 10%. As a $US10 trillion economy, we expect it to grow at 7% • Represents an equivalent incremental contribution to global absorptive capacity, at higher levels of energy, protein, metal and consumer goods demand per head • Were China to slow immediately to a 5% pace (a big downside shock that we do not envisage), it would still double its 2012 size by 2025 • Chinese authorities have shown a clear commitment to maintaining growth above 7% but will be less tolerant of strong credit driven expansions – the double digit growth rates that have featured regularly over the past 20 years are now unlikely to occur • Australia’s economic linkages with China continue to grow, led by trade – China now accounts for over 25% of Australia’s exports – Investment, tourism and migration flows also significant (tourism arrivals from China are now 11% of all arrivals, up over 18% on a year ago) 0 5 10 15 20 25 30 Household consumption Gross fixed capital formation Exports* Imports* Manufacturing value added Construction value added Services value added PPP GDP Australian exports*# CO2 emissions`` Energy use^ % 1980 2000 2010 * Goods & services. ^ Total primary energy supply `` From fossil fuel combustion. # 1980 figure is a Westpac estimate. All national accounts related China’s share: world activity & Australian exports (%) Source: Westpac Economics. Sources: UN, IMF, IEA, Westpac Economics. 0 5 10 15 20 25 30 35 0 5 10 15 20 25 30 35 1993 1998 2003 2008 2013 2018 2023 2028 % of 2012 GDP % of 2012 GDP 8% CAGR History & 7% CAGR 6% CAGR 5% CAGR Chinese real GDP increments: 4 scenarios (% of 2012 GDP)

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 135 Housing activity responding to monetary policy Sources: RP Data-Rismark, Westpac Economics. • Australia’s housing sector is showing clear signs of a pick-up although the response to lower interest rates has been slower and more muted than in previous easing cycles and conditions remain uneven across segments and states • The value of loan approvals is up 17%yr, led by strengthening investor and ‘upgrader’ demand but with weak first home buyer activity – Dwelling approvals showing similar gains • Total number of approvals is still well below previous peaks – Total value of finance approvals is near its 2007 and 2009 peaks, although both prices and incomes have increased significantly since then • By state, activity has been considerably stronger in NSW and WA, with conditions more mixed in Victoria, Queensland and SA 0 2 4 6 8 10 12 0 2 4 6 8 10 12 Aug-91 Aug-96 Aug-01 Aug-06 Aug-11 AUDbn/mth AUDbn/mth 'upgraders', ex-refinancing investor finance first home buyers Housing finance approvals: value of housing finance ($bn/mth) Sources: ABS, Westpac Economics. 90 100 110 120 130 140 150 90 100 110 120 130 140 150 0 1 2 3 4 5 6 7 8 9 1011121314151617181920212223 Index* Index* current 2008-09 2001-02 1996-97 1990-93 1987-88 1983-84 *index based to 100 in month prior to first rate cut months Housing credit: rate cut cycles compared (index)

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 136 Australian house prices recovering • House prices are firming again, up 7.4% in the year to September nationally, after a moving through a mild correction in 2011-12 – Conditions vary with gains ranging from around 8% in Sydney and Perth, to 5.5% in Melbourne and 1% in Brisbane and Adelaide – These gains have only just seen the level of prices nationally return to its 2010 peak, while average income has risen 10% since then – Recent strength in Sydney follows a significant underperformance over the last 10 years • We expect housing recovery to continue to be a ‘stop-start’ and uneven one – Headwinds that are yet to fully impact with some markets facing increases in new dwelling supply (Vic, WA) and the mining downturn to play through fully to housing (WA, Qld) – Expect Australian households to continue to exercise balance sheet restraint, showing a reluctance to increase debt therefore limiting price growth 90 95 100 105 110 115 120 125 130 135 140 90 95 100 105 110 115 120 125 130 135 140 Dec-07 Dec-08 Dec-09 Dec-10 Dec-11 Dec-12 index index Sydney Perth Melbourne Brisbane last 5yrs Dwelling prices: Australia capital cities (index) Sources: RP Data-Rismark, Westpac Economics.

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 137 Housing market fundamentals sound Sources: REIA, Westpac Economics. 0 1 2 3 4 5 6 0 1 2 3 4 5 6 Jun-83 Jun-88 Jun-93 Jun-98 Jun-03 Jun-08 Jun-13 Australia Sydney Melbourne investor housing boom near historic lows since 2007 Rental vacancy rates (%) Sources: RP Data-Rismark, Residex, Westpac Economics. 0 50 100 150 200 250 300 350 400 1950s 1960s 1970s 1980s 1990s 2000s last 3 years population dwelling stock* * net of demolitions – implied by Census data to 2006; Westpac estimates thereafter Population versus dwelling stock (annual average change ‘000) • Significant tightening in the supply-demand balance for housing over the last decade from a combination of strong migration-driven population growth and subdued new dwelling construction. Pressure is evident in – Rental markets where vacancy rates have been near historical lows over the last 5 years – Younger Australians delaying forming a new household, opting instead to stay longer in the family home • Population has been rising at 300,000 a year over the last decade, compared to 200,000 a year in the 1990s, and migration inflows are expected to remain relatively strong • New completions have been adding to the stock of dwellings at a slightly slower pace and despite recent gains and strong construction activity in specific markets, dwelling approvals nationally still point to completions tracking a similar rate to that averaged in the 1990s % ’000

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 138 Housing affordability much improved • Despite recent gains in house prices, affordability remains relatively good by historical standards – Measures based on the proportion of income required to service a mortgage on a median priced dwelling show, nationally, the best mix of prices, interest rates and incomes since 2009, and prior to that since 2003 • Improvements in affordability over the last 5 years assisted by – Historically low level of mortgage rates – Average household incomes rising faster than prices. Indeed, house prices nationally have tended to track average household income fairly closely over the last decade, the implication being that price to income ratios (an alternative metric of affordability) have been stable 10 15 20 25 30 35 40 10 15 20 25 30 35 40 Mar-79 Mar-84 Mar-89 Mar-94 Mar-99 Mar-04 Mar-09 Mar-14% % estimates based on capital cities prior to 1993 %income required to service mortgage of 75% median dwelling, all regions long run avg deteriorate improve 10yr avg House affordability: all dwellings (%) Sources: RP Data-Rismark, Residex, Westpac. Sources: RP Data-Rismark, ABS, Westpac Economics. 90 110 130 150 170 190 90 110 130 150 170 190 Dec-02 Dec-05 Dec-08 Dec-11 index index dwelling prices income per household income per capita Australia: dwelling prices versus incomes (index)

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 139 Household leverage: a more cautious approach • The last five years have seen a significant shift in the behaviour of Australian households, resulting in a major shift in household leverage • A more cautious attitude towards finances has seen a sharp and sustained rise in household savings rates, slower credit growth and faster prepayment rates on mortgages • After a strong run-up over the previous 20 years, the aggregate household debt to income ratio has tracked broadly sideways since 2007 with minor fluctuations around the 150% level • This understates the shift towards deleveraging. Mortgage prepayments are often made via the accumulation of funds in mortgage offset accounts, which are technically classified as deposits rather than a reduction in loan principal. Leverage ratios including households’ direct holdings of cash and deposits show a more pronounced decline of 21points since 2007 • Households continue to perform well in servicing their debts with mortgage arrears at a 5 year low and very low by international standards Sources: ABS, RBA, Westpac. -20 0 20 40 60 80 100 120 140 160 180 Mar-77 Mar-87 Mar-97 Mar-07 -20 0 20 40 60 80 100 120 140 160 180% % accumulated savings since Jun-07 total (gross) debt housing debt total debt net of cash & deps* trend since Jun-07 *direct holdings only –22pts since peak = 42.8% ~20pts elsewhere? Australian households: debt to income ratio (%) Sources: ABS, RBA, Standard & Poor's, Westpac Economics. 0.4 0.6 0.8 1.0 1.2 1.4 1.6 1.8 2.0 2.2 Jan-96 Jan-99 Jan-02 Jan-05 Jan-08 Jan-11 Jan-14 10 12 14 16 18 20 22 24% % debt serv ratio (mortgagors, lagged 6mths, rhs) arrears rate (lhs)* *% of securitised loans in arrears, by value, including self-securitised loans WBC forecasts Pressure easing on existing borrowers (%)

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 140 New Zealand – the economic cycle • The New Zealand economy is experiencing a strong upturn in domestic demand, driven by earthquake-related construction activity and rising house prices • Economic growth for the year to June 2013 was 2.7%. However, that figure was heavily impacted by drought. As the agricultural sector recovers from drought, economic growth is expected to rise to 3.8% in 2014 • The Canterbury region was struck by a series of damaging earthquakes in 2010 and 2011. Repair work has accelerated rapidly and is expected to double again by 2016. A slowdown in quake-related construction work in the second half of the decade is expected to slow economic growth • Global milk prices are currently extremely high, contributing to New Zealand’s strong terms of trade at present • However, ongoing Government austerity is a drag on growth -3 -2 -1 0 1 2 3 4 5 6 7 -3 -2 -1 0 1 2 3 4 5 6 7 1999 2001 2003 2005 2007 2009 2011 2013 2015 2017% % Westpac forecast 0.0 0.2 0.4 0.6 0.8 1.0 1.2 1.4 1.6 0.0 0.2 0.4 0.6 0.8 1.0 1.2 1.4 1.6 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 $bn $bn Residential Commercial Infrastructure Estimate Forecast Source: Statistics NZ, Westpac Economics New Zealand GDP growth and forecast (%) Earthquake-related construction activity in Christchurch ($bn) Source: Westpac Economics

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 141 New Zealand – the housing market • House price inflation has accelerated to almost 10% on a nationwide basis, but there are wide regional differences – 17.9% in Auckland, low single digits in many other parts of New Zealand • The main driver has been low interest rates – the Reserve Bank of New Zealand (RBNZ) has been required to keep the OCR low due to low inflation, itself a product of the high exchange rate. A shortage of housing stock is also playing a role. • House price growth is forecast to be 6.5% in 2014. The Reserve Bank has recently required banks to limit high-LVR lending to just 10% of total new mortgage lending. Combined with a recent sharp increase in fixed mortgage rates, this is expected to cause the rate of house price inflation to slow in 2014. However, very strong net immigration will limit the fallout. -30 -20 -10 0 10 20 30 40 -6 -4 -2 0 2 4 6 8 10 12 1999 2001 2003 2005 2007 2009 2011 2013 2015 2017 ann % ann % 0 1 2 3 4 5 6 7 8 9 1999 2001 2003 2005 2007 2009 2011 2013 2015 2017 % Source: QV, Statistics NZ, Westpac Economics New Zealand house price inflation (annual %) Source: RBNZ, Westpac Economics New Zealand Official Cash Rate (%) Westpac forecast Westpac forecast

FULL YEAR 2013 APPENDIX & DISCLAIMER COMPARISON OF 2H13 VERSUS 1H13 CASH EARNINGS BASIS (UNLESS OTHERWISE STATED)

Appendix 1: Cash Earnings adjustments

	Cash Earnings adjustment	2H12	1H13	2H13	Description
	Reported NPAT	**3,003**	**3,304**	**3,512**	**Reported net profit after tax attributable to equity holders of Westpac Group**
Non-merger related items	TPS revaluations	3	8	1	The TPS hybrid instrument is not fair valued however the economic hedge is fair valued. The mismatch in the timing of income recognition is added back
Non-merger related items	Treasury shares	15	29	13	Earnings on certain Westpac Banking Corporation shares held by Westpac in the wealth business are not recognised under A-IFRS. These are added back as these shares support policyholder liabilities and equity derivative transactions, which are revalued in deriving income
Non-merger related items	Fair value gain/(loss) on economic hedges and own credit	(13)	57	(67)	Unrealised profit/losses on economic hedges and own credit comprising: FX hedges on future NZ earnings, FX hedges on fees payable on Government-guaranteed debt, accrual accounted term funding transactions and credit spread movements on certain long term debt issuances are reversed as they may create a material timing difference on reported earnings in the current period, which does not affect Cash Earnings over the life of the hedge
Non-merger related items	Ineffective hedges	1	(23)	3	The gain/loss on qualified hedge ineffectiveness is reversed because the gain/loss from fair value movements reverses over time
Non-merger related items	Buyback of government guaranteed debt	-	43	-	The Group has bought back portions of its government guaranteed debt, which reduced the government fees on that debt, currently 70bps. The benefit is being amortised over the original term of the debt that was bought back. This has been treated as a Cash Earnings adjustment as the economic benefit of ceasing to pay the government guarantee fee cannot be recognised
Non-merger related items	Supplier program	46	-	-	Expenses relating to changes to supplier arrangements including costs associated with streamlining and better documenting systems and processes, technology costs to enable infrastructure and enhance interaction with suppliers and costs associated with restructuring the workforce. Given these significant expenses were not considered in determining dividends they were treated as Cash Earnings adjustments
Non-merger related items	Amortisation of intangible assets	77	75	75	The amortisation is a Cash Earnings adjustment because it is a non-cash flow item and does not affect returns to shareholders. The recognised balance of the majority of merger-related identifiable intangible assets, including the core deposits intangible and credit card and financial planner relationship intangible assets, will be amortised over their useful life. The acquisition of JOHCM during 1H12 resulted in the recognition of management contract intangible assets and are amortised over their useful lives ranging between 5 – 20 years
Non-merger related items	Litigation provision	78	-	-	The Group recognised an increased provision with respect to the Bell litigation, where an adverse judgement was received during FY12. Consistent with previous treatment this was treated as a Cash Earnings adjustment due to its size and the historical nature of the proceedings
SGB merger related items	Fair value amortisation of financial instruments	28	32	35	The unwind of the merger accounting adjustments associated with the fair valuing of St.George retail bank loans, deposits, wholesale funding and associated hedges. Given these are not considered in determining dividends they are treated as Cash Earnings adjustments
SGB merger related items	Tax consolidation adjustment	165	-	-	The resetting of the tax value of certain St.George assets to the appropriate market value as at the tax consolidation effective date. Is treated as a Cash Earnings adjustment due to its size and because it does not reflect ongoing operations
	Cash Earnings	**3,403**	**3,525**	**3,572**	

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 143

Westpac GROUP

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 Australian Financial Services or AFS Australian Financial Services is responsible for the Westpac Group’s Australian retail banking, business banking and wealth operations. It incorporates WRBB, SGB and BTFG. AFS also includes the product and risk responsibilities for Australian banking Westpac RBB or WRBB Westpac Retail & Business Banking is part of Australian Financial Services division and provides sales, marketing and customer service for all consumer and small-to-medium enterprise customers Australia under the ‘Westpac’ brand St.George Banking Group or St.George or SGB St.George Banking Group is part of Australian Financial Services division Provides sales and customer service for our consumer, business and corporate customers in Australia under the St.George brand. It also includes the management and operation of: the Bank of South Australia (BankSA), Bank of Melbourne and RAMS brands BTFG BT Financial Group (Australia) is part of Australian Financial Services division and is the Group’s wealth management business, including operations under the Advance Asset Management, Ascalon, Asgard, BT, BT Investment Management, Licensee Select, and Securitor brands. Also included are the advice, private banking, and insurance operations of Bank of Melbourne, BankSA, St.George and WRBB. BTFG designs, manufactures and distributes financial products that are designed to help customers achieve their financial goals by administering, managing and protecting their assets WIB Westpac Institutional Bank Provides a broad range of financial services to commercial, corporate, institutional and government customers with connections to Australia and New Zealand Westpac NZ Westpac New Zealand Provides a full range of retail and commercial banking and wealth management products and services to consumer, business, and institutional customers throughout New Zealand. New Zealand operates under the Westpac New Zealand, Westpac Institutional Bank, Westpac Life and BT brands in NZ Westpac Pacific Westpac Pacific Provides banking services for retail and business in seven Pacific Island Nations GB Group Businesses Provides centralised Group functions, including Treasury and Finance Cash Earnings Net profit attributable to equity holders adjusted for the impact of the economic hedges related to TPS, earnings from Treasury shares, fair value gains/losses on economic hedges, ineffective hedges, buyback of government guaranteed debt, supplier program, the amortisation of certain intangibles in relation to the merger with St.George and the JOHCM acquisition, fair value amortisation of financial instruments, the St.George tax consolidation adjustment, and the Bell litigation provision Core earnings Operating profit before income tax and impairment charges AIEA Average interest-earning assets Net interest spread The difference between the average yield on all interest bearing assets and the average rate paid on all interest bearing liabilities Net interest margin Net interest income divided by average interest-earning assets ROTE Return On Average Tangible Equity and is average ordinary equity less average goodwill and other intangible assets (excluding capitalised software). Full-time equivalent employees (FTE) A calculation based on the number of hours worked by full and part-time employees as part of their normal duties. For example, the full-time equivalent of one FTE is 76 hours paid work per fortnight Wealth and Home and Contents Penetration Metrics Data based on Roy Morgan Research, Respondents aged 14+. Wealth penetration is defined as the number of Australians who have Managed Investments, Superannuation or Insurance with each group and who also have a Deposit or Transaction Account, Mortgage, Personal Lending or Major Card with that group as a proportion of the total number of Australians who have a Deposit or Transaction Account, Mortgage, Personal Lending or Major Card with that group. Home and Contents penetration is defined as the number of Australians who have Household Insurance (Building, contents and valuable items) within the Group and who also have a Deposit or Transaction Account, Mortgage, Personal Lending or Major Card with that group as a proportion of the total number of Australians who have a Deposit or Transaction Account, Mortgage, Personal Lending or Major Card with that group. 12 month average to Sep 2013. WRBB includes Bank of Melbourne (until Jul 2011), BT, Challenge Bank, RAMS (until Dec 2011), Rothschild, and Westpac. St.George includes Advance Bank, Asgard, BankSA, Bank of Melbourne (from Aug 2011), Dragondirect, Sealcorp, St.George and RAMS (from Jan 2012). Westpac Group includes Bank of Melbourne, BT, Challenge Bank, RAMS, Rothschild, Westpac, Advance Bank, Asgard, BankSA, Barclays, Dragondirect, Sealcorp and St.George Appendix 2: Definitions 144 Westpac’s business units Financial performance

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 MyBank customer A MyBank customer is one where we have their quality transaction account (they are active; have salary credit; and/or have multiple regular deposits) and they do multiple transactions per month; and we meet at least 2 out of 5 of their following needs: (a) long term borrowing; (b) short term borrowing; (c) savings and investment; (d) protection; and (e) wealth Risk Weighted Assets or RWA The Westpac Group’s assets and off-balance sheet exposures, weighted according to risk. Risk weights are determined by adjusting each asset class (or off balance sheet exposure) for risk in order to determine Westpac’s exposure to potential losses. The sum of risk weighted assets is used by APRA to determine the minimum regulatory capital levels that Westpac needs to maintain. NCI Non-controlling interests Capital ratios As defined by APRA (unless stated otherwise) TCE Total committed exposures Stressed loans Stressed loans are the total of Watchlist and Substandard, 90 days past due well secured and impaired assets Impaired assets Impaired assets can be classified as 1. Non-accrual assets: Exposures with individually assessed impairment provisions held against them, excluding restructured loans 2. Restructured assets: exposures where the original contractual terms have been formally modified to provide concessions of interest or principal for reasons related to the financial difficulties of the customer 3. 90 days past due (and not well secured): exposures where contractual payments are 90 days or more in arrears and not well secured 4. other assets acquired through security enforcement 5. any other assets where the full collection of interest and principal is in doubt 90 days past due - well secured A loan facility where payments of interest and/or principal are 90 or more calendar days past due and the value of the security is sufficient to cover the repayment of all principal and interest amounts due, and interest is being taken to profit on an accrual basis Watchlist and substandard Loan facilities where customers are experiencing operating weakness and financial difficulty but are not expected to incur loss of interest or principal Individually assessed provisions or IAPs Provisions raised for losses that have already been incurred on loans that are known to be impaired and are individually significant. The estimated losses on these impaired loans is based on expected future cash flows discounted to their present value and as this discount unwinds, interest will be recognised in the statement of financial performance Collectively assessed provisions or CAPs Loans not found to be individually impaired or significant will be collectively assessed in pools of similar assets with similar risk characteristics. The size of the provision is an estimate of the losses already incurred and will be estimated on the basis of historical loss experience of assets with credit characteristics similar to those in the collective pool. The historical loss experience will be adjusted based on current observable data Appendix 2: Definitions (continued) 145 Financial performance (cont.) Asset quality Capital

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 Andrew Bowden Leigh Short Head of Investor Relations Senior Manager +61 2 8253 4008 +61 2 8253 1667 andrewbowden@westpac.com.au lshort@westpac.com.au Jacqueline Boddy Louise Coughlan Senior Manager Director (Rating Agencies) +61 2 8253 3133 +61 2 8254 0549 jboddy@westpac.com.au lcoughlan@westpac.com.au Please visit our dedicated website www.westpac.com.au/investorcentre click on ‘Analysts’ Centre’ • Annual reports • Presentations and webcasts • 5 year financial summary • Prior financial results Rebecca Plackett Manager +61 2 8253 6556 rplackett@westpac.com.au or email: investorrelations@westpac.com.au Investor Relations Team 146 Equity Investor Relations For further information on Westpac Debt Investor Relations Retail Shareholder Investor Relations

Westpac Group Full Year 2013 Presentation & Investor Discussion Pack | November 2013 Disclaimer The material contained in this presentation is intended to be general background information on Westpac Banking Corporation (Westpac) and its activities. The information is supplied in summary form and is therefore not necessarily complete. It is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. All amounts are in Australian dollars unless otherwise indicated. Unless otherwise noted, financial information in this presentation is presented on a Cash Earnings basis. Cash Earnings is a non-GAAP measure. Refer to Westpac Full Year 2013 Results (incorporating the requirements of Appendix 4E) for the year ended 30 September 2013 available at www.westpac.com.au for details of the basis of preparation of Cash Earnings. Refer to slides 31 for an explanation of Cash Earnings and Appendix 1 slide 143 for a reconciliation of reported net profit to Cash Earnings. This presentation contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the US Securities Exchange Act of 1934. Forward-looking statements are statements about matters that are not historical facts. Forward-looking statements include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions, results of operations and financial condition, including, without limitation, future loan loss provisions, indicative drivers, forecasted economic indicators and performance metric outcomes. We use words such as ‘will’, ‘may’, ‘expect’, 'indicative', ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘plan’, ‘probability’, ‘risk’, ‘forecast’, ‘likely’, ‘estimate’, ‘anticipate’, ‘believe’, or similar words to identify forward-looking statements. These forward-looking statements reflect our current views with respect to future events and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with our expectations or that the effect of future developments on us will be those anticipated. Actual results may differ materially from those which we expect, depending on the outcome of various factors. Factors that may impact on the forward-looking statements made include those described in the section entitled ‘Risk factors' in Westpac’s Interim Financial Report for the half year ended 31 March 2013 available at www.westpac.com.au. When relying on forward-looking statements to make decisions with respect to us, investors and others should carefully consider such factors and other uncertainties and events. We are under no obligation, and do not intend, to update any forward-looking statements contained in this presentation. 147